UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

VantageMed Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
Common stock, par value $0.001 per share, of VantageMed Corporation (“VantageMed Common Stock”).
	(2)	Aggregate number of securities to which transaction applies:

17,859,857, comprised of 15,358,745 shares of VantageMed Common Stock outstanding as of February 28, 2007, and 2,501,112 shares of VantageMed common stock issuable upon the exercise of options and warrants with an exercise price of $0.75 or less.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined based upon the sum of (A) the merger consideration of $0.75 per share multiplied by 15,358,745 shares of VantageMed Common Stock outstanding as of February 28, 2007, and (B) 2,501,112 shares of VantageMed Common Stock issuable upon the exercise of options and warrants with an exercise price of $0.75 or less multiplied by $0.25, which is the difference between $0.75 and the weighted average exercise price per share of the options and warrants. In accordance with Section 14(g) of the Securities and Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000307 by the sum of the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction:
$12,135,581
	(5)	Total fee paid:
$373.00
☒	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

March 16, 2007

MERGER PROPOSED/SPECIAL MEETING OF STOCKHOLDERS—
YOUR VOTE IS VERY IMPORTANT

Dear Stockholders:

On behalf of the board of directors, I cordially invite you to the special meeting of the stockholders of VantageMed Corporation (“VantageMed”) that will be held on April 18, 2007, at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742, at the hour of 10:00 a.m. (local time in Rancho Cordova).

As described in more detail in the accompanying proxy statement, on February 16, 2007, we entered into an Agreement and Plan of Merger, which we refer to as the “merger agreement,” with Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Canada (“Nightingale”), and Viper Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nightingale (“Viper Acquisition Corp.”). Pursuant to the merger agreement, Nightingale will acquire us through a merger and we will become a wholly-owned subsidiary of Nightingale. Following the closing of the merger, we will cease to be a public company and our stock will no longer be publicly traded. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement and to approve the merger. A copy of the merger agreement is attached to the proxy statement as Annex A.

If our stockholders adopt the merger agreement and approve the merger and the merger is subsequently completed, you will be entitled to receive $0.75 cash for each share of VantageMed common stock you own at the effective time of the merger, unless you properly exercise your appraisal rights. Receipt of the merger consideration will be a taxable transaction to our stockholders for U.S. Federal income tax purposes.

After careful consideration and consultation with our legal and financial advisors, our board of directors has unanimously determined that the merger agreement is advisable, fair to, and in the best interests of VantageMed and our stockholders and has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger and the merger agreement be submitted for approval at a special meeting of the stockholders. The board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and the approval of the merger.

YOUR VOTE IS VERY IMPORTANT. We cannot complete the merger unless the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting adopt the merger agreement and approve the merger. Whether or not you plan to attend the special meeting in person, please take the time to vote by completing, signing, dating and mailing the enclosed proxy card to us. Please vote your shares by proxy prior to the special meeting, which will ensure that you are represented at the special meeting even if you are not there in person. Voting by proxy will not prevent you from voting your VantageMed shares in person if you subsequently choose to attend the special meeting. If you receive more than one proxy card because you own shares that are registered separately, please vote the shares shown on each proxy card. If you fail to return your proxy card, your shares effectively will be counted as a vote against the merger proposal.

If your shares are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares, following the procedures provided by your bank, brokerage firm or other nominee. Failure to instruct your bank, brokerage firm or other nominee to vote your shares will have the same effect as voting against the merger proposal.

We encourage you to read the accompanying proxy statement carefully because it provides you information about the special meeting and explains the proposed merger, the documents related to the merger and other related matters. After you have reviewed the enclosed materials, please vote as soon as possible.

You should not send your stock certificates until you receive transmittal materials from the exchange agent. Please DO NOT return your stock certificates with the enclosed proxy card.

Very truly yours,
Steven Curd
Chief Executive Officer

This proxy statement is dated March 16, 2007, and is first being mailed on or about March 19, 2007, to all stockholders entitled to vote at the special meeting.

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
April 18, 2007
10:00 A.M.

TO THE STOCKHOLDERS OF VANTAGEMED CORPORATION:

NOTICE IS HEREBY GIVEN that VantageMed Corporation, a Delaware corporation, will hold a special meeting of stockholders on April 18, 2007, at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742, at the hour of 10:00 a.m. (local time in Rancho Cordova). The special meeting is being held for the following purposes:

1.                 To consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated February 16, 2007, by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Canada, VantageMed Corporation, a Delaware corporation, and Viper Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Nightingale Informatix Corporation, and to approve the resulting merger whereby, among other things (i) Viper Acquisition Corporation will merge with and into VantageMed Corporation, which will survive the merger and become a wholly owned subsidiary of Nightingale Informatix Corporation, and (ii) each outstanding share of our common stock will be converted into the right to receive $0.75 in cash (less applicable withholding taxes); and

2.                 To transact any other business, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting to solicit additional proxies in favor of the approval of the above merger proposal, that may properly come before the special meeting or any adjournment or postponement thereof.

After careful consideration and consultation with our legal and financial advisors, our board of directors has unanimously determined that the merger agreement is advisable, fair to, and in the best interests of VantageMed Corporation and our stockholders and has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger and the merger agreement be submitted for approval at a special meeting of the stockholders. The board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and the approval of merger.

The board of directors also unanimously recommends that our stockholders vote FOR approval of adjournments of the special meeting, if deemed necessary to facilitate the approval of the merger proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

The accompanying proxy statement provides you information about the special meeting and explains the proposed merger, the documents related to the merger and other related matters. We urge you to read it carefully and in its entirety. We are not aware of any other business to come before the special meeting.

Our board of directors has fixed the close of business on February 28, 2007 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Only holders of our common stock at the close of business on the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. Each share of common stock represented at the special meeting will be entitled to one vote on each matter properly brought before the special meeting.

YOUR VOTE IS IMPORTANT. THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF OUR COMMON STOCK IS REQUIRED TO ADOPT THE MERGER AGREEMENT AND APPROVE THE MERGER. YOU CAN VOTE YOUR SHARES BY ATTENDING THE SPECIAL MEETING OR BY COMPLETING AND RETURNING THE ENCLOSED PROXY CARD. EVEN IF YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING IF YOU ARE UNABLE TO ATTEND AND VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. FOR SPECIFIC INSTRUCTIONS ON VOTING, PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD. IF YOU DO ATTEND THE SPECIAL MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN FROM SUCH BROKER, BANK OR OTHER NOMINEE, A PROXY ISSUED IN YOUR NAME.

BY ORDER OF THE BOARD OF DIRECTORS,

Liesel Loesch
Chief Financial Officer and Corporate Secretary

Dated:  March 16, 2007
Rancho Cordova, CA

i

ANNEXES

Annex A Agreement and Plan of Merger

Annex B  Opinion of Healthcare Growth Partners, Inc.

Annex C  Section 262 of the Delaware General Corporation Law

Annex D Form of Company Voting Agreement (Stockholder)

Annex E  Form of Company Voting Agreement (Directors and Officers)

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that are not historical facts and that are considered “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995. Typically, we identify these forward-looking statements with words like “expect,” “intend,” “may,” “might,” “should,” “believe,” “anticipate,” “expect,” “estimate,” or similar expressions. We and our representatives may also make similar forward-looking statements from time to time orally or in writing.

These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. They are based on currently available information and current expectations and projections about future events. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to the following:

•       we may be unable to obtain the required stockholder approval for the merger at the special meeting;

•       the conditions to the closing of the merger may not be satisfied, or the merger agreement may be terminated prior to the closing of the merger;

•       disruptions and uncertainty with a major customer resulting from our proposed merger may make it more difficult for us to maintain relationships with other customers, employees or suppliers, and as a result our business may suffer;

•       the restrictions on our conduct prior to closing contained in the merger agreement may have a negative effect on our flexibility and our business operations;

•       changes in the regulatory environment in which we operate, including changes in payment or reimbursement procedures, may occur; and

•       our business may suffer as a result of competition in health-care information systems industry.

ii

These factors may not be all of the factors that could cause actual results to differ materially from those discussed in any forward-looking statements. Our company operates in a continually changing business environment and new factors emerge from time to time. We cannot predict all such factors nor can we assess the impact, if any, of such factors on our financial position or the results of our operations. Accordingly, forward-looking statements should not be relied upon as a predictor of actual results.

The forward-looking statements in this proxy statement speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please see the reports that VantageMed has filed with the Securities and Exchange Commission under “Where You Can Find More Information.”

iii

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

Following are some commonly asked questions that may be raised by our stockholders in connection with the special meeting and the merger and answers to each of those questions.

General Questions about the Special Meeting and Voting

Q:             When and where will the special meeting take place?

A:             The special meeting of stockholders will be held on will be held on April 18, 2007, at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742, at the hour of 10:00 a.m. (local time in Rancho Cordova).

Q:             What matters am I being asked to vote on at the special meeting?

A:             At the special meeting, you will be asked to vote upon the following: (i) a proposal to adopt the merger agreement and approve the merger with Viper Acquisition Corporation, and (ii) such other matters as may properly come before the special meeting.

Q:             Who is entitled to vote at the special meeting?

A:             Only holders of record of VantageMed common stock as of the close of business on February 28, 2007, the record date, are entitled to receive notice of, and to vote at, the special meeting.

Q:             How many shares were outstanding and entitled to vote on the record date?

A:             At the close of business on February 28, 2007, the record date, there were 15,358,745 shares of common stock outstanding and entitled to vote. Each outstanding share is entitled to one vote for each matter to be voted on at the special meeting.

Q:             What is a “quorum”?

A:             In order to properly conduct business at the special meeting, a quorum must be present. Under our bylaws, a quorum is present if the holders of at least 50% of our capital stock entitled to vote at the meeting are present at the meeting, either in person or represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum.

Q:             How do I vote my shares?

A:             As many stockholders are unable to attend the special meeting in person, we send proxy cards to all stockholders of record to enable them to direct the voting of their shares. If you hold your shares in your name, you will be able to vote by using the enclosed proxy card. If you are voting by proxy, please make sure to sign and date each proxy card you receive.

Brokers, banks and other nominees generally solicit voting instructions from the beneficial owners of shares held by them and typically offer telephonic or electronic means by which these instructions can be given, in addition to the traditional mailed voting instruction cards. If you beneficially own shares held through a broker, bank or other nominee, you may submit voting instructions by telephone or on the Internet if the firm holding your shares offers these voting methods. Please refer to the voting instructions provided by your broker, bank or other nominee for further information.

Q:             What should I do if I receive more than one proxy card?

A:             If you have shares that are registered separately and are in more than one account, you will receive more than one proxy card. Please sign and return all proxy cards to ensure that all of your shares are voted. You should follow the directions for voting on each of the proxy cards.

Q:             How will my proxy holder vote my shares?

A:             The designated proxy holders will vote according to the instructions you submit on your proxy card. If you sign and return your card but do not indicate your voting instructions on one or more of the matters listed, the proxy holders will vote all uninstructed shares FOR the adoption of the merger agreement and approval of the merger and in accordance with the judgment of the designated proxy holders on any other matters properly brought before the special meeting for a vote. Please see below for a discussion of broker proxies for shares held in street name.

Q:             Can I vote in person at the special meeting?

A:             If you submit a proxy card or voting instructions through your broker, bank or other nominee you do not need to vote in person at the special meeting. However, we will pass out written ballots to any stockholder of record or authorized representative of a stockholder of record who wants to vote in person at the special meeting. Voting in person will revoke any proxy previously given. If you hold your shares in “street name” (that is through a broker, bank or other nominee), you must obtain a proxy from your broker, bank or other nominee to vote in person.

Q:             Who can attend the special meeting?

A:             Only stockholders of record on the record date for the special meeting can attend in person. In order to be admitted to the meeting, you will need to bring proof of identification. Please note that if you hold shares in street name and would like to attend the special meeting and vote in person, you must obtain a proxy from your broker, bank or other nominee.

Q:             If my shares are held in “street name” by my bank, brokerage firm or other nominee, will my broker or other nominee automatically vote my shares for me?

A:             No. Your bank, brokerage firm or other nominee cannot vote your shares without specific instructions from you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares, following the instructions contained in the voting instruction card that your bank, broker or other nominee provides to you. Failing to instruct your bank, brokerage firm or other nominee to vote your shares will have the same effect as a vote AGAINST the merger proposal.

Q:             What happens if I abstain from voting on any matter?

A:             Proxies marked “abstain” will be counted as shares present for the purpose of determining the presence of a quorum, but for purposes of determining the outcome of the proposal to adopt the merger agreement and approve the merger, shares represented by such proxies will be treated as votes AGAINST the merger proposal.

Q:             Can I revoke my proxy?

A:             Yes. You may revoke your proxy at any time before it is voted at the special meeting. Proxies may be revoked by taking any of the following actions: (i) by delivering a written instrument revoking the proxy or a duly executed proxy card with a later date to our Chief Financial Officer and Corporate Secretary, Liesel Loesch, or (ii) by attending the special meeting and voting in person by ballot.

NOTE—Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name, you should follow the instructions of your broker, bank or other nominee regarding revocation or change of proxies. If your broker, bank or other nominee allows you to submit a proxy by telephone or on the Internet, you may be able to change your vote by submitting a new proxy by telephone or on the Internet.

Q:             How will voting on any other business be conducted?

A:             Although we do not know of any business to be considered at the special meeting other than adoption of the merger agreement and the approval of the merger, as described in this proxy statement, if any other business is properly presented at the special meeting, your signed proxy card gives authority to the proxy holders, Steven Curd or Liesel Loesch, to vote on such matters at their discretion.

Q:             Who will bear the cost of this solicitation?

A:             VantageMed will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. Our directors, officers and other regular employees (acting without additional compensation) may solicit proxies personally or by telephone, email, or direct contact. We have also engaged Georgeson, Inc. to solicit proxies for the special meeting for a fee of $7,500, plus out-of-pocket expenses up to $1,500.

We will provide copies of these proxy materials to banks, brokerages, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to the beneficial owners.

Questions about the Merger Agreement and the Merger

Q:             Why am I receiving this proxy statement?

A:             You are receiving this proxy statement because you are a stockholder of VantageMed. On February 16, 2007, VantageMed entered into a merger agreement with Nightingale and Viper Acquisition Corporation, a wholly owned subsidiary of Nightingale. The merger agreement provides for the acquisition of VantageMed by Nightingale by means of the merger of Viper Acquisition Corporation with and into VantageMed. If the merger is completed, VantageMed will become a wholly owned subsidiary of Nightingale and shortly thereafter we will cease to be a public company. Under Delaware law, stockholder approval is required to adopt the merger agreement and approve the merger. A copy of the merger agreement is attached to this proxy statement as Annex A.

Q:             How does the VantageMed board of directors recommend that I vote on the merger proposal?

A:             The VantageMed board of directors unanimously recommends that you vote FOR the proposal to adopt the merger agreement and approve the merger.

Q:             What vote is required to approve the merger agreement?

A:             The affirmative vote of the holders of a majority of the issued and outstanding shares of our common stock entitled to vote at the special meeting is necessary to adopt the merger agreement and approve the merger.

Q:             Have you obtained any voting commitments for the merger?

A:             In connection with the merger agreement, certain stockholders of VantageMed along with the officers and directors of VantageMed holding shares of our common stock, collectively owning approximately 38.7% of our outstanding common stock on February 16, 2007, entered into voting agreements with Nightingale. Pursuant to the voting agreements and subject to the conditions specified in the voting agreements, each of these stockholders agreed to vote the shares of VantageMed common stock that the stockholder owns in favor of the adoption of the merger agreement and approval of the merger and against any other proposal or offer to acquire VantageMed.

Q:             How are votes counted in the vote on the merger agreement?

A:             For the proposal relating to the adoption of the merger agreement and the approval of the merger, you may vote FOR, AGAINST or ABSTAIN.

Abstentions will count for the purpose of determining whether a quorum is present. Stockholders holding at least a majority of the issued and outstanding shares of our common stock as of the close of business on the record date must vote FOR the merger proposal. As a result, if you ABSTAIN, it will have the same effect as a vote AGAINST the merger proposal.

If you sign your proxy card without indicating your vote, your shares will be voted FOR the merger proposal.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because such nominee lacks discretionary power to vote the shares and has not received your voting instructions. Broker non-votes count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. As a result, broker non-votes will have the effect of a vote AGAINST the merger proposal.

Q:             What will I receive in exchange for my shares of VantageMed common stock?

A:             If stockholders adopt the merger agreement and approve the merger and we complete the merger, you will have the right to receive cash consideration equal to $0.75 for each share of our common stock that you own at the effective time of the merger unless you do not vote in favor of the merger and properly perfect your appraisal rights under Delaware law. No interest will be paid on the merger consideration.

Q:             What will I own after the merger?

A:             After the merger your shares of VantageMed common stock will represent only the right to receive your portion of the merger consideration ($0.75 per share less applicable withholding) and will no longer represent an equity interest in the surviving corporation. If you do not vote in favor of the merger and you properly perfect your appraisal rights under Delaware law, your VantageMed shares will represent solely the right to receive the appraised value for your shares and will no longer represent an equity interest in the surviving corporation.

Q:             How was the merger consideration determined?

A:             The amount of the cash merger consideration was negotiated between representatives of Nightingale and VantageMed, and represents a 44% premium over the market price of VantageMed common stock prior to signing the merger agreement. On February 15, 2007, the last full trading day prior to the public announcement of the merger agreement, the closing price of our common stock was $0.52 per share.

Q:             What is the source of funds that Nightingale is using to pay for the merger consideration?

A:             Nightingale entered into a financing commitment letter with Wellington Financial Fund III and Export Development Canada, dated February 15, 2007, pursuant to which, Wellington Financial Fund III and Export Development Canada have committed to lend up to Cdn$15,500,000 to Nightingale for the purpose of funding the merger and the related transactions, including the payment of the merger consideration by Nightingale. Nightingale has agreed to use its best efforts to consummate the debt financing no later than 48 hours following the closing of the merger.

Q:             Has the VantageMed board of directors received a fairness opinion in connection with the merger?

A:             Yes. In connection with the merger proposal from Nightingale, the board of directors received an opinion from Healthcare Growth Partners, Inc., or HGP, dated February 16, 2007, that as of that date the merger consideration was fair from a financial point of view to the VantageMed stockholders.

HGP’s opinion sets forth the assumptions made, matters considered, procedures followed, and limitations on the review undertaken by HGP in connection with its opinion. The full text of HGP’s opinion is attached as Annex B to this proxy statement. We urge you to read the HGP opinion in its entirety.

Q:             Am I entitled to appraisal rights in connection with the merger?

A:             Yes. Delaware law provides for stockholder appraisal rights in connection with the merger. Attached as Annex C to this proxy statement is the full text of Section 262 of the Delaware General Corporation Law, or DGCL, which relates to appraisal rights. We encourage you to read Annex C carefully and in its entirety. Failure to follow all of the steps required by Section 262 of the DGCL will result in the loss of your appraisal rights.

Q:             What will happen to the options to acquire VantageMed common stock that I hold under VantageMed’s stock option plan?

A:             Except for options issued to certain members of our executive team, all options to acquire VantageMed stock outstanding as of the effective time of the merger will be accelerated and become fully vested. Any options that remain unexercised as of the effective date of the merger will be terminated and will no longer be exercisable for stock of VantageMed or any other entity. Option holders will be given an opportunity to exercise their vested options immediately prior to and contingent on completion of the merger.

Q:             When does VantageMed expect to complete the merger?

A:             We expect to complete the merger shortly after all of the conditions to the merger have been satisfied or waived, which we expect to occur shortly after approval of the merger proposal by our stockholders. We currently expect to complete the merger during the second quarter of calendar year 2007, but we cannot be certain when or if the conditions to closing will be satisfied or waived.

Q:             What if the merger is not completed?

A:             If the merger is not completed, we will continue our current operations and will remain a publicly held company.

Q:             Will the merger be a taxable transaction to me?

A:             If you are a U.S. taxpayer, your receipt of cash in the merger will be treated as a taxable sale of your VantageMed common stock for United States federal income tax purposes. In general, you will recognize gain or loss equal to the difference between (i) the amount of cash you receive in the merger in exchange for your shares of our common stock and (ii) the adjusted tax basis of your shares of our common stock. You should consult your tax advisor on how specific tax consequences of the merger apply to you. See “Material U.S. Federal Income Tax Consequences.”

Q:             What do I need to do now?

A:             If you wish to vote your shares of VantageMed common stock at the meeting, you can either attend the meeting in person or return the attached proxy card indicating how you wish your shares to be voted. If the merger is completed you will receive instructions later on how to turn in your shares for your portion of the merger consideration.

Q:             Should I send in my stock certificates now?

A:             No. Please do not send any stock certificates with your proxy card. After we complete the merger, the exchange agent will send you written instructions for returning your VantageMed stock certificates.

Q:             Who can help answer my questions about the merger?

A:             If you have questions about the merger or merger agreement after reading this proxy statement, you should contact our proxy solicitor:

Georgeson, Inc.
17 State Street
New York, NY 10004
Toll Free: (866) 413-7627

SUMMARY

This summary highlights selected information from this proxy statement about the proposed merger with Viper Acquisition Corporation, or Viper Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Canada, or Nightingale, and may not contain all of the information that is important to you as a VantageMed stockholder. Accordingly, we encourage you to read carefully this entire proxy statement, including the Annexes, and the other documents to which we refer you. See “Where You Can Find More Information” below.  For your convenience, we have included section cross-references to direct you to a more complete description of the topics contained in this summary. The merger agreement is attached as Annex A to this proxy statement. We encourage you to read the merger agreement as it is the legal document that governs the merger.

The Merger (page 19)

On February 16, 2007, we entered into an Agreement and Plan of Merger, which we refer to in this proxy statement as the “merger agreement,” with Nightingale and Viper Acquisition Corp.

•       If the merger is completed, Viper Acquisition Corp. will be merged with and into VantageMed, and VantageMed will survive the merger and continue to exist after the merger as a wholly owned subsidiary of Nightingale, but will cease to be a public company.

•       As a result of the merger, you will no longer have an ownership interest in VantageMed, and your shares of VantageMed common stock will be converted into the right to receive the cash merger consideration (unless you perfect your appraisal rights under Delaware law).

Merger Consideration (page 40)

•       Under the terms of the merger agreement, each share of VantageMed common stock that is outstanding at the effective time of the merger (other than shares held by stockholders who have perfected their appraisal rights) will be cancelled and extinguished and automatically converted into the right to receive $0.75 in cash upon surrender of the certificate representing such share of VantageMed common stock as provided in the merger agreement.

•       No interest will be paid on the merger consideration.

Debt Financing (page 40)

•       Nightingale entered into a financing commitment letter with Wellington Financial Fund III and Export Development Canada, dated February 15, 2007, pursuant to which, Wellington Financial Fund III and Export Development Fund Canada have committed to lend cash amounts to Nightingale for the purpose of funding the merger and the related transactions, including the payment of the merger consideration by Nightingale.

•       Nightingale has agreed to use its best efforts to consummate the debt financing no later than 48 hours following the closing of the merger.

Board Recommendation (page 24)

•       Our board of directors has (i) determined that the merger is fair to, and in the best interests of, VantageMed and its stockholders and declared the merger to be advisable, (ii) approved the merger agreement and the transactions contemplated thereby, including the merger, and (iii) directed that the merger and the merger agreement be submitted to our stockholders at the special meeting.

•       Our board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and the approval of the merger at the special meeting.

Opinion of Our Financial Advisor (page 26)

•       In connection with the merger, HGP, one of our financial advisors, delivered to our board of directors a written opinion dated as of February 16, 2007, as to the fairness, from a financial point of view as of such date, of the merger consideration to be received by holders of VantageMed common stock.

•       HGP provided its opinion to our board of directors to assist the board in its evaluation of the merger consideration from a financial point of view.

•       The HGP opinion does not address any other aspect of the merger and does not constitute a recommendation to any stockholder as to how to vote or act in connection with the merger.

•       The full text of HGP’s written opinion, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken by HGP, is attached as Annex B to this proxy statement and is incorporated by reference in its entirety into this proxy statement.

•       We encourage you to read the opinion carefully in its entirety.

Conditions to the Completion of the Merger (page 49)

•       The completion of the merger depends on a number of conditions being satisfied or waived, some of which include:

•        adoption of the merger agreement by the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting;

•        the receipt of certain third-party consents and approvals;

•        the amendment and termination of certain agreements of VantageMed;

•        the absence of any applicable court order, injunction, decree or other restraint preventing the completion of the merger;

•        VantageMed’s and Nightingale’s representations and warranties to each other must be true and correct (without reference to any qualification as to materiality) as of the date of the merger agreement and as of the closing date of the merger, except for such failures to be true and correct as would not have, in each case or the aggregate, a “material adverse effect” (as defined in the merger agreement) on VantageMed or Nightingale, respectively (except that the representations and warranties of VantageMed contained in Section 2.2 of the merger agreement (Capital Structure) shall be true and correct in all respects);

•        VantageMed and Nightingale have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the completion of the merger;

•   that no material adverse effect shall have occurred to our operations or business since the execution of the merger agreement on February 16, 2007;

•        the non-competition and non-solicitation agreements and employment agreements between each of our executive officers and Nightingale remain in full force and effect; and

•        the possession by us of $500,000 of available cash on hand (excluding certain transaction expenses).

If applicable law permits, either party could choose to waive a condition to its obligation to complete the merger even though that condition has not been satisfied.

Acquisition Proposals by Third Parties (page 46)

•       We have agreed that neither we nor any of our subsidiaries will, nor will we authorize or permit any of our respective officers, directors, affiliates or employees or any investment banker, attorney or other advisor or representative retained by us to, directly or indirectly:

•        solicit, initiate, encourage or knowingly facilitate or induce any inquiries or the making, submission or announcement of an alternative proposal;

•        participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any alternative proposal;

•        engage in discussions with any person with respect to any alternative proposal, except as to the existence of these provision;

•        approve or recommend any alternative proposal (except to the extent specifically permitted); or

•        enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any alternative proposal.

•       We also agreed to immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any alternative proposal.

•       Even though we have agreed to the provisions described above relating to the non-solicitation of any alternative proposals, our board of directors may, subject to certain conditions (which are discussed in detail below under “The Merger Agreement— Covenants—Acquisition Proposals”):

•        furnish nonpublic information to the third party making such alternative proposal, provided that (i) concurrently with furnishing any such nonpublic information, we give Nightingale written notice that we are furnishing such nonpublic information, (ii) we receive from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished, and (iii) contemporaneously with furnishing any such nonpublic information, we furnish such nonpublic information to Nightingale;

•        engage in negotiations with the third party with respect to the alternative proposal, provided that concurrently with entering into negotiations with such third party, we give Nightingale written notice of our intention to enter into negotiations with such third party; and

•        take and disclose to our stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Securities Exchange Act of 1934, or the Exchange Act.

•       Our board of directors may not withdraw or modify in any manner adverse to Nightingale, its approval or recommendation of the merger agreement or the merger, or, except as described above, publicly approve or recommend an alternative proposal, among other things, unless the board of directors determines that the alternative proposal is a superior proposal and that in its good faith judgment (after consultation with its outside legal counsel and its financial advisor that is reflected in the minutes of the company) that the failure to do so would more likely than not result in a breach of the board of directors’ fiduciary duties and advance notice is provided to Nightingale and a right to match such proposal is provided.

Termination of the Merger Agreement (page 52)

•       We and Nightingale may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have adopted the merger agreement and approved the merger.

•       We and Nightingale may terminate the merger agreement if the merger has not been consummated by May 16, 2007, which date may be extended to June 15, 2007 if there is a failure to satisfy certain conditions.

•       We and Nightingale may terminate the merger agreement if any governmental entity makes a ruling prohibiting the merger or if our stockholders fail to adopt the merger and approve the merger.

•       We and Nightingale may terminate the merger agreement if our stockholders do not adopt the merger agreement and approve the merger at the special meeting.

•       Nightingale may terminate the merger agreement if we breach any representation, warranty, covenant, or agreement made by us in the merger agreement and we fail to cure the breach within 30 days of receiving written notice thereof, or as a result of any of the following events (each referred to in this proxy statement as a “Triggering Event”):

•        our board of directors, withdraws, amends or modifies, in a manner adverse to Nightingale, its recommendation to our stockholders to adopt the merger agreement and approve the merger;

•        we fail to include in this proxy statement the recommendation of our board of directors to our stockholders in favor of the adoption of the merger agreement and approval of the merger;

•        our board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of adoption of the merger agreement and approval of the merger, within 10 days after Nightingale requests in writing;

•        we fail to hold and convene the special meeting in accordance with the terms of the merger agreement;

•        we breach the provisions of the merger agreement regarding non-solicitation of alternative proposals;

•        our board of directors or any committee of our board has approved or recommended any alternative proposal;

•        we enter into any letter of intent or similar agreement accepting any alternative proposal;

•        a tender offer or exchange offer relating to our securities is commenced by a person that is not affiliated with Nightingale, and we have not sent our securities holders a statement disclosing that we recommend rejection of that tender or exchange offer within 10 days after that tender or exchange offer is first published; or

•        any of the voting agreements are terminated prior to adoption of the merger agreement and approval of the merger.

•       We may terminate the merger if Nightingale breaches any representation, warranty, covenant, or agreement made by it in the merger agreement and if it fails to cure the breach within 30 days, or if our board of directors changes its recommendation for the approval of the merger as a result of a superior offer that is not matched by Nightingale.

Termination Fees and Expenses (page 54)

•       If we terminate the merger agreement because the merger has not been consummated by May 16, 2007 (or June 15, 2007 if such date is extended) and all of the conditions to the merger have been satisfied and Nightingale does not have available funds to consummate the merger, Nightingale must pay us a termination fee of $700,000.

•       If we or Nightingale terminate the merger agreement as a result of a Triggering Event or our board of directors changing its recommendation for the approval of the merger as aresult of a superior offer that is not matched by Nightingale, we must pay Nightingale a termination fee of $900,000 and reimburse Nightingale for its out of pocket expenses, up to an aggregate amount not to exceed $1.2 million, within three business days of the date of termination.

•       We must also pay to Nighingale the termination fee set forth above if we or Nightingale terminate the merger agreement as a result of the merger not being consummated by May 16, 2007 (or June 16, 2007 if such date is extended) or our stockholders not adopting the merger agreement and approving the merger at the special meeting, and there has been an alternative proposal with respect to us and:

•        within 18 months following the termination an acquisition of the Company is consummated; or

•        within 18 months following the termination we enter into an agreement providing for an acquisition of us.

We will be required to pay Nightingale the termination fee within three business days after the first to occur of the events above.

Amendments to the Merger Agreement (page 55)

•       Nightingale and we may jointly amend the merger agreement, and each of us may waive our right to require the other party to comply with particular provisions of the merger agreement. However, Nightingale and we may amend the merger agreement after our stockholders adopt the merger agreement and approve the merger only to the extent permitted by applicable law.

Interests of VantageMed’s Directors and Executive Officers in the Merger (page 34)

•       Some of the directors and executive officers of VantageMed have financial interests in the merger that are different from, or are in addition to, the interests of stockholders of VantageMed generally.

•       These interests include rights to continued indemnification and insurance coverage by the surviving company after the merger for acts or omissions occurring prior to the merger. In addition, our executive officers have entered into employment agreements with Nightingale effective upon the closing of the merger, which will supersede their existing employment agreements with VantageMed. These agreements specify such officer’s position with VantageMed following the closing as well as the base salary, bonus and a Nighingale stock option and restricted stock award that they will receive under these arrangements. These agreements also provide for cash payments and benefits to the executives upon termination of employment in certain circumstances.

•       Further, all four of our executive officers will, in addition to their entitlements under the employment agreements, receive payments for their VantageMed shares held at the effective time of the merger.

•       The VantageMed board of directors was aware of these interests and considered them in approving the merger agreement and the transactions contemplated thereby.

Stock Options (page 41)

Outstanding options under our 1998 Stock Option/Stock Issuance Plan will not be assumed in the merger. As a result of the merger, the vesting of all outstanding options (other than those held by our executive officers) will be accelerated and holders of unexercised options at the effective time of the merger will have their respective stock options cancelled.

Material U.S. Federal Income Tax Consequences of the Merger (page 33)

•       The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws.

•       Stockholders are urged to consult their tax advisors to determine the particular tax consequences to them (including the application and effect of any state, local or foreign income and other tax laws) of the merger.

Appraisal Rights (page 37)

•       Under Section 262 of the DGCL, in the event the merger is completed and you do not vote to adopt the merger agreement and approve the merger and you comply with the other statutory requirements of the DGCL (including making a written demand for appraisal in compliance with the DGCL before the vote on the proposal to adopt the merger agreement and approve the merger at the special meeting), you may elect to receive, in cash, the judicially determined fair value of your shares of our common stock, with interest, in lieu of the merger consideration.

•       The fair value of your shares of VantageMed common stock as determined in accordance with Delaware law may be more or less than or the same as the merger consideration to be paid to stockholders in the merger.

•       Annex C to this proxy statement contains the full text of Section 262 of the DGCL, which relates to appraisal rights. We encourage you to read Annex C carefully and in its entirety.

•       Failure to follow all of the steps required by Section 262 of the DGCL will result in the loss of your appraisal rights.

Delisting and Deregistration of VantageMed’s Common Stock (page 39)

If the merger is completed, our common stock will no longer be quoted on the OTC Bulletin Board and will be deregistered under the Exchange Act.

Market Price and Dividend Data (page 57)

Our common stock is quoted on the OTC Bulletin Board under the symbol “VMDC.OB.” On February 16, 2007, the last full trading day prior to the public announcement of the proposed merger, our common stock closed at $0.52. On March 15, 2007, the last practicable trading day prior to the date of this proxy statement, our common stock closed at $0.71. We urge stockholders to obtain a current quotation.

THE COMPANIES

VantageMed Corporation

VantageMed is a diversified healthcare information systems supplier headquartered in Rancho Cordova, California, with support personnel and sales representatives in various locations throughout the United States. We develop, sell, install and support software products and services that assist physicians, anesthesiologists, behavioral health professionals, and other healthcare providers in the operation of their practices and organizations. These providers use our core software products including RidgeMark, Northern Health Anesthesia, Therapist Helper and ChartKeeper as well as our SecureConnect electronic transaction services. We have developed a customer base of approximately 18,000 physicians, anesthesiologists and behavioral health providers nationwide through both acquisitions and internal growth.

Our principal operating and executive office is located at 11060 White Rock Road, Suite 210, Rancho Cordova, CA 95670, and our telephone number there is (916) 638-4744.  We also maintain offices in Woburn, Massachusetts, Wexford, Pennsylvania and Kansas City, Missouri.

For more information concerning VantageMed, please see “Where You Can Find More Information” below.

Nightingale Informatix Corporation

Nightingale Informatix Corporation is one of North America’s fastest growing healthcare application service providers for outpatient clinics. Nightingale’s Internet-based Electronic Health Record, Electronic Medical Record and practice management solutions are designed to help physicians, clinics, hospitals and other healthcare organizations more efficiently manage their operations and patient records. Nightingale’s products and services offer physicians in United States and Canada leading-edge functionality for clinical documentation, patient scheduling, resource scheduling, billing, transcription, end-to-end coding and claims processing, data management, work flow tools, laboratory interfaces, documentation management and patient portals, along with other real-time services. The company’s proprietary offerings of software include myNightingale, Entity and Physician WorkStation, providing physicians with a fully integrated, simple-to-use system that automates daily tasks and creates a single, accessible source of patient data.

Nightingale’s principal executive office is located at 3762 14th Avenue, Suite 100, Markham, Ontario L3R 0G7, Canada, and its telephone number there is (905) 415-8780.

For more information concerning Nightingale, please see “Where You Can Find More Information” below.

Viper Acquisition Corporation

Viper Acquisition Corporation is a Delaware corporation and wholly owned subsidiary of Nightingale. Viper Acquisition Corporation was organized solely for the purpose of entering into the merger agreement with VantageMed and completing the merger and has not conducted any business operations.

Viper Acquisition Corporation’s principal executive office is located at 3762 14th Avenue, Suite 100, Markham, Ontario L3R 0G7, Canada, and its telephone number there is (905) 415-8780.

THE SPECIAL MEETING

This proxy statement is being furnished to VantageMed stockholders as part of the solicitation of proxies by our board of directors for use at the special meeting of stockholders, and any adjournment or postponements of the special meeting.

Date, Time and Place We Will Hold the Special Meeting

The special meeting will be held at 10:00 a.m., local time in Rancho Cordova, California, on April 18, 2007, at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742.

Purpose of the Special meeting

At the special meeting, we will ask holders of our common stock to:

•       consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated February 16, 2007, by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Canada, VantageMed Corporation, a Delaware corporation, and Viper Acquisition Corporation, a Delaware corporation, and to approve the resulting merger whereby, among other things (i) Viper Acquisition Corporation will merge with and into VantageMed Corporation, which will survive the merger and become a wholly owned subsidiary of Nightingale Informatix Corporation, and (ii) each outstanding share of our common stock will be converted into the right to receive $0.75 in cash (less applicable withholding taxes); and

•       transact any other business, including to consider any procedural matters incident to the conduct of the special meeting, such as adjournment or postponement of the special meeting to solicit additional proxies in favor of the approval of the above merger proposal, that may properly come before the special meeting or any adjournment or postponement thereof.

After careful consideration and consultation with our legal and financial advisors, our board of directors has unanimously determined that the merger agreement is advisable, fair to, and in the best interests of VantageMed and our stockholders and has unanimously approved the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger and the merger agreement be submitted for approval at a special meeting of the stockholders. The board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and the approval of the merger.

Our board of directors also unanimously recommends that our stockholders vote FOR approval of adjournments of the special meeting, if deemed necessary to facilitate the approval of the merger proposal, including to permit the solicitation of additional proxies if there are not sufficient votes at the time of the special meeting to approve the merger proposal.

Record Date; Stock Entitled to Vote; Quorum

Only holders of record of our common stock as of the close of business on February 28, 2007, the record date for the special meeting, are entitled to receive notice of, and to vote at, the special meeting. On the record date, there were 15,358,745 shares of our common stock outstanding. Each share of common stock outstanding on the record date is entitled to one vote for each matter to be voted on at the special meeting. Your shares can be voted at the special meeting only if you are present in person or represented by a valid proxy.

In order to carry on the business of the special meeting, a quorum must be present. Under our bylaws, the presence, in person or by proxy, of stockholders representing at least 50% of our capital stock entitled to vote at the special meeting constitutes a quorum. In accordance with Delaware law, abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for the purposes of determining a quorum.

Required Vote; Voting Agreements

Completion of the merger requires the adoption of the merger agreement and approval of the merger by the affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting. Because the vote is based on the number of shares of our outstanding common stock rather than on the number of votes cast, failure to vote your shares, and votes to abstain, will have the same effect as votes against adoption of the merger agreement and the approval of the merger. Accordingly, the VantageMed board of directors urges you to vote by proxy prior to the meeting to ensure that you are represented at the special meeting even if you are not there in person. As a condition to Nightingale entering into the merger agreement, certain of our directors, officers, and other stockholders who collectively owned approximately 38.7% of our outstanding common stock at February 16, 2007, entered into voting agreements with Nightingale, pursuant to which, subject to certain conditions, they agreed to vote their shares of VantageMed common stock owned in favor of the adoption of the merger agreement and approval of the merger and against any other proposal or offer to acquire VantageMed.

Appointment of Proxy Holders

The individuals named in the accompanying proxy card are Steven Curd, our Chief Executive Officer, and Liesel Loesch, our Chief Financial Officer and Corporate Secretary.  Each stockholder who is entitled to vote at the special meeting has the right to appoint an individual or company other than either person designated in the proxy card, who need not be a VantageMed stockholder, to attend and act for the stockholder and on the stockholder’s behalf at the special meeting. A stockholder may do so either by inserting the name of that other person in the blank space provided in the proxy or by completing and delivering another suitable form of proxy.

Voting By Proxy

Each copy of this proxy statement mailed to our stockholders is accompanied by a proxy card and a self-addressed envelope.

Holders of Record.   If you are a registered stockholder, that is, if you are a “holder of record,” you may submit your proxy in either of the following ways:

•       by completing, dating, signing and returning the enclosed proxy card by mail; or

•       by appearing and voting in person by ballot at the special meeting.

Regardless of whether you plan to attend the special meeting, you should submit your proxy card as described above as promptly as possible. Submitting your proxy card before the special meeting will not preclude you from voting in person at the special meeting should you decide to attend.

Shares Held in Street Name.   If you hold your shares of VantageMed common stock in a stock brokerage account or through a bank, brokerage firm or other nominee, or in other words in “street name,” you must vote in accordance with the instructions on the voting instruction card that your bank, brokerage firm or other nominee provides to you. You should instruct your bank, brokerage firm or other nominee as to how to vote your shares, following the directions contained in the voting instruction card. If you hold shares in street name, you may submit voting instructions by telephone or on the Internet if the firm holding your shares offers these voting methods. Please refer to the voting instructions provided by your bank, brokerage firm or other nominee for information.

If you vote your shares of our common stock by signing a proxy card, your shares will be voted at the special meeting as you indicate on your proxy card. If no instructions are indicated on your signed proxy card, the proxy holders will vote your shares of common stock FOR the adoption of the merger agreement and approval of the merger, and at their discretion on any other matters that may properly come before the special meeting. The board knows of no other business that will be presented for consideration at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the proxy is voted at the special meeting. If you are a holder of record, you may revoke your proxy prior to the vote at the special meeting in any of the following ways:

•       by delivering a written instrument revoking the proxy or a duly executed proxy with a later date to our Chief Financial Officer and Corporate Secretary, Liesel Loesch; or

•       by attending the special meeting and voting in person by ballot.

Simply attending the special meeting will not constitute revocation of a proxy. If your shares are held in street name by your bank, brokerage firm, or other nominee, you should follow the instructions of your bank, brokerage firm or other nominee regarding revocation or change of voting instructions. If your bank, brokerage firm or other nominee allows you to submit voting instructions by telephone or on the Internet, you may be able to change your vote by telephone or on the Internet.

Solicitation of Proxies

VantageMed is soliciting proxies for our special meeting from our stockholders. We will pay the entire cost of soliciting proxies for the special meeting, including preparation, assembly and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, depositories, fiduciaries and custodians holding shares of our company in their names that are beneficially owned by others to forward to these beneficial owners. We may reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to the beneficial owners of our company’s shares. In addition to this mailing, our officers, directors and employees may solicit proxies by telephone, facsimile, electronic mail or personal solicitation. However, no additional compensation will be paid to any of these directors, officers or other regular employees for soliciting proxies. We have also engaged Georgeson, Inc. to solicit proxies for the special meeting. VantageMed will pay Georgeson a fee of $7,500 to solicit proxies and reimburse Georgeson in an amount up to $1,500 for its out-of-pocket expenses in connection with soliciting proxies.

Abstaining from Voting

If you abstain from voting, it will have the following effects:

•       your shares will be counted as present for determining whether or not there is a quorum at the special meeting; and

•       because the merger proposal must be approved by a majority of the shares of our outstanding common stock rather than a majority of the number of votes cast, abstentions will have the same effect as votes AGAINST adoption of the merger agreement.

A broker non-vote generally occurs when a broker, bank or other nominee holding shares on your behalf does not vote on a proposal because such nominee has not received your voting instructions and lacks discretionary power to vote the shares. Broker non-votes count for the purpose of determining whether a quorum is present, but will not count as votes cast on a proposal. As a result, broker non-votes will have the effect of a vote AGAINST the adoption of the merger agreement.

Voting in Person

If you submit a proxy or voting instructions, you do not need to vote in person at the special meeting. However, we will pass out written ballots to any stockholder of record or authorized representative of a stockholder of record who wants to vote in person at the special meeting rather than by proxy. Voting in person will revoke any proxy previously given. If you hold your shares through a broker, bank or other nominee, you must obtain a legal proxy from your broker, bank or nominee authorizing you to vote your shares in person, which you must bring with you to the special meeting.

In order to be admitted to the meeting, you will need to bring proof of identification. Please note that if you hold shares in “street name” (that is, through a broker, bank or other nominee) and would like to attend the special meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock as of the close of business on February 28, 2007.

Shares Held in Street Name

Please read this section if you hold your shares of VantageMed common stock in a stock brokerage account or through a bank, brokerage firm or other nominee (in other words in “street name”).

The information set forth in this section is of significant importance to many stockholders, as a substantial number of stockholders do not hold shares in their own name. Stockholders who do not hold their shares in their own name (referred to as “beneficial stockholders”) should note that only proxies deposited by stockholders whose names appear on our records as the registered holders of common shares can be recognized and acted upon at the special meeting. If the common shares are listed in an account statement provided to a stockholder by a broker, then in almost all cases those shares will not be registered in the stockholder’s name on our records. Such shares will more likely be registered under the names of the stockholder’s broker or an agent of that broker. In the United States, the vast majority of such shares are registered under the name of Cede & Co. as nominee for The Depositary Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms). Beneficial stockholders should ensure that instructions respecting the voting of their common shares are communicated to the appropriate person.

Applicable securities regulations require intermediaries/brokers to seek voting instructions from beneficial stockholders in advance of stockholders’ meetings. Every intermediary/broker has its own mailing procedures and provides its own return instructions to stockholders, which should be carefully followed by beneficial stockholders in order to ensure that their common shares are voted at the special meeting. The form of proxy supplied to a beneficial stockholder by its broker (or the agent of the broker) is similar to the form of proxy provided by us to registered stockholders. However, its purpose is limited to instructing the registered stockholder (the broker or agent of the broker) how to vote on behalf of the beneficial stockholder. The majority of brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services. ADP typically applies a special sticker to proxy forms and mails those forms to the beneficial stockholders. Beneficial stockholders should return the proxy forms to ADP. ADP then tabulates the results of all instructions received and will provide appropriate instructions respecting the voting of shares to be represented at the special meeting. A beneficial stockholder receiving an ADP proxy cannot use that proxy to vote his or her shares directly at the special meeting. Rather, the proxy must be returned to ADP well in advance of the special meeting in order to have his or her shares voted at the special meeting.

Although a beneficial stockholder may not be recognized directly at the special meeting for the purposes of voting shares registered in the name of his broker (or agent of the broker), a beneficial stockholder may attend at the special meeting as proxy holder for the registered stockholder and vote the shares in that capacity. Beneficial stockholders who wish to attend the special meeting and indirectly vote their shares as proxy holder for the registered stockholder should enter their own names in the blank space on the instrument of proxy provided to them and return the same to their broker (or the broker’s agent) in accordance with the instructions provided by such broker (or agent), well in advance of the special meeting. Alternatively, a beneficial stockholder may request in writing that his or her broker send to the beneficial stockholder a legal proxy which would enable the beneficial stockholder to attend the special meeting and vote his or her shares.

Shares Owned by Executive Officers and Directors

As of the record date, our executive officers and directors beneficially owned an aggregate of approximately 503,457 shares of our common stock (excluding outstanding stock options and warrants), entitling them to exercise approximately 3.3% of the voting power of our common stock entitled to vote at the special meeting. Several of our executive officers, Steven Curd, Rick Altinger, Liesel Loesch, and Mark Cameron; one of our directors, David Philipp; and an affiliate of Mr. Altinger, are parties to voting agreements with Nightingale, pursuant to which they have agreed to vote their shares to adopt the merger agreement and approve the merger. Collectively, the directors and officers who are parties to the voting agreements beneficially own all of the outstanding common stock held by our officers and directors that are entitled to vote at the special meeting. See “The Voting Agreements” below.

Other Business; Adjournments

Except as described in this proxy statement, we are not aware of any other business to be presented at the special meeting for stockholder action. If, however, other matters are properly brought before the special meeting, your proxy holders will have discretion to vote or act on those matters according to their best judgment, and intend to vote the shares as the VantageMed board of directors may recommend.

The special meeting may be adjourned from time to time, whether or not a quorum exists, without further notice other than by an announcement made at the special meeting. In addition, if the adjournment of the special meeting is for more than 30 days or if after the adjournment a new record date is fixed for an adjourned meeting, notice of the adjourned meeting must be given to each stockholder of record entitled to vote at such special meeting. If a quorum is not present at the special meeting, stockholders may be asked to vote on a proposal to adjourn the special meeting to solicit additional proxies. If a quorum is present at the special meeting but there are not sufficient votes at the time of the special meeting to approve the other proposal(s), holders of common stock may also be asked to vote on a proposal to approve the adjournment of the special meeting to permit further solicitation of proxies.

Stock Certificates

Stockholders should not send stock certificates with their proxies. A letter of transmittal with instructions for the surrender of our common stock certificates will be mailed to our stockholders as soon as practicable after completion of the merger.

Questions and Assistance

If you have questions regarding the merger or the merger agreement or the special meeting or need assistance in completing your proxy card, please contact our proxy solicitor:

Georgeson, Inc.
17 State Street
New York, NY 10004
Toll Free: (866) 413-7627

THE MERGER

Description of the Merger

The board of directors of VantageMed has unanimously adopted a merger agreement whereby VantageMed will become a wholly owned subsidiary of Nightingale. If the merger agreement is adopted and the merger is approved, a newly formed merger subsidiary of Nightingale will be merged with and into VantageMed, and VantageMed will be the surviving company in the merger. We strongly encourage you to read carefully the merger agreement in its entirety, a copy of which is attached as Annex A to this proxy statement, because it is the legal document that governs the merger.

If the merger is completed, you will have the right to receive the cash merger consideration equal to $0.75, without interest and less applicable withholding taxes, in exchange for each share of VantageMed common stock that you own at the effective time of the merger.

After the merger is completed, you will have the right to receive the merger consideration but you will no longer have any rights as a stockholder of VantageMed. You will receive your portion of the merger consideration after exchanging your stock certificates representing our common stock in accordance with the instructions contained in a letter of transmittal to be sent to you shortly after completion of the merger.

VantageMed’s common stock is currently registered under the Exchange Act and is designated for trading on the OTC Bulletin Board under the symbol “VMDC.OB.” Following the merger, VantageMed’s common stock will be removed from quotation on the OTC Bulletin Board and will no longer be publicly traded, and the registration of VantageMed’s common stock under the Exchange Act, will be terminated.

Please see “The Merger Agreement” for additional and more detailed information regarding the merger agreement.

Background of the Merger

At a meeting on April 25, 2006, our board of directors determined that, in light of the current and expected future market for our products, our customer base and prospects for growth and our current product suite, including our lack of a robust electronic medical record product, management should explore various strategic alternatives to maximize stockholder value. The board also instructed management to consider engaging an investment banker to assist in this process at such time as management determined might be appropriate.

In August and September of 2006, senior management interviewed several investment banking firms to help us assess our strategic alternatives, and at a meeting of our board of directors on August 1, 2006, Steven Curd, our Chief Executive Officer, provided an update to the board regarding the selection of an investment banking firm. After discussion and review of two proposals, the board directed management on September 20, 2006, to engage ThinkEquity Partners LLC (referred to in this proxy statement as “ThinkEquity”) to provide us transactional assistance and financial advice and to help us search for a merger or acquisition partner. Subsequently we engaged ThinkEquity. DLA Piper US LLP (referred to in this proxy statement as “DLA Piper”), our primary outside counsel, provided management and the board from time to time with guidance on the board’s duties and the process of seeking a merger or acquisition partner.

From the time of their engagement until December 11, 2006, ThinkEquity contacted over 90 potential merger or acquisition candidates. ThinkEquity received 27 informal expressions of interest and provided an executive summary containing publicly available information to each of these parties, including Nightingale. Eleven of these 27 companies, including Nightingale, entered into non-disclosure agreements with us and received additional information, including a detailed management presentation. Our management and ThinkEquity entered into informal discussions with each of these entities. Of the 11 companies, including Nightingale, that entered into non-disclosure agreements, five parties ended discussions immediately and four parties were later eliminated prior to any offer being made due to either their lack of resources required to complete an acquisition of VantageMed or the lack of a suitable product or business match between such candidate and us. We terminated discussions with the tenth company prior to receiving a term sheet or other formal offer when they indicated that they would not be willing to discuss acquisition consideration at a price within a range the board considered acceptable.

Nightingale entered into its confidentiality and non-disclosure agreement with us on November 7, 2006, and shortly thereafter received the detailed management presentation. Mr. Curd and Ted Mitchell, a principal at ThinkEquity, then held a number of preliminary telephone discussions over the next two weeks with Sam Chebib, Nightingale’s President and Chief Executive Officer, both to provide further information about VantageMed and to receive information about Nightingale.

On November 29, 2006, Nick Vaney, Nightingale’s Chief Financial Officer, Mr. Chebib and Alia Mourtada, Nightingale’s Vice President Product Strategy and Client Services, met with Mr. Curd, Rick Altinger, our Executive Vice President Marketing and Business Development, Liesel Loesch, our Chief Financial Officer and Corporate Secretary, and Mark Cameron, our Chief Operating Officer (referred to in this proxy statement as the “VantageMed Executive Team”), as well as Michael Lanter from ThinkEquity, at VantageMed’s principal executive offices in Rancho Cordova, California. At this meeting, the parties discussed VantageMed’s business and various alternative structures and terms for a potential business combination, including the form and amount of consideration to be paid by Nightingale.

On December 1, 2006, Kevin Rooney of Hayden Bergman Rooney, Professional Corporation (referred to in this proxy statement as “HBR”), U.S. legal counsel to Nightingale, had a telephone call with Mr. Mitchell regarding the potential for a possible offer by Nightingale and the offer process.

During the first two weeks of December 2006, the VantageMed Executive Team and ThinkEquity continued to negotiate with Nightingale management regarding the terms of a possible transaction and the parties continued their evaluation of each company’s business and prospects. The parties exchanged further financial and corporate information and conducted a financial review of one another’s companies. In particular, VantageMed’s management discussed with Nightingale management its financing needs for the proposed transaction.

From December 2, 2006, through December 7, 2006, Mr. Chebib and Mr. Rooney had telephone calls with Mr. Mitchell regarding various terms for the proposed offer by Nightingale.

On December 7, 2006, Mr. Chebib delivered to us a signed offer letter including a non-binding term sheet for an all-cash merger transaction for $0.75 per outstanding share of common stock of VantageMed. The offer included a mutual confidentiality agreement that contained an exclusivity period through January 12, 2007. The offer was subject to acceptance until noon on December 11, 2006. The VantageMed Executive Team discussed the terms of the offer and mutual confidentiality agreement with DLA Piper and ThinkEquity.

On December 8, 2006, Mr. Mitchell delivered to Mr. Chebib the VantageMed Executive Team comments on the mutual confidentiality agreement and term sheet, including removal of a proposed lock-up option, reduction of the proposed termination fee and certain other changes. Mr. Mitchell requested that the revised offer remain open for acceptance until close of business on December 12, 2007 to allow for our board of directors to consider the proposal.

On December 9 and 10, 2006, Mr. Rooney had a number of telephone calls with Mr. Mitchell regarding the terms of the offer and counteroffer, including the proposed lock-up provisions, structure of the transaction and termination fee.

On December 11, 2006, Mr. Rooney delivered to us a revised offer, including a non-binding term sheet and mutual exclusivity agreement, reflecting the revised terms as discussed.

On December 11, 2006, our board of directors met to consider the revised term sheet for the merger and the status of other potential parties’ interests in acquiring us (as described above). Messrs. Curd and Altinger and Ms. Loesch were also present at this meeting. This term sheet included the $0.75 cash price, no assumption of options and warrants, a waiver of existing severance and change of control provisions by all employees, employment and non-compete agreements for certain executives, a $700,000 termination fee if VantageMed receives a superior offer and no lock-up option. After lengthy discussion, the board agreed in principal to the term sheet and directed management to enter into an exclusivity and confidentiality agreement with Nightingale, which prohibited VantageMed from seeking another acquisition partner until January 12, 2007. All discussions with other parties were immediately terminated.

On December 12, 2006, Mr. Chebib delivered to Ms. Loesch a detailed due diligence request for certain documents and information concerning the company. Further on December 12, 2006, Mr. Rooney had a telephone call with Kevin Coyle of DLA Piper regarding transaction structure matters and certain open points on the offer. Later on December 12, 2006, Mr. Mitchell delivered to Mr. Chebib and Mr. Rooney a signed copy of the mutual confidentiality agreement and final version of the non-binding term sheet.

From December 13, 2006 through February 16, 2007, Nightingale conducted detailed due diligence of VantageMed and ThinkEquity continued to investigate Nightingale’s ability to raise the capital necessary for the transaction.

On December 13, 2006, the VantageMed Executive Team, Messrs. Mitchell, Lanter, Chebib, Vaney and Rooney held a conference call to discuss the plan for completing the due diligence review and, preparing the merger agreement and the process and timing for obtaining VantageMed stockholder approval of the transaction.

On December 15, 2006, Nightingale’s management made product demonstrations to several members of VantageMed’s management, including the VantageMed Executive Team.

On December 20, 2006, members of the VantageMed Executive Team met by phone with Mr. Vaney to review certain cost synergies that could be expected to result from the proposed merger.

On December 25, 2006, Mr. Rooney delivered to VantageMed and DLA Piper the initial draft of the merger agreement, the form of voting agreement, the form of non-competition and non-solicitation agreement and other ancillary agreements.

On January 2, 2007, Nightingale’s management made a detailed presentation of its company to the VantageMed Executive Team by phone, whose members were all present except for Mr. Curd.

From January 3-5, 2007, Mr. Vaney visited the VantageMed’s principal executive offices in Rancho Cordova, California, and two members of Nightingale’s management team visited with Mr. Altinger and other members of VantageMed’s product management team at our offices in Missouri, Pennsylvania and Massachusetts.

On January 7, 2007, the VantageMed Executive Team, Mr. Coyle and Mr. Mitchell held a conference call with Messrs. Chebib, Vaney and Rooney to discuss various issues that needed to be resolved in order for the merger agreement to be signed.

During the week of January 8, 2007, there were various discussions regarding the need for additional time to complete due diligence and for Nightingale to secure their financing. During this time, Mr. Curd met with members of our  board on several occasions to discuss progress on the Nightingale financing and merger agreement negotiations.

On January 10, 2007, the VantageMed Executive Team met with members of Nightingale’s management, including Mr. Chebib and Mr. Vaney at Nightingale’s principal executive offices in Toronto,

Ontario, to further discuss potential product and cost synergies and understand one another’s products, services and customer bases. Messrs. Chebib, Vaney and Rooney participated in a conference call with Mr. Curd to discuss the extension of the exclusivity period in the mutual confidentiality agreement.

On January 11-12, 2007, Mr. Curd updated our board on the status of negotiations and received the board’s approval to extend the exclusivity period.  On January 12, 2007, Nightingale and VantageMed amended the mutual confidentiality agreement to extend the period of exclusivity through January 24, 2007.

On January 15, 2007, representatives of HBR conducted an onsite legal due diligence review of VantageMed at VantageMed’s Rancho Cordova offices and facilities.

A conference call was held on January 16, 2007 and again on January 18, 2007 between the VantageMed Executive Team and Mr. Vaney. At this time, the status of Nightingale’s diligence review was discussed including the initial results of a customer survey that VantageMed and Nightingale product management personnel had been jointly conducting and the production of documents related to past VantageMed mergers and acquisitions.

On January 22, 2007, Nightingale informed VantageMed that the debt financing Nightingale’s management had sought for the merger had not been approved by Nightingale’s board of directors and this delay in securing financing would have the effect of delaying the signing of the merger agreement until the middle of February 2007. After discussion, including input from ThinkEquity on other potential opportunities as well as a review of Mr. Vaney’s plan for obtaining a financing commitment by February 15, 2007, VantageMed’s board of directors approved an extension of the exclusivity arrangement with Nightingale.

On January 25, 2007, Nightingale and VantageMed further amended the mutual confidentiality agreement to extend the period of exclusivity through February 15, 2007.

On January 31, 2007, Mr. Chebib met with Mr. Curd at HBR’s offices in San Francisco to discuss the terms of the proposed employment agreements between Nightingale and each of the VantageMed Executive Team to be entered into concurrently with the merger agreement, in each case to be effective upon the closing of the merger.

On January 30, 2007, Nightingale signed a term sheet with Wellington Financial Fund III for the provision of debt financing for the proposed merger with VantageMed, subject to the completion of due diligence. On February 8, 2007, Wellington Financial Fund III and Export Development Canada (referred to in this proxy statement as “Wellington Financial”) visited VantageMed’s Rancho Cordova offices and met with the VantageMed Executive Team to conduct its due diligence review of VantageMed.

Between January 22 and February 15, 2007, DLA Piper, HBR and the parties thereto continued negotiations on the merger agreement and the agreements and documents referenced herein.  After reviewing the Wellington Financial term sheet, and after consultation with DLA Piper, VantageMed concluded that its stockholders would be better protected in the event Nightingale was unable to close on the proposed financing by having Nightingale pay a termination fee to VantageMed in the amount of $700,000 in the event the merger did not close solely because Nightingale was unable to obtain financing.  Further, Nightingale indicated that due to the extended period of negotiations and the break-up fee it would have to pay to Wellington Financial if the merger did not close, it was appropriate to increase the termination fee it would receive from VantageMed in the event of termination of the merger agreement under certain circumstances to $900,000 plus out-of-pocket expenses (not to exceed $1,200,000 in the aggregate). On February 9, 2007, the draft merger agreement was revised to reflect these terms.

On February 5, 2007, the VantageMed Executive Team and Messrs. Mitchell, Coyle, Chebib, Vaney and Rooney held a conference call to discuss open action items for signing the merger agreement and related timing. Also on that date, we executed an engagement agreement with Healthcare Growth Partners, Inc. (referred to in this proxy statement as “HGP”) pursuant to which HGP would evaluate the fairness of the proposed merger consideration from a financial point of view to our stockholders.

On February 11, 2007, Mr. Rooney distributed the initial draft of the proposed employment agreements between Nightingale and each of the VantageMed Executive Team.

From February 12-16, 2007, members of the VantageMed Executive Team held several rounds of discussions with certain stockholders of VantageMed who owned a significant amount of VantageMed common stock, including the Special Situations Private Equity Fund, LP, Leaf Investment Partners, LP and Leaf Offshore Investments Fund, Ltd, Strategic Turnaround Equity Partners, LP and Quadramed Corporation regarding entering into voting agreements with Nightingale in support of the merger.

In the morning on February 14, 2007, Messrs. Chebib, Mitchell and Rooney held a conference call with a representative of Special Situation Funds concerning the terms of the proposed voting agreement. A conference call was held in the afternoon by Messrs. Chebib, Vaney, Rooney, Mitchell, Coyle and the VantageMed Executive Team to discuss the open items, the status of the voting agreements and other documents required for signing the merger agreement as well as comments received from counsel to Special Situations Private Equity Fund, LP on the form of voting agreement.

On February 15, 2007, our board of directors held a telephonic meeting where Messrs. Mitchell and Lanter, Coyle, Altinger, Ms. Loesch and Jonathan Phillips of HGP were also present. Ms. Loesch reviewed VantageMed’s quarter and year ended December 31, 2006 financial results with the board and Mr. Curd reviewed the material terms of the merger and related agreements that were part of the merger. The board of directors also reviewed the latest information regarding Nightingale’s financial position as provided by Nightingale. At the meeting, Mr. Coyle made a presentation to the board members concerning their fiduciary duties in considering the transaction and an overview of the terms of the draft merger agreement. The board members asked questions of Mr. Coyle regarding the scope and nature of their fiduciary duties related to the merger and also regarding the terms of the draft merger agreement. In particular, the board discussed the termination fee payable to Nightingale in the event of a superior offer and concluded that it was acceptable because it approximated the amount that Nightingale had incurred in fees and expenses in connection with the merger and would have to pay to third parties in the event we terminated the merger agreement under certain circumstances. The board reviewed a draft of the fairness opinion from HGP. The board of directors asked questions of Mr. Phillips regarding HGP’s qualifications and its financial analysis of the merger consideration, and Mr. Phillips provided an oral opinion to the board on behalf of HGP that, based on and subject to various assumptions and limitations described in the draft of HGP’s opinion, which had been delivered to VantageMed, the merger consideration to be received by holders of VantageMed common stock pursuant to the merger agreement is fair, from a financial point of view, to such holders. The directors were presented with a draft of a the financing commitment letter from Wellington Financial to Nightingale. After reviewing and discussing the significance of the letter, the board of directors determined that the entry into the commitment letter by Nightingale would be sufficient assurance that Nightingale would be able to obtain the necessary financing to consummate the merger, with the understanding that, in the event Nightingale was unable ultimately to obtain financing, VantageMed would, subject to certain conditions, be entitled to a $700,000 termination fee.

On February 15, 2007, Nightingale entered into a commitment letter with Wellington Financial and Export Development Canada for a committed subordinated credit facility of CDN$15.5 million.

Later on February 15, 2007, by unanimous written consent, our board of directors unanimously approved the merger, the merger agreement and the form of voting agreements and the transactions contemplated in the merger agreement, and unanimously resolved to recommend that VantageMed’s stockholders vote to adopt the merger agreement and approve the merger.

In the afternoon of February 15, 2006, the VantageMed Executive Team and Messrs. Mitchell, Coyle, Chebib, Vaney and Rooney held a conference call to discuss matters related to signing the merger agreement and related timing. In the evening of February 15, 2007, Mr. Rooney had a telephone call with counsel to Special Situation Private Equity Fund, LP regarding comments to the form of voting agreement to be entered into by stockholders of VantageMed that are not directors or officers of the company.

On February 16, 2007, HGP delivered its executed fairness opinion to our board. Following the close of trading, the merger agreement was signed by VantageMed and Nightingale and the employment agreements, non-competition and non-solicitation agreements, and option acceleration waiver agreements were executed by Nightingale and each of Messrs. Curd, Altinger and Cameron and Ms. Loesch. In addition, voting agreements in the form attached hereto as Annex E were executed between Nightingale and the following executive officers of VantageMed: Messrs. Curd, Altinger and Cameron and Ms. Loesch; one of our directors, David Philipp; and an affiliate of Mr. Altinger, and the following additional stockholders of VantageMed entered into voting agreements in the form attached hereto as Annex D with Nightingale: Special Situation Private Equity Fund, LP; Leaf Investment Partners, LP; Leaf Offshore Investment Fund, Ltd.; and QuadraMed Corporation. Pursuant to these voting agreements, these stockholders agreed to vote in favor of adoption of the merger agreement and approval of the merger and against any other proposal or offer to acquire VantageMed. These stockholders collectively owned approximately 38.7% of the outstanding VantageMed common stock on February 16, 2007. See “The Voting Agreements” below.

Prior to the opening of trading in Canada on February 19, 2007, VantageMed and Nightingale issued press releases announcing the merger.

Reasons for the Merger; Recommendation of Our Board of Directors

On February 15, 2007, the board of directors of VantageMed unanimously determined that the merger agreement is advisable and fair to, and in the best interests of VantageMed and its stockholders and approved the merger agreement and the transactions contemplated thereby, including the merger. The VantageMed board of directors unanimously recommends that VantageMed stockholders vote FOR adoption of the merger agreement and approval of the merger at the special meeting.

In reaching its decision to approve the merger agreement and the merger and to recommend that VantageMed stockholders vote to adopt the merger agreement and approve the merger, the VantageMed board of directors considered the following factors in consultation with our management and advisors:

•       our board’s understanding of and familiarity with, and discussions with our management regarding, the business, operations, management, financial condition, earnings and future business prospects of VantageMed (as well as the risks involved in achieving those prospects and the risks and benefits of remaining independent as described below);

•       our board’s knowledge of the nature of the health care information systems industries, and of the current and prospective competitive, economic, regulatory and operational environment in those industries, including pressure on profit margins, and the consolidation taking place in the market and the danger posed by U.S. competitors who can leverage their position in the U.S. market in the Canadian market;

•       our board’s understanding of, and discussions with management regarding, the projected future performance of VantageMed, including the board’s belief that it could be difficult for VantageMed to accomplish our internal earnings goals without making additional acquisitions, and the difficulties associated with finding and making acquisitions that would be accretive in the near term;

•       our board’s assessment of our current customer base and our ability to achieve revenue growth given our current product suite;

•       our assessment of the value that other prospective bidders and potential merger candidates would be willing to pay for VantageMed, the likelihood of closing a transaction with them, and the conditions they would impose;

•       the value of the consideration to be received by VantageMed stockholders in the merger, and the historical trading prices of our common stock, including the fact that the per share cash merger consideration of $0.75 represented a significant premium over the historical market price of our common stock (which closed at $0.52 per share on February 15, 2007, the last full trading day before approving and signing the merger agreement);

•       the review by our board of directors with our management and legal and financial advisors of the structure of the merger and the financial and other terms of the merger agreement, which our board concluded were on the whole advantageous, reasonable and customary;

•       the fact that the merger consideration consists solely of cash, providing VantageMed stockholders with immediate liquidity and certainty of value;

•       the assurances provided by Nightingale regarding its ability to fund the merger consideration;

•       the financial presentation and written opinion of HGP to our board of directors as to the fairness, from a financial point of view as of February 16, 2007, of the merger consideration to be received by holders of VantageMed common stock, as more fully described below in “—Opinion of Our Financial Advisor”;

•       the ability of our board, pursuant to the terms of the merger agreement, to evaluate certain unsolicited alternative acquisition proposals that may arise between the date of the merger agreement and the date of the special meeting, and in certain circumstances, where the board determines in good faith that an alternative acquisition proposal is, or is reasonably likely to lead to, a superior offer, to terminate the merger agreement, pay certain termination fees and expenses to Nightingale, and accept a superior acquisition proposal, consistent with our board’s fiduciary obligations;

•       the termination fee that would be required to be paid under certain circumstances in the event the merger agreement was terminated by either party due to receipt of a superior offer; and

•       the likelihood that the merger will be completed, including the reasonableness of the conditions to the merger and the likelihood that the regulatory, contract and stockholder approvals necessary to complete the merger will be obtained.

The VantageMed board also considered the following potential negative factors or risks relating to the merger, but found that these potential risks and factors were outweighed by the expected benefits of the merger:

•       the fact that the all-cash merger would not allow our stockholders to participate in any future growth of VantageMed’s business, and would generally be taxable to our stockholders upon completion of the merger;

•       the third-party contract consents required to complete the merger and the uncertainties associated with obtaining those approvals, which could result in the failure of the merger to be consummated;

•       the amendment and termination of certain agreements of VantageMed required to complete the merger and the uncertainties associated with obtaining those approvals, which could result in the failure of the merger to be consummated;

•       the risks and costs to VantageMed if the merger does not close, including the diversion of management and employee attention and the effect on relationships with customers, suppliers,

employees and other third parties, and the possibility of a disruption in our relationships with our suppliers and transactional partners;

•       the risk that Nightingale may not enter into definitive agreements securing the necessary debt financing to enable it to pay the merger consideration and its costs in connection with the merger, and that if this occurs, we may collect $700,000 from Nightingale as a termination fee if all other conditions to the closing of the merger agreement are satisfied and we may not bring a claim against Nightingale for any damages or losses ;

•       the risk that Nightingale may terminate the merger agreement in certain circumstances, including if there is a material adverse effect on our business or financial condition or if we do not perform our obligations under the merger agreement in all material respects;

•       the risk that the non-solicitation and termination fee provisions of the merger agreement could discourage other parties from seeking to acquire VantageMed, even at a potentially higher price than the merger consideration; and

•       the fact that, under the terms of the merger agreement, VantageMed may have to pay Nightingale a termination fee of $900,000 and reimburse to Nightingale for its out of pocket expenses, in an aggregate amount of up to $1,200,000, if the merger agreement is terminated under certain circumstances (although the board was of the view that such termination fee and reimbursement of expenses were reasonable in the context of termination and similar fees payable in other transactions and in light of the overall terms of the merger agreement and the circumstances of Nightingale).

Our board also considered the interests that certain executive officers and directors of VantageMed may have with respect to the merger in addition to their interests as stockholders of VantageMed generally, as described in the section below entitled “—Interests of VantageMed’s Directors and Executive Officers in the Merger.”

The foregoing discussion is a summary of the information and factors considered by the VantageMed board of directors in its consideration of the merger. In view of the variety of factors, the amount of information considered and the complexity of these matters, the board of directors did not find it practicable to, and did not attempt to, rank, quantify, make specific assessments of, or otherwise assign relative weights to the specific factors considered in reaching its determination. Individual members of the board of directors may have given different weights to different factors. Our board of directors considered these factors as a whole, and overall considered them to be favorable to, and supportive of, its determination.

The board of directors unanimously recommends that you vote FOR the adoption of the merger agreement and approval of the merger.

Opinion of Our Financial Advisor

HGP was retained by the board of directors of VantageMed to render an opinion as to whether the $0.75 per share merger consideration to be received by the holders of the outstanding shares of common stock of VantageMed was fair to such holders from a financial point of view. On February 15, 2007, HGP delivered its oral opinion to the board of directors of VantageMed, and subsequently confirmed in writing that as of February 16, 2007, based upon and subject to the assumptions, conditions, limitations and qualifications stated in its opinion, the consideration of $0.75 in cash per share of common stock of VantageMed was fair, from a financial point of view, to the holders of VantageMed common stock.

HGP provided the opinion described above for the information and assistance of the board of directors of VantageMed in connection with its consideration of the merger. The terms of the merger agreement and the amount and form of the merger consideration, however, were determined through negotiations between VantageMed and Nightingale, and were approved by the board of directors of VantageMed.

THE FULL TEXT OF HGP’S WRITTEN OPINION, DATED FEBRUARY 16, 2007, IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT AND INCORPORATED INTO THIS DOCUMENT BY REFERENCE. YOU ARE URGED TO READ THE ENTIRE OPINION CAREFULLY TO LEARN ABOUT THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY HGP IN RENDERING ITS OPINION. HGP’S OPINION RELATES ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, OF THE CONSIDERATION TO BE RECEIVED BY THE HOLDERS OF THE OUTSTANDING SHARES OF COMMON STOCK OF VANTAGEMED IN THE MERGER PURSUANT TO THE MERGER AGREEMENT. IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGER OR ANY RELATED TRANSACTION AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THAT STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE MERGER AGREEMENT OR THE MERGER. A COPY OF THIS OPINION LETTER (WHICH IS ATTACHED AS ANNEX B TO THIS PROXY STATEMENT) WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING AT THE PRINCIPAL EXECUTIVE OFFICES OF VANTAGEMED DURING REGULAR BUSINESS HOURS BY ANY INTERESTED STOCKHOLDER OR OTHER PERSON DESIGNATED IN WRITING AS A REPRESENTATIVE OF SUCH STOCKHOLDER. HGP DID NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY VANTAGEMED TO ENGAGE IN THE MERGER. THE FOLLOWING SUMMARY OF HGP’S OPINION IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION. HGP’S OPINION WAS DIRECTED TO THE BOARD OF DIRECTORS OF VANTAGEMED FOR ITS BENEFIT AND USE IN EVALUATING THE FAIRNESS OF THE COMMON STOCK MERGER CONSIDERATION. WE URGE YOU TO READ THE OPINION CAREFULLY AND IN ITS ENTIRETY.

In connection with its opinion, HGP examined, among other things:

•       the merger agreement dated February 16, 2007;

•       certain audited financial statements of VantageMed for the three years ended December 31, 2005;

•       the unaudited financial statements of VantageMed for the nine months ended September 30, 2006;

•       the estimated financial results of VantageMed for the twelve months ended December 31, 2006;

•       the reports on Form 10-KSB for the year ended December 31, 2005 and Form 10-QSB for the quarter ended September 30, 2006 for VantageMed;

•       certain internal business, operating and financial information of VantageMed prepared by the senior management of VantageMed;

•       certain short-term financial projections prepared by the senior management of VantageMed;

•       certain long-term financial forecasts HGP derived based on discussions with members of senior management of VantageMed;

•       the financial position and operating results of VantageMed compared with those of certain other publicly traded companies HGP deemed relevant;

•       publicly available information regarding the financial terms of certain other business combinations HGP deemed relevant;

•       current and historical market prices and trading volumes of the common stock of VantageMed; and

•       certain other publicly available information related to VantageMed.

HGP also held discussions with members of the senior management of VantageMed to discuss the foregoing. HGP also considered other matters which it deemed relevant to its inquiry, and took into account accepted financial and investment banking procedures and considerations that it deemed relevant.

In rendering its opinion, HGP has assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with HGP for purposes of its opinion including without limitation the short-term projections provided by senior management. HGP has not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of VantageMed. HGP has been advised by the senior management of VantageMed that the short-term projections examined by HGP have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of VantageMed. In that regard, HGP has assumed, with VantageMed’s consent, that (i) the short-term projections and the forecasts will be achieved and (ii) all material assets and liabilities (contingent or otherwise) of VantageMed are as set forth in VantageMed’s financial statements or other information made available to HGP. HGP expresses no opinion with respect to the short-term projections and the forecasts or the estimates and judgments on which they are based. HGP was not requested to, and did not, participate in the negotiation or structuring of the merger nor was HGP asked to consider, and the HGP opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for VantageMed or the effect of any other transaction in which VantageMed might engage.

HGP’s opinion is based upon economic, market, financial and other conditions existing on, and other information disclosed to HGP as of, February 16, 2007. It should be understood that, although subsequent developments may affect this opinion, HGP does not have any obligation to update, revise or reaffirm this opinion. HGP has relied as to all legal matters on advice of counsel to VantageMed, and has assumed that the merger will be consummated on the terms described in the merger agreement, without any waiver of any material terms or conditions by VantageMed. HGP was not requested to, nor did HGP seek, alternative participants for the proposed merger.

The following is a summary of the material financial analyses performed and material factors considered by HGP to arrive at its opinion contained in its report. HGP performed certain procedures, including each of the financial analyses described below, and reviewed with VantageMed’s board of directors the assumptions upon which such analyses were based, as well as other factors. Although the summary does not purport to describe all of the analyses performed or factors considered by HGP in this regard, it does set forth those considered by HGP to be material in arriving at its opinion.

Selected Public Company Analysis.   HGP reviewed and compared certain financial information relating to VantageMed to corresponding financial information, ratios and public market multiples for certain publicly traded companies that HGP deemed relevant with operations in the healthcare software and software-related services industry. The companies selected by HGP were:

•       AMICAS, Inc. (NASDAQ: AMCS)

•       Evolved Digital Systems (TSX: EVD)

•       MediSolution Ltd. (TSX: MSH)

•       Mediware Information Systems, Inc. (NASDAQ: MEDW)

•       Optio Software, Inc. (OTC: OPTO)

•       Quovadx, Inc. (NASDAQ: QVDX)

Among the information HGP considered were total revenue (Revenue), earnings before interest, taxes, depreciation and amortization (commonly referred to as EBITDA), and earnings before interest and taxes (commonly referred to as EBIT). HGP also considered the historical growth rates of Revenue, EBITDA and EBIT along with historical EBITDA and EBIT margins. HGP considered the enterprise value as a multiple of Revenue for each company for the last twelve months for which results were publicly available (commonly referred to as LTM). The operating results and the corresponding derived multiples for VantageMed and each of the selected companies were based on each company’s most recent available publicly disclosed financial information and closing share prices as of February 15, 2007. In the case of VantageMed, the most recently available publicly disclosed financial information was for the quarter ending September 30, 2006. HGP also considered VantageMed’s unaudited internal financial estimates of Revenue, EBITDA and EBIT for the fiscal year ended December 31, 2006. HGP noted that it did not have access to internal forecasts for any of the selected public companies. The implied enterprise value of the transaction is based on the equity value implied by the purchase price plus the total debt, less any excess cash and cash equivalents assumed to be included in the merger.

HGP then compared the implied transaction multiples for VantageMed to the range of trading multiples for the selected companies. Information regarding the multiples from HGP’s analysis of selected publicly traded companies is set forth in the following table:

	VantageMed 2006 Results	Implied Multiple	Minimum	Mean	Median	Maximum
	($000s)
Market Approach—Public Companies
Revenue Multiple	$10,268	1.12x	0.95x	1.15x	1.04x	1.71x

HGP noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected public companies.

Although HGP compared the trading multiples of the selected companies at the date of the day before its opinion to VantageMed, none of the selected companies is identical to VantageMed. Accordingly, any analysis of the selected publicly traded companies necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics and other factors that would necessarily affect the analysis of trading multiples of the selected publicly traded companies.

Selected M&A Transactions Analysis.   HGP performed an analysis of selected recent business combinations in healthcare industry segments consisting of transactions announced and closed subsequent to January 1, 2000 and focused primarily on the activity of healthcare software and other healthcare information technology companies with transaction values less than $50 million. HGP’s analysis was based on publicly available information regarding such transactions. The selected transactions were not intended to be representative of the entire range of possible transactions in the respective industries. The 21 transactions examined were (target/ acquirer):

Date	Acquiror	Target
September 21, 2006	Virtualhealth Technologies, Inc.	Medical Office Software Inc.
June 19, 2006	Clarient Inc.	Trestle Holdings, Inc.
November 1, 2005	Emageon Inc.	Camtronics Medical Systems, Ltd.
April 28, 2005	Logibec Groupe Informatique Ltee	MDI Technologies Inc.
March 29, 2005	HealthStream, Inc.	Data Management & Research, Inc.
March 14, 2005	MphasiS BFL Ltd.	Eldorado Computing, Inc.
December 22, 2004	PracticeXpert, Inc.	Physicians Informatics, Inc.
November 16, 2004	Cerner Corp.	Subsidiary of VitalWorks
October 8, 2004	Cedara Software Corp.	eMed Technologies Corp.
September 30, 2004	Docucorp International, Inc.	Newbridge Information Systems Corp.
September 1, 2004	Infocrossing, Inc.	Subsidiary of Verizon Information Technology
August 10, 2004	Optio Software Inc.	VertiSoft Corporation
March 4, 2004	Varian Medical Systems Inc.	OpTx Corporation
September 19, 2003	Quovadx Inc.	CareScience, Inc.
August 20, 2003	GE Medical Systems Information Technologies	Triple G Systems Group, Inc.
December 17, 2001	Cerner Corp.	Dynamic Healthcare Technologies, Inc.
November 1, 2001	Quest Diagnostics, Inc.	Medplus, Inc.
December 18, 2000	Perot Systems Corporation	Health Systems Design Corp.
September 5, 2000	CRI Acquisition, Inc.	Computer Research, Inc.
August 23, 2000	Cerner Corp.	CITATION Computer Systems, Inc.
August 16, 2000	Stryker Corp.	Image Guided Tech., Inc.

HGP reviewed the consideration paid in the selected transactions in terms of the enterprise value of such transactions as a multiple of Revenue of the target for the latest twelve months prior to the announcement of these transactions. HGP compared the resulting range of transaction multiples of Revenue for the selected transactions to the implied transaction multiples for VantageMed. Information regarding the multiples from HGP’s analysis of selected transactions is set forth in the following table:

	VantageMed 2006 Results	Implied Multiple	Minimum	Mean	Median	Maximum
	($000s)
Market Approach—Transactions
Revenue Multiple	$10,268	1.12x	0.68x	1.48x	1.24x	2.61x

HGP noted that the implied transaction multiples based on the terms of the merger were within the range of multiples of the selected transactions.

Although HGP analyzed the multiples implied by the selected transactions and compared them to the implied transaction multiples of VantageMed, none of these transactions or associated companies is identical to the merger or VantageMed. Accordingly, any analysis of the selected transactions necessarily involved complex considerations and judgments concerning the differences in financial and operating characteristics, parties involved and terms of their transactions and other factors that would necessarily affect the implied value of VantageMed versus the values of the companies in the selected transactions.

Premiums Paid Analysis.   HGP reviewed data from 37 acquisitions of publicly traded domestic companies, in which 100% of the target was acquired, occurring since January 1, 2005 where the enterprise value was less than $50 million. Specifically, HGP analyzed the acquisition price per share as a premium to the closing share price one day, one week, and one month prior to the announcement of the transaction, for all 37 transactions. HGP compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on VantageMed’s stock prices one day, one week, and one month prior to February 15, 2007. Information regarding the premiums from HGP’s analysis of selected transactions is set forth in the following table:

	VantageMed	Minimum	25th Percentile	50th Percentile	75th Percentile	90th Percentile	Maximum
One Day Prior	44.2%	1.5%	21.6%	32.5%	41.7%	88.0%	324.4%
One Week Prior	74.4%	2.1%	19.6%	33.3%	40.2%	65.0%	324.4%
One Month Prior	82.9%	0.0%	22.1%	35.4%	56.0%	86.6%	300.0%

HGP noted that the premiums implied by the transaction were between the 75th and 90th percentile of the premiums paid for the referenced transaction group for the one day time period, above the 90th percentile of the premiums paid for the referenced transaction group for the one week time period, and between the 75th and 90th percentile of the premiums paid for the referenced transaction group for the one month time period.

Discounted Cash Flow Analysis.   HGP performed a discounted cash flow analysis to estimate the present value of the future cash flows of VantageMed for the period commencing January 1, 2007 and ending December 31, 2011. Using the discounted cash flow methodology, HGP calculated the present values of the projected free cash flows for VantageMed. In this analysis, HGP used management’s short-term projections, and the HGP-derived forecasts, and HGP observed that these short-term projections and Forecasts assumed materially higher growth rates and operating margins than the historic growth rates and operating margins of VantageMed. HGP assumed terminal value multiples ranging from 0.9x to 1.3x of the projected 2011 revenue and discount rates ranging from 16.0% to 24.0%. HGP selected the EBITDA terminal value range based on HGP’s review of, among other matters, the trading multiples of relevant companies, the transaction multiples of relevant transactions and other factors that HGP deemed relevant in its expertise and judgment. HGP determined the appropriate discount rate range based upon an analysis of the weighted average cost of capital of VantageMed, as adjusted for company specific factors, and other comparable companies that HGP deemed relevant in its expertise and judgment. HGP aggregated (1) the present value of the free cash flows over the applicable forecast period with (2) the present value of the range of terminal values. The aggregate present value of these items represented the enterprise value range. HGP noted that approximately 60% to 72% of the present value of VantageMed’s calculated enterprise value was attributable to the terminal value calculated from the 2011 projected Revenue. HGP noted that the projections were likely less reliable the further into the future they were made, making any terminal value calculation inherently uncertain. An equity value was determined by adding back the current amount of net cash. The implied transaction equity values for VantageMed implied by the discounted cash flow analysis ranged from approximately $8.6 million to $14.4 million, as compared to the implied transaction price for VantageMed of $11.5 million.

HGP noted that the discounted cash flow analysis is very subjective in nature as it is based on forward-looking projections which contain a number of assumptions about VantageMed and the market as a whole, rather than being based on historical results. In addition, inherent in any discounted cash flow analysis is the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these projections, assumptions or judgments could significantly alter the results of a discounted cash flow analysis. HGP considered that minor decreases in VantageMed’s growth rate assumptions or projected operating margins included in the projections would most likely have a material impact on valuation, particularly as it related to the determination of terminal values in the year 2011.

General.   This summary is not a complete description of the analysis performed by HGP but contains the material elements of the analysis. The preparation of an opinion regarding fairness is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. The preparation of an opinion regarding fairness does not involve a mathematical evaluation or weighing of the results of the individual analyses performed, but requires HGP to exercise its professional judgment, based on its experience and expertise, in considering a wide variety of factors and analyses taken as a whole. Each of the analyses conducted by HGP was carried out in order to provide a different perspective on the financial terms of the proposed merger and add to the total mix of information available. The analyses were prepared solely for the purpose of HGP providing its opinion and do not purport to be appraisals or necessarily reflect the prices at which securities actually may be sold. HGP did not form a conclusion as to whether any individual analysis, considered in isolation, supported or failed to support an opinion about the fairness of the consideration to be received by the holders of the common stock of VantageMed. Rather, in reaching its conclusion, HGP considered the results of the analyses in light of each other and ultimately reached its opinion based on the results of all analyses taken as a whole and in consideration of the process undertaken by VantageMed, including the solicitation of potential acquirers. HGP did not place particular reliance or weight on any particular analysis, but instead concluded that its analyses, taken as a whole, supported its determination. Accordingly, notwithstanding the separate factors summarized above, HGP believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, may create an incomplete view of the evaluation process underlying its opinion. No company or transaction used in the above analyses as a comparison is directly comparable to VantageMed or the merger. In performing its analyses, HGP made numerous assumptions with respect to industry performance, business and economic conditions and other matters. The analyses performed by HGP are not necessarily indicative of future actual values and future results, which may be significantly more or less favorable than suggested by such analyses.

HGP is a nationally recognized firm and, as part of its investment banking activities, is regularly engaged in the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions.

VantageMed hired HGP based on its qualifications and expertise in providing financial advice to companies and its reputation as a nationally recognized investment banking firm. Pursuant to a letter agreement executed February 5, 2007, HGP is entitled to a fee of $50,000, of which $10,000 has been paid and the balance is due upon the earlier of closing of the merger or 120 days from February 16, 2007. Payment of this fee to HGP was not contingent upon receipt of a favorable opinion. In addition, VantageMed has agreed to reimburse HGP for certain of its out-of-pocket expenses (including fees and expenses of its counsel) reasonably incurred by it in connection with its services and will indemnify HGP against potential liabilities arising out of its engagement, including certain liabilities under the U.S. federal securities laws.

Material U.S. Federal Income Tax Consequences

The following is a discussion of the material U.S. federal income tax consequences of the merger to holders of shares of our common stock whose shares are converted into cash in the merger. This discussion is for general information only and does not purport to consider all aspects of U.S. income taxation that may be relevant to holders of shares of our common stock. The discussion is based on the provisions of the Internal Revenue Code of 1986, as amended, and other legal authorities, all of which are subject to change, possibly with retroactive effect. Any change could alter the tax consequences to you as described in this document.

This discussion does not address all of the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances or to holders who are subject to special rules (for example, persons who are not citizens or residents of the United States, tax-exempt organizations, pass-through entities and investors in such entities, persons who do not hold the shares of our common stock as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code, holders who hold their shares as part of a hedge, appreciated financial position, straddle or conversion transaction, holders who perfect their appraisal rights under Delaware law, holders who acquired their shares of our common stock upon the exercise of employee stock options or otherwise as compensation, holders who are financial institutions or insurance companies or holders whose shares are “qualified small business stock” or “Section 1244 stock” within the meaning of the Internal Revenue Code).

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT:  (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED UNDER FEDERAL, STATE OR LOCAL TAX LAWS; (B) SUCH DISCUSSION IS INCLUDED HEREIN IN CONNECTION WITH THE SOLICITATION BY VANTAGEMED OF YOUR VOTE IN CONNECTION WITH THE MERGER AND MATTERS ADDRESSED IN THIS PROXY STATEMENT; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The receipt of cash for shares of our common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes and may also be a taxable transaction under applicable state, local or foreign income or other tax laws. For U.S. federal income tax purposes, a holder who receives cash in exchange for shares of our common stock pursuant to the merger will generally recognize capital gain or loss equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in the shares of our common stock surrendered. Gain or loss will be determined separately for each block of shares of our common stock (that is, shares of our common stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the merger. Generally, such capital gain or loss will be long-term capital gain or loss if the holder’s holding period for the shares of our common stock exceeds one year on the date of the merger. Certain limitations apply to the deduction of capital losses.

If you are a non-corporate holder of our common stock, you may be subject to information reporting and backup withholding on the cash merger consideration received in exchange for our common stock. You generally will not be subject to backup withholding, however, if you:

•       furnish a correct taxpayer identification number (TIN) and certify under penalties of perjury that the TIN that you provided is correct and that you are not subject to backup withholding on the Form W-9 included in the letter of transmittal to be delivered to you following the completion of the merger; or

•       an exemption from backup withholding applies and is established to the satisfaction of the paying agent.

Each holder should complete and sign the Substitute Form W-9 included as part of the letter of transmittal that will be sent to stockholders promptly following completion of the merger so as to provide the information and certification necessary to avoid backup withholding. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability, provided you furnish the required information to the Internal Revenue Service. If backup withholding results in an overpayment of tax, a refund generally can be obtained by the holder by filing a U.S. federal income tax return.

THE ABOVE DISCUSSION OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER IS FOR GENERAL INFORMATION ONLY AND IS BASED ON THE LAW CURRENTLY IN EFFECT.  IT IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR STOCKHOLDER. THE TAX TREATMENT OF A STOCKHOLDER MAY VARY DEPENDING UPON THE PARTICULAR FACTS AND CIRCUMSTANCES OF SUCH STOCKHOLDER. WE URGE ALL STOCKHOLDERS TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM (INCLUDING THE APPLICATION AND EFFECT OF ANY FEDERAL, STATE, LOCAL, PROVINCIAL OR FOREIGN INCOME AND OTHER TAX LAWS) OF THE MERGER.

Governmental and Regulatory Approvals

One of the conditions to closing of the merger is that we must have received all required governmental and regulatory approvals. This merger is not subject to the Hart-Scott-Rodino Act, and we do not expect review by the U.S. Federal Trade Commission or the U.S. Department of Justice. We are not aware of any required governmental and regulatory approvals or requirements in the U.S., other than the filing of this proxy statement with the Securities and Exchange Commission, or SEC. The SEC may choose to review and comment upon our disclosures in this proxy statement, which may delay our finalizing the proxy statement.

Interests of VantageMed’s Directors and Executive Officers in the Merger

Some of our directors and executive officers have financial interests in the merger that are different from, or are in addition to, the interests of stockholders of VantageMed generally. The VantageMed board was aware of these interests and considered them, among other matters, in approving the merger agreement.

All benefits that our directors and executive officers may receive as a result of the merger, as described below, are solely in connection with their services as our employees or directors or as employees or directors of the surviving entity. No benefit has been, or will be, conferred for the purpose of increasing the value of consideration payable to any such director or executive officer for his VantageMed shares or options, nor is it conditional on such person supporting the merger. At the time the merger agreement was entered into, no director or executive officer of VantageMed who will be receiving such a benefit beneficially owned or exercised control or direction over 5% or more of the issued and outstanding shares of VantageMed common stock. Of any director or officer, Steven Curd beneficially owns the largest percentage of our common stock, and he beneficially holds 4.1% of our common stock.

Employment Agreements with Nightingale

It was a condition to Nightingale entering into the merger agreement that Nightingale enter into employment agreements with Steven Curd, our Chief Executive Officer, to serve as Chief Executive

Officer of the surviving entity; Rick Altinger, our Executive Vice President of Marketing and Business Development, to serve as Executive Vice President of the surviving entity; Mark Cameron, our Chief Operating Officer, to serve as Chief Operating Officer of the surviving entity; and Liesel Loesch, our Chief Financial Officer and Corporate Secretary, to service as Vice President Finance of the surviving entity. It is a condition to closing the merger that such employment agreements remain in effect. At the closing of the merger, these employment agreements will replace our existing employment agreements with each of these officers.

In connection with their entry into the employment agreements, each of the employees entered into waiver agreements with VantageMed whereby they waived the accelerated vesting of their unvested stock options under VantageMed’s 1998 Stock Option/Stock Issuance Plan in connection with the merger. If the employees had not entered into such waivers, their stock options would have fully vested as a result of the merger.

The employment agreements for each of the executive officers were executed on February 16, 2007 and are effective only on the closing of the merger. The agreements have certain principal terms in common:

•       Each of the employment agreements has a term of two years and will be extended automatically for a term of one year upon the expiration of the initial two year term, unless either of the parties terminates the agreement according to its terms.

•       If Nightingale terminates an employee’s employment for cause or if an employee voluntarily terminates her employment, then the employee will only be entitled to the benefits and compensation that were earned through the date of termination.

•       If Nightingale terminates an employee’s employment without cause or an employee resigns from her employment for good reason, in addition to receiving the compensation and benefits that were earned through the date of termination, the employee will be entitled to receive his or her base salary and benefits under COBRA for 9 months following such employee’s termination (except that Steve Curd shall be entitled to such salary and benefits until the first anniversary of his termination). However, Nightingale may set off the amount of salary and COBRA benefits paid to the employee against other salary or benefits earned by the employee following termination. Furthermore, the employee’s unvested stock options will fully vest, Nightingale’s right to repurchase any restricted stock from the employee will be forfeited, and the employees’s rights under other benefit plans of general application will be determined by the terms of those plans as in effect at that time. The surviving company may extend the period set forth above for which the employee receives salary and benefits after termination in one month increments for purposes of extending the non-competition obligations of the employee under his or her non-competition and non-solicitation agreements with Nightingale (up to a maximum of two years following the closing of the merger).

•       Under the employment agreements, the employees also agreed to maintain the confidentiality of any confidential information, represented that that they do not have any prior inventions that relate to the surviving corporation’s business, and agreed to assign any intellectual property rights or inventions of employee related to his or her employment with VantageMed to the surviving corporation to the fullest extent permitted by applicable law.

Each of the employees was granted an individualized compensation and benefits package under their respective employment agreements. The principal elements of the compensation packages include:

•       a base annual salary;

•       a right to participate in employee benefits plans of general application, including plans covering  pension, profit sharing, executive bonuses, life and health insurance, and vacation;

•       a monthly car allowance;

•       quarterly and/or annual cash bonuses based upon the satisfaction of certain corporate and employee objectives and in accordance with the surviving corporation’s bonus plans as determined from time to time at the discretion of Nightingale’s board of directors;

•       restricted stock grants under Nightingale’s stock option plan pursuant to which the surviving corporation grants an employee Nightingale common stock that is subject to a repurchase right of the surviving corporation that lapses over a three year period so that after the three years the surviving corporation may not purchase the stock form the employee and it is owned in total by the employee; and

•       stock option grants under Nightingale’s stock option plan.

The principal terms of each of the employees’ compensation packages are set forth in the following table:

Employee	Base Annual Salary	Monthly Car Allowance	Maximum Quarterly Cash Bonus Amount	Maximum Annual Cash Bonus Amount	Restricted Stock Grant(1)	Stock Options (shares)
Steven Curd	$200,000	$500	$40,000	$40,000	$200,000	400,000
Rick Altinger(2)	$160,000	$500	$10,000	—	$100,000	150.000
Mark Cameron	$160,000	$500	$25,000	$25,000	$100,000	150,000
Liesel Loesch	$160,000	$500	$20,000	$20,000	$100,000	100,000

(1)          The number of shares of Nightingale common stock subject to each restricted stock grant is equal to the cash value of the grant divided by the fair market value per share on the date of grant.

(2)          In addition to the maximum quarterly cash bonus amount, Mr. Altinger is entitled to quarterly bonuses based upon revenue and sales from certain products.

Shares Owned by Executive Officers and Directors

As of the record date, our executive officers and directors owned an aggregate of approximately 503,457 shares of our common stock, entitling them to exercise approximately 3.3% of the voting power of our common stock entitled to vote at the special meeting. Several of our executive officers and one director are parties to voting agreements with Nightingale, pursuant to which they have agreed to vote their shares in favor of the merger proposal and against any other proposal or offer to acquire VantageMed. See “The Voting Agreements” below.

Indemnification

All rights to indemnification under our certificate of incorporation, bylaws or indemnification contracts or undertakings existing in favor of our present or former directors and officers at or prior to the date of the merger agreement shall survive the merger and shall be observed by the surviving corporation to the fullest extent permitted by Delaware law for a period of six years from the effective time of the merger, subject to applicable law.

On February 8, 2007, we entered into indemnification agreements with Messrs. Curd, Altinger and Cameron and Ms. Loesch, as well as the members of our board, in the form previously approved by our board and filed with the SEC.

D&O Insurance

Prior to completion of the merger, we intend to purchase a directors and officer’s liability policy extension covering, for a period of six years from the date of the merger, certain acts or omissions by our directors and officers that may occur or arise prior to the date of the merger. The cost of this policy will be approximately $120,000.

Appraisal Rights Under Delaware Law

Any VantageMed stockholder, who does not wish to accept the consideration provided in the merger agreement has the right to demand, pursuant to Delaware law, the appraisal of, and to be paid the fair market value for, the stockholder’s shares of VantageMed common stock. The value of the VantageMed common stock for this purpose will exclude any element of value arising from the expectation of completion of the merger.

Under Section 262 of the Delaware General Corporation Law, the DGCL, any stockholder may dissent from the merger and elect to have the fair value of such stockholder’s shares (exclusive of any element of value arising from the accomplishment or expectation of the Merger) judicially determined and paid to such stockholder in cash, together with a fair rate of interest, if any, provided that such stockholder complies with the provisions of Section 262 of the DGCL.

The following summary is not a complete description of Delaware law relating to appraisal rights. More detailed and complete information regarding appraisal rights can be found in Section 262 of the DGCL, a copy of which is attached to this proxy statement as Annex C. You should review this summary and Section 262 of the DGCL carefully if you wish to exercise appraisal rights or if you want to preserve your right to do so in the future, because failure to comply with the required procedures within a certain timeframe will result in the loss of your appraisal rights.

If you wish to exercise appraisal rights, you must not vote in favor of the adoption of the merger agreement, and must deliver to VantageMed before the taking of the vote on the adoption of the merger agreement at the special meeting a written demand for appraisal of your VantageMed common stock. A failure to vote in favor of the adoption of the merger agreement and the approval of the merger will not constitute a waiver of your appraisal rights. Furthermore, your written demand for appraisal must be separate from (i) any proxy or ballot abstaining from the vote on the adoption of the merger agreement and the approval of the merger or (i) instructing or effecting a vote against the adoption of the merger agreement and the approval of the merger. Any proxy or ballot abstaining from the vote on the adoption of the merger agreement and the approval of the merger or any instructions or votes against the adoption of the merger agreement and the approval of the merger do not satisfy the requirements for a written demand for appraisal. Your demand must reasonably inform VantageMed of your identity and your intent to demand appraisal of your shares in connection with the merger. A holder of VantageMed common stock wishing to exercise appraisal rights must be the record holder of the shares of VantageMed common stock on the date the written demand for appraisal is made and must continue to hold the shares of VantageMed common stock through the effective date of the merger. Accordingly, if you are a record holder of VantageMed common stock on the date you make your written demand for appraisal, but you thereafter transfer your shares of VantageMed common stock prior to consummation of the merger, you will lose any right to appraisal in respect of your shares of VantageMed common stock.

A proxy that is signed and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the merger agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, if you vote by proxy and wish to exercise appraisal rights, you must vote AGAINST adoption of the merger agreement, or abstain from voting on the adoption of the merger agreement. A vote against the merger will not be deemed to satisfy any Delaware notice requirements.

Should you wish to exercise your appraisal rights, you must take the following steps:

(i)            Do not vote, by written consent or otherwise, in favor of the merger;

(ii)        Make a written demand to VantageMed not later than 20 days after the date of mailing of this proxy statement. Please note that the 20 day period begins on the date the proxy statement was mailed, not on the date you received it. In your written demand to VantageMed, include your name and mailing address and that you are demanding appraisal of your stock. Even if you vote against the merger or you give a proxy to someone directing a vote against the merger, you must still make the written demand to VantageMed as described above in order to exercise your appraisal rights; and

(iii)    You must continuously hold the shares of VantageMed common stock for which you seek appraisal from the date of demand through the effective time of the merger.

On or within 10 days after the effective time of the merger the surviving corporation will send an additional notice to those who may continue to be eligible for appraisal rights notifying such former stockholders of the effective time of the merger.

If you are entitled to exercise appraisal rights by following the steps above, then, within 120 days of the effective time of the merger, you may file a petition in the Delaware Court of Chancery (the “Delaware Court”) demanding that the Delaware Court determine the value of the shares of VantageMed common stock, and, upon written request, you may also receive from the surviving corporation a statement of the number of shares of VantageMed common stock demanding appraisal and the number of holders of those shares. In addition, within 60 days after the effective time of the merger, you have the right to withdraw your demand for appraisal and to accept the terms offered in the merger.

If you file a petition for an appraisal within the timeframe above, at a hearing on your petition, the Delaware Court must determine which dissenting stockholders are entitled to appraisal rights and the “fair value” of their shares, taking into account all relevant factors exclusive of any element of value of the shares resulting from either the accomplishment or expectation of the merger. The Delaware Court may also impose a fair rate of interest on the determined amount. The costs and expenses of an action under Section 262 of the DGCL, including reasonable compensation to the appraisers to be fixed by the Delaware Court, will be assessed or apportioned as the Delaware Court considers equitable.

If you demanded an appraisal under Section 262 of the DGCL, then, after the Effective Time, you will not be entitled to vote the dissenting shares for any purpose or to receive payment of dividends or other distributions (except for dividends or other distributions payable to VantageMed stockholders of record as of a date prior to the effective time of the merger).

If you demand appraisal under Section 262 of the DGCL and subsequently withdraw or lose your right to appraisal, then the shares will be converted into a right to receive the cash payment as determined by the provisions of the merger agreement. You will effectively lose your right to appraisal if:  (a) you vote, or execute and deliver a proxy voting in favor of the Merger; (b) no petition for appraisal is filed within 120 days after the effective time of the merger; or (c) you withdraw your demand for appraisal within sixty (60) days after the effective time of the merger. You may also lose your right to appraisal if you fail to comply with the Delaware Court’s direction to submit your stock certificates to the Register in Chancery.

STOCKHOLDERS CONSIDERING SEEKING APPRAISAL SHOULD BE AWARE THAT THE FAIR VALUE OF THEIR SHARES AS DETERMINED UNDER SECTION 262 OF THE DGCL COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE MERGER CONSIDERATION THEY WOULD RECEIVE PURSUANT TO THE MERGER PROPOSAL IF THEY DID NOT SEEK APPRAISAL OF THEIR SHARES. FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL WILL RESULT IN THE LOSS OF A STOCKHOLDER’S

STATUTORY APPRAISAL RIGHTS. CONSEQUENTLY, ANY STOCKHOLDER WISHING TO EXERCISE APPRAISAL RIGHTS IS URGED TO CONSULT LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE SUCH RIGHTS.

Delisting and Deregistration of VantageMed’s Common Stock

If the merger is completed, our common stock will no longer be quoted on the OTC Bulletin Board and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT

The following summary of the terms of the merger agreement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A. This summary may not contain all of the information about the merger that is important to you. We encourage you to read carefully the merger agreement in its entirety. The merger agreement is attached hereto to provide you with information regarding its terms. It is not intended to provide any information about the condition (financial or otherwise) of the parties thereto. The merger agreement contains representations and warranties made by the parties thereto solely for the benefit of each other, and the representations and warranties of VantageMed are qualified by information contained in a confidential disclosure letter provided by VantageMed in connection with the execution of the merger agreement. Accordingly, you should not rely on the representations and warranties for information about the parties to the merger agreement.

Structure and Effective Time

The merger agreement provides that Viper Acquisition Corp., a wholly owned subsidiary of Nightingale, will merge with and into VantageMed. VantageMed will be the surviving corporation in the merger, and will continue to exist after the merger as a wholly owned subsidiary of Nightingale, but will cease to be a public company upon deregistration with the SEC. As a result of the merger, shares of VantageMed common stock (other than shares owned by holders properly perfecting appraisal rights under Delaware law) will be converted into the right to receive the cash merger consideration.

The closing date for the merger will be at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions to closing in the merger, or at such other time, date and location as the parties agree in writing. We currently expect to complete the merger during the second quarter of calendar year 2007. However, we cannot assure you when, or if, all the conditions to completion of the merger will be satisfied or waived. See “—Conditions to the Merger” below.

The merger will be effective when we file a certificate of merger with the Secretary of State of the State of Delaware, or at such later time as we and Nightingale specify in the certificate of merger.

The Agreement and Plan of Merger, dated February 16, 2007, by and among Nightingale, VantageMed and Viper Acquisition Corp. is attached as Annex A to this proxy statement.

Merger Consideration

The merger agreement provides that each share of common stock of VantageMed issued and outstanding immediately prior to the effective time (other than shares owned by holders who have perfected their appraisal rights under Delaware law) will be canceled and extinguished and automatically converted into the right to receive an amount in cash, without interest, equal to $0.75 upon surrender of the certificate representing such share of VantageMed common stock. Each share held by a stockholder perfecting appraisal rights shall be canceled and extinguished and automatically converted into the right to receive payment from the surviving corporation with respect thereto in accordance with Delaware law. No share of VantageMed common stock shall be deemed to be outstanding or to have any rights other than those immediately set forth above after the effective time of the merger.

If any of our stockholders perfect appraisal rights with respect to any of their VantageMed shares, then we will treat those shares as described above in “The Merger—Appraisal Rights.”

Debt Financing

Nightingale entered into a financing commitment letter with Wellington Financial Fund III and Export Development Canada, dated February 15, 2007 (referred to in this proxy statement as the “Debt

Financing Commitment Letter”), pursuant to which, Wellington Financial Fund III and Export Development Canada have committed to lend cash amounts to Nightingale for the purpose of funding the merger and the related transactions, including the payment of the merger consideration by Nightingale. As of the date hereof, the Debt Financing Commitment Letter is in full force and effect and has not been withdrawn or terminated or otherwise amended or modified in any respect. The aggregate proceeds from the debt financing constitute all of the financing required by Nightingale and Viper Acquisition Corp. for the consummation of the merger.

Pursuant to the merger agreement, Nightingale has agreed to use its best efforts to arrange the debt financing on the terms and conditions described in the Debt Financing Commitment Letter, enter into definitive agreements for the debt financing and consummate the debt financing no later than 48 hours following the closing of the merger agreement. While we have no reason to expect that Nightingale will not be able to secure the debt financing,  in the event that any portion of the debt financing becomes unavailable from Wellington Financial Fund III and Export Development Canada, Nightingale is required to promptly notify us and Nightingale and Viper Acquisition Corp. must use their reasonable best efforts obtain alternative financing.

At Nightingale’s sole expense, we have agreed to cooperate in connection with the arrangement of the debt financing as may be reasonably requested by Nightingale. Such cooperation may include, entering into agreements and pledges and granting security interests in VantageMed’s assets pursuant to such agreements (only if such agreements and pledges are not effective until the effective time of the merger); preparing business projections, financial statements, pro forma statements and other financial data; making VantageMed’s representatives reasonably available to assist in the preparation of materials and documents required in connection with the debt financing; and otherwise reasonably cooperating in connection with the consummation of the debt financing. However, neither VantageMed nor any of its subsidiaries is required to pay any commitment or incur any other liability in connection with the debt financing (or any replacements thereof) prior to the effective time of the merger. Nightingale agreed to reimburse VantageMed for all reasonable and documented out-of pocket costs incurred by it for its cooperation following the valid termination of the merger agreement. Nightingale also agreed to indemnify VantageMed and its subsidiaries for and against any and all losses incurred by them in connection with the arrangement of the debt financing and any information utilized in connection therewith (other than for losses in connection with information provided by VantageMed).

Treatment of Outstanding Stock Options

The merger agreement provides that no outstanding options to purchase shares of VantageMed common stock (whether vested or unvested) shall be assumed by Nightingale as a result of the merger, and at the effective time of the merger, each such option outstanding and unexercised as of the effective time will, without any further action on the part of any holder thereof, be cancelled and extinguished. HOLDERS OF STOCK OPTIONS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES UNDER APPLICABLE FEDERAL, STATE, LOCAL OR FOREIGN LAWS FROM THE EXERCISE OF THEIR STOCK OPTIONS, IF THEY CHOOSE TO EXERCISE THEIR OPTIONS PRIOR TO THE EFFECTIVE TIME OF THE MERGER.

Treatment of Outstanding Warrants

No warrants to purchase shares of VantageMed capital stock will be assumed by Nightingale, and at the effective time of the merger, each such warrant outstanding and unexercised will, without any further action on the part of any holder thereof, be cancelled and extinguished.

Certificate of Incorporation and Bylaws

The merger agreement provides that the certificate of incorporation and bylaws of the Viper Acquisition Corp. immediately prior to the effective time of the merger will be the certificate of incorporation and bylaws of the surviving corporation, except that the name will be changed to “VantageMed Corporation.”

Directors and Officers

The merger agreement provides that the initial directors and officers of the surviving corporation shall be the directors and officers, respectively, of Viper Acquisition Corp. immediately prior to the effective time of the merger, until their respective successors are duly elected or appointed and qualified.

Representations and Warranties

The merger agreement contains representations and warranties made by VantageMed to Nightingale and Viper Acquisition Corp., including representations and warranties relating to the following:

•       corporate existence and standing power of VantageMed and its subsidiaries;

•       delivery of charter documents, board minutes, and minutes of the meetings of stockholders of VantageMed and its subsidiaries to Nightingale;

•       ownership by VantageMed of its subsidiaries;

•       our capital structure, including outstanding and authorized capital stock, stock options, voting debt and other securities;

•       authority and validity of the merger agreement and its enforceability;

•       non-contravention, approvals and consents;

•       SEC filings, financial statements, records and internal controls and procedures;

•       absence of certain changes and events;

•       tax matters;

•       intellectual property;

•       compliance, permits, exports, and the Foreign Corrupt Practice Act;

•       litigation;

•       brokers’ and finders’ fees and other fees and expenses;

•       transactions with affiliates;

•       employee benefit plans;

•       title to properties;

•       environmental matters;

•       contracts and customers;

•       insurance;

•       compliance with disclosure requirements;

•       board approval;

•       fairness opinion;

•       compliance with takeover statutes;

•       complete copies of materials; and

•       accuracy of information provided.

Many of our representations and warranties are qualified by a material adverse effect standard. A “material adverse effect”, for purposes of the merger agreement, with respect to VantageMed, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “effect”), individually or when taken together with all other effects that have occurred prior to the date of determination of the occurrence of the material adverse effect, that is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of VantageMed taken as a whole with its subsidiaries or materially impedes the ability of VantageMed to consummate the transactions contemplated by merger agreement. However, none of the following, alone or in combination, shall be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a material adverse effect: in certain instances, the direct effect of the public announcement, pendency or consummation of the transactions contemplated by the merger agreement on current or prospective customers of VantageMed or revenues therefrom, changes in general economic conditions or changes affecting the industry generally in which VantageMed operates (provided that such changes do not affect VantageMed in a disproportionate manner), or changes in trading prices for VantageMed’s common stock that is otherwise unrelated to a material adverse effect.

In addition, Nightingale and Viper Acquisition Corp. each made representations and warranties to VantageMed regarding various matters including their organization, good standing and corporate power; execution, validity and enforceability of the merger agreement; non-contravention; approvals and consents; litigation; disclosure of information; board approval; and financing commitment letter and available funds.

The representations and warranties of each of the parties contained in the merger agreement, or any instrument delivered pursuant to the merger agreement, will expire upon the effective time of the merger or the termination of the merger agreement. In addition, certain representations and warranties in the merger agreement were used for the purpose of allocating risk between VantageMed and Nightingale rather than establishing matters as facts.

The representations and warranties contained in the merger agreement are not necessarily accurate or complete as made and may be subject to exceptions set forth in the disclosure letters provided in accordance with the merger agreement. These representations, warranties and covenants have been negotiated by VantageMed and Nightingale for the purpose of allocating contractual risk between the parties, including where the parties do not have complete knowledge of all the facts, and not for the purpose of establishing matters as facts. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to investors. Stockholders and investors are not generally third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants therein or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or any of their affiliates.

Covenants

Conduct of the Business of VantageMed Prior to the Merger

From the date of the merger agreement through the effective time of the merger or the termination of the merger agreement, whichever occurs earlier, we have agreed, except where Nightingale may otherwise consent in writing, with respect to us and our subsidiaries, to: (i) carry on business in the usual, regular and ordinary course, in substantially the same manner as conducted before the entry into the merger agreement and in compliance with all applicable legal requirements, (ii) pay debts and taxes in the ordinary course of business consistent with past practice, (iii) pay or perform other obligations when due, and (iv) use all reasonable efforts consistent with past practices and policies to (x) preserve intact the present business organization, (y) keep available the services of present executive officers and employees, and (z) preserve relationships with customers, suppliers, licensors, licensees, and others with which we have business dealings.

In addition, we have agreed to various specific restrictions on our business and operations. With certain specified exceptions, if we or our subsidiaries wish to engage in any of the restricted activities summarized below, we must obtain the prior approval of Nightingale in writing, which Nightingale may provide or withhold in its sole discretion. We have agreed that without such approval we and our subsidiaries will not, among other things, do any of the following until the earlier of the effective time of the merger or the termination of the merger agreement pursuant to its terms:

•       enter into any new line of business or make a materially adverse change to any existing line of business;

•       declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

•       purchase, redeem or otherwise acquire, directly or indirectly, any shares of our capital stock other than the repurchase of options or unvested shares pursuant to applicable employee stock option or stock purchase agreements;

•       issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, voting debt or any securities convertible into shares of capital stock or voting debt other than issuances of VantageMed common stock upon the exercise of VantageMed stock options, warrants or other rights existing on the date of the merger agreement;

•       cause, permit or propose any amendments to our charter documents;

•       acquire or agree to acquire any business or otherwise acquire or agree to acquire any assets except supplies in the ordinary course of business consistent with past practice;

•       enter into any binding agreement, or letter of intent, or similar agreement with respect to any joint venture, strategic partnership or alliance, except for non-exclusive marketing, distributor, reseller, end-user and related channel agreements entered into in the ordinary course of business consistent with past practice that may be terminated without penalty upon notice of 30 days or less;

•       sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice;

•       make any loans, advances, capital contributions or investments other than loans or investments between ourselves, or loans and advances of employee expenses made in the ordinary course of business consistent with past practice;

•       except as required by GAAP or the SEC, make any material change in our methods or principles of accounting;

•       except as required by law, make or change any tax election or adopt or change any accounting method in respect of taxes, settle or compromise any material tax liability or consent to any extension or waiver of any limitation period with respect to taxes;

•       except as required by GAAP or the SEC, revalue any assets;

•       pay, discharge, settle or satisfy any claims or litigation, except in limited circumstances;

•       waive the benefits of, agree to modify in any manner, terminate, release any person from or knowingly fail to enforce any confidentiality or similar agreement;

•       except as required by law or contracts currently binding on us, (i) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any employee or director, (ii) make any increase in or commitment to amend the benefits or expand the eligibility under any benefit plan (including any severance plan), (iii) adopt any benefit plan, (iv) waive any stock repurchase rights, accelerate, amend or change the period of exerciseability of any stock options or restricted stock, or reprice any stock options or authorize cash payments in exchange for any stock options, (v) enter into any employment, severance, termination or indemnification agreement with any employee or enter into any collective bargaining agreement, (vi) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise), or (vii) enter into any agreement with any employee the benefits of which are (in whole or in part) contingent;

•       grant any exclusive rights with respect to any intellectual property;

•       enter into or renew any contracts containing, or otherwise subjecting Vantage Med, the surviving corporation, or Nightingale, to, any non-competition, exclusivity or other restrictions on the operation of business;

•       enter into any agreement or commitment the effect of which would be to grant to a third party following the merger any actual or potential right of license to any intellectual property owned after the merger by Nightingale or any of its subsidiaries other than in the ordinary course of business consistent with past practice;

•       enter into or renew any contracts containing any material support, maintenance or service obligation, other than those obligations in the ordinary course of business consistent with past practice that are terminable on no more than 30 days notice without liability or financial obligation;

•       hire employees other than non-officer employees in the ordinary course of business consistent with past practice and at compensation levels substantially comparable to that of similarly situated employees;

•       incur any indebtedness for borrowed money or guarantee any such indebtedness, issue or sell any debt securities or rights to acquire any debt securities, guarantee any debt securities of another person, enter into any agreement to maintain any financial statement condition of any other person (other than by VantageMed for its subsidiaries) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

•       make any capital expenditures beyond $10,000, or outside of the ordinary course of business consistent with past practice;

•       enter into, modify or amend in a manner adverse to VantageMed, or terminate any material contract currently in effect, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse to VantageMed;

•       enter into any contract reasonably likely to require to pay a third party in excess of an aggregate of $10,000, or which is outside of the ordinary course of business consistent with past practice;

•       intentionally take any action that is intended or is reasonably likely to (i) result in any of VantageMed’s representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at, or prior to, the effective time of the merger, (ii) result in any of the conditions to the merger set forth in the merger agreement not being satisfied, or (iii) result in a material violation of any provision of the merger agreement except, in each case, as may be required by law; or

•       agree in writing or otherwise to take any of the actions described above.

Acquisition Proposals

The merger agreement provides that neither VantageMed nor any of its subsidiaries, nor any of their respective officers, directors, employees or agents will:

•       solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined below);

•       participate in any discussions or negotiations regarding, or furnish to any person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal;

•       engage in discussions with any person with respect to any Acquisition Proposal, except as to the existence of the provisions of the merger agreement;

•       approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted in the merger agreement); or

•       enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby.

VantageMed agreed that it and its subsidiaries would immediately cease any and all existing activities, discussions or negotiations with any third parties being conducted with respect to any Acquisition Proposal.

An “Acquisition Proposal” means any offer or proposal, relating to any transaction or series of related transactions involving: (i) any purchase from VantageMed or acquisition by any person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of VantageMed or any of its subsidiaries or any tender offer or exchange offer that if consummated would result in any person or group beneficially owning 15% or more of the total outstanding voting securities of VantageMed or any of its subsidiaries or any merger, consolidation, business combination or similar transaction involving VantageMed or any of its subsidiaries, (ii) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than 15% of the assets of VantageMed (including its subsidiaries taken as a whole), or (iii) any liquidation or dissolution of VantageMed (provided, however, the transactions contemplated by the merger agreement shall not be deemed an Acquisition Proposal).

Notwithstanding the foregoing restrictions, in the event that VantageMed receives an unsolicited, bona fide written Acquisition Proposal from a third party that its board of directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor that is reflected in the minutes of the Company), contains financial terms that are superior to the terms of the merger agreement and otherwise is, or is reasonably likely to lead to, a Superior Offer (as defined below), VantageMed may then take the following actions but only if and to the extent that its board of directors concludes in good faith, following consultation with its reputable outside legal counsel and its reputable outside financial advisor, that the failure to do so would be reasonably likely to constitute a breach of its fiduciary obligations under applicable law:

•       furnish nonpublic information to the third party making such Acquisition Proposal, provided that concurrently with furnishing any such nonpublic information to such party, VantageMed gives Nightingale written notice that it is furnishing such nonpublic information, VantageMed receives from the third party an executed confidentiality agreement, and contemporaneously with furnishing any such nonpublic information to such third party, VantageMed furnishes such nonpublic information to Nightingale; and

•       engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, VantageMed gives Nightingale written notice of its intention to enter into negotiations with such third party.

A “Superior Offer” means an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of VantageMed or a majority of the total outstanding voting securities of VantageMed as a result of which the stockholders of VantageMed immediately preceding such transaction would hold less than 50% of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the board of directors of VantageMed has in good faith concluded, following the receipt of advice of its reputable outside legal counsel and its reputable outside financial advisor, taking into account all legal, financial, regulatory and other aspects of the offer and the person making the offer, to be more favorable, from a financial point of view, to VantageMed’s stockholders (in their capacities as stockholders) than the terms of the merger and the likelihood of the consummation of the proposed transaction on the terms set forth therein, and any other factors permitted to be consider under applicable law.

In the merger agreement, we have agreed that in response to the receipt of a Superior Offer that has not been withdrawn, our board of directors may withhold, withdraw, amend or modify its recommendation in favor of adoption of the merger agreement and approval of the merger and the related transactions, and, in the case of a Superior Offer that is a tender or exchange offer made directly to the VantageMed stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by the board of directors or a committee thereof, a “Change of Recommendation”), only if all of the following conditions are met:

•       a Superior Offer with respect to VantageMed has been made and has not been withdrawn;

•       the VantageMed stockholders have not adopted the merger agreement and approved the merger and the related transactions;

•       VantageMed has provided Nightingale with written notice of its intention to effect a Change of Recommendation at least two business days prior to effecting a Change of Recommendation;

•       after delivering notice of a Change of Recommendation, VantageMed has provided Nightingale with a reasonable opportunity to make adjustments in the terms and conditions of the merger agreement during such two business day period, and has negotiated in good faith with respect thereto during such two business day period for the purposes of enabling VantageMed’s board of directors to proceed with its recommendation in favor of the adoption of the merger agreement and the approval of the merger;

•       VantageMed’s board of directors had concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the failure of the board of directors to effect a Change of Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to its stockholders under applicable law; and

•       VantageMed has not breached in any material respect any of the terms of the merger agreement related to Acquisition Proposals and Superior Offers.

Other than in connection with an Acquisition Proposal or a Superior Offer, the merger agreement does not prohibit or restrict the VantageMed board of directors from making a Change of Recommendation to the extent that it determines in good faith, following the receipt of advice of its reputable outside legal counsel, that the failure of the board of directors to effect a Change of Recommendation would be reasonably likely to constitute a breach of the board of director’s fiduciary obligations to its stockholders under applicable law. However, VantageMed must send to Nightingale written notice of its intention to effect a Change of Recommendation at least two business days prior to effecting a Change of Recommendation.

Employee Benefits

Pursuant to the merger agreement, options to purchase common stock of VantageMed that have not been exercised prior to the effective time of the merger will not be assumed by Nightingale and will be cancelled or terminated immediately prior to the effective time of the merger. Except for certain options issued to our executive officers, all VantageMed options will be accelerated and become fully vested immediately prior to completion of the merger.

From and after the closing date of the merger, Nightingale will cause VantageMed to honor, in accordance with their terms as in effect immediately prior to the closing date of the merger, the executive severance agreements or other employment, severance and retention agreements with employees of VantageMed and its affiliates.

Unless otherwise requested by Nightingale, on the day preceding the closing date of the merger, VantageMed will cease all contributions to any and all 401(k) plans maintained or sponsored by it or its subsidiaries, and will terminate such 401(k) plans.

Termination of Warrants

No warrants to purchase shares of VantageMed capital stock will be assumed by Nightingale, and at the effective time of the merger, each such warrant outstanding and unexercised will, without any further action on the part of any holder thereof, be cancelled and extinguished.

Indemnification

The merger agreement provides that all rights to indemnification under the VantageMed’s certificate of incorporation, bylaws or indemnification contracts or undertakings existing in favor of current or former directors and officers of VantageMed shall survive the merger and shall be observed by the surviving corporation to the fullest extent permitted by Delaware law for a period of six years from the effective time of the merger, subject to applicable law.

Other Covenants

The merger agreement contains additional agreements between us and Nightingale relating to, among other things:

•       filing this proxy statement with the SEC and the accuracy of the information contained in this proxy statement (and cooperation in response to any comments from the SEC with respect to the proxy statement), and mailing the proxy statement to all stockholders;

•       calling and holding the stockholders meeting;

•       not changing the recommendation of VantageMed’s board of directors, except in certain limited circumstances;

•       notifying Nightingale of Acquisition Proposals;

•       certain confidentiality matters;

•       providing Nightingale with access to our properties, books, records, and personnel as Nightingale may reasonably request;

•       coordinating press releases and other public announcements or filings relating to the merger;

•       cooperating with and assisting the other party to effect the merger, including making any necessary filings and obtaining regulatory and other third-party approvals;

•       notifying Nightingale if VantageMed will not be able to satisfy any of its obligations under the merger agreement and notifying Nightingale of certain other matters;

•       limiting communications to employees regarding employee benefits;

•       using reasonable efforts to terminate and amend certain enumerated agreements;

•       our filing of subsequent reports with the SEC under the Exchange Act;

•       the resignation of our directors and officers and those of our subsidiaries;

•       delisting from the OTC Bulletin Board and terminating registration under the Exchange Act; and

•       cooperating in Nightingale’s procurement of debt financing.

Conditions to the Merger

The obligations of Nightingale, VantageMed and Viper Acquisition Corp. to complete the merger are subject to the satisfaction or waiver of the following conditions:

•       the merger agreement shall have been adopted and the merger and related transactions approved by the requisite vote under applicable law by the VantageMed stockholders;

•       any necessary approvals from any governmental entity shall have been timely obtained all in a form and substance reasonably satisfactory to Nightingale;

•       no governmental entity of competent jurisdiction will have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the merger illegal or otherwise prohibiting consummation of the merger;

•       no proceeding in respect of this proxy statement shall have been initiated or threatened in writing by the SEC.

In addition, the obligations of Nightingale and Viper Acquisition Corp. to complete the merger are subject to the satisfaction or waiver of the following conditions:

•       the representations and warranties of VantageMed contained in the merger agreement which are qualified by a “Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date and the representations and warranties of VantageMed contained in the merger agreement which are not qualified by a “Material Adverse Effect” qualification shall be true and correct at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, except for such failures to be true and correct as would not have, in each case or in the aggregate, a Material Adverse Effect on VantageMed (except that the representations and warranties regarding the capital structure of VantageMed shall be true and correct in all material respects); provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct only as of such date or period;

•       Nightingale and Viper Acquisition Corp. shall have received a certificate with respect to the foregoing signed on behalf of VantageMed by an authorized executive officer of VantageMed;

•       VantageMed shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing date, and Nightingale and Viper Acquisition Corp. shall have received a certificate to such effect signed on behalf of VantageMed by an authorized executive officer of the Company;

•       no Material Adverse Effect on VantageMed shall have occurred after the date of the merger agreement and be continuing;

•       there shall be no undisclosed action, suit, claim or proceeding of any nature pending, or overtly threatened, against VantageMed or its properties, or Nightingale, its properties or any of its officers or directors, arising out of, or relating to, the merger or the other transactions contemplated by the terms of the merger agreement;

•       VantageMed  shall have $500,000 of available cash on hand, less certain fees, costs and expenses incurred in connection with the proposed merger;

•       All VantageMed options shall have been terminated or cancelled either pursuant to their own terms or pursuant to an agreement with the holder(s) thereof, and VantageMed shall have delivered to Nightingale written evidence of such exercise, termination or cancellation;

•       All VantageMed warrants shall have been terminated or cancelled either pursuant to their own terms or pursuant to an agreement with the holder(s) thereof, and VantageMed shall have delivered to Nightingale written evidence of such exercise, termination or cancellation;

•       VantageMed shall have terminated certain contracts and each such contract shall be of no further force or effect in any respect;

•       VantageMed shall have amended certain contracts and each such amendment shall be in full force and effect, as amended;

•       VantageMed shall have delivered to Nightingale certain consents, waivers and approvals as are required under the merger agreement in connection with the merger, modification or alteration after the effective time of the merger;

•       each of the non-competition and non-solicitation agreements entered into concurrently with the merger agreement shall have been duly executed and delivered by all parties thereto and shall be in full force and effect as of the effective time of the merger; and

•       each of the employment agreements entered into concurrently with the merger agreement between Nightingale and Steven Curd, Rick Altinger, Mark Cameron, and Liesel Loesch shall have been duly executed and delivered by all parties thereto and shall be in full force and effect as of the effective time of the merger.

In addition, our obligation to complete the merger is subject to the satisfaction or waiver of the following conditions:

•       the representations and warranties of Nightingale and Viper Acquisition Corp. contained in merger agreement which are qualified by a “Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date and the representations and warranties of Nightingale and Viper Acquisition Corp. contained in the merger agreement which are not qualified by a “Material Adverse Effect” qualification shall be true and correct at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, except for such failures to be true and correct as would not have, in each case or in the aggregate, a Material Adverse Effect on Nightingale; provided, however, that representations and warranties that are made as of a particular date or period shall be true and correct only as of such date or period;

•       VantageMed shall have received a certificate with respect to the foregoing signed on behalf of Nightingale, with respect to the representations and warranties of Nightingale, by an authorized executive officer of Nightingale and a certificate with respect to the foregoing signed on behalf of Viper Acquisition Corp., with respect to the representations and warranties of Viper Acquisition Corp., by an authorized executive officer of Viper Acquisition Corp.; and

•       Nightingale and Viper Acquisition Corp. shall have performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it on or prior to the closing date, and VantageMed shall have received a certificate with respect to the foregoing signed on behalf of Nightingale, with respect to the covenants of Nightingale, by an authorized executive officer of Nightingale and a certificate with respect to the foregoing signed on behalf of Viper Acquisition Corp., with respect to the covenants of Viper Acquisition Corp., by an authorized executive officer of Viper Acquisition Corp.

Payment Procedures

Prior to the effective time of the merger, Nightingale shall designate American Stock Transfer & Trust Company, our stock transfer agent, or another institution reasonably satisfactory to us, to act as the exchange agent for the purposes of distributing the cash merger consideration to the holders of our common stock. At or prior to the effective time of the merger, Nightingale shall enter into an agreement with the exchange agent, which shall provide that Nightingale will deposit with the exchange agent promptly after the effective time of the merger and in any event within 48 hours, an amount sufficient to pay the aggregate per share merger consideration to which our common stockholders are entitled. The cash so deposited with the exchange agent is hereinafter referred to as the exchange fund.

As soon as reasonably practicable after the effective time of the merger, the exchange agent will to mail to each eligible holder a letter of transmittal and instructions on how to exchange shares of common stock for the cash merger consideration. Shares of our common stock are either represented by a certificate or certificates or are non-certificated and represented by book entry. Upon surrender of certificates or book entry shares for cancellation to the exchange agent, together with such letter of transmittal, duly completed and validly executed in accordance with its instructions, and such other documents as may reasonably be required by the exchange agent, the holder of record of such certificates or book entry shares will be entitled to receive in exchange therefor a cash payment representing the merger consideration, subject to any applicable withholding tax. The certificates and book entry shares so surrendered will be canceled. No holder of any certificates or book entry shares will be entitled to receive interest on any funds to be received in the merger, including any interest accrued in respect of the exchange fund. In the event of a transfer of any VantageMed common stock prior to the effective time of the merger which is not registered in the transfer records of VantageMed, the merger consideration may be issued to a transferee if the certificates or book entry shares representing such common stock is presented to the exchange agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered, each certificate or book entry share will be deemed at any time after the effective time of the merger to represent only the right to the applicable merger consideration. Nightingale and the surviving corporation shall pay all fees and expenses of the exchange agent in connection with the exchange fund and the distributions therefrom.

Nightingale, the exchange agent and the surviving corporation are entitled to deduct and withhold from any merger consideration payable to any holder or former holder of VantageMed common stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder, or under any provision of state, local or foreign tax law or under any other applicable law. To the extent such amounts are deducted or withheld, the amount of such consideration shall be treated for all purposes as having been paid to the person to whom such consideration would otherwise have been paid. The exchange agent, the surviving corporation nor any party to the merger agreement is liable to a holder of shares of VantageMed common stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

Any portion of the exchange fund which remains undistributed six months after the effective time of the merger will, at the request of Nightingale, be delivered to Nightingale or otherwise according to the instruction of Nightingale, and any holders of the certificates or book entry shares who have not surrendered such certificates will only look to Nightingale for merger consideration. If any certificate or book entry share shall not have been surrendered immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity, any such portion of the exchange fund remaining unclaimed by holders of shares of VantageMed common stock will, to the extent permitted by law, become the property of Nightingale free and clear of any claims or interest of any person previously entitled thereto.

If any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if required by Nightingale or the surviving corporation, the posting by such person of a bond in such reasonable amount as parent or the surviving corporation may direct as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will issue in exchange for such lost, stolen or destroyed certificate, the merger consideration due to such person, subject to any applicable withholding tax.

You should not send your stock certificates to the exchange agent until you have received transmittal materials from the exchange agent. Please DO NOT return your stock certificates with the enclosed proxy card.

Termination

We and Nightingale may agree in writing to terminate the merger agreement at any time without completing the merger, even after our stockholders have approved the merger agreement. The merger agreement may also be terminated at any time prior to the effective time of the merger under specified circumstances, including:

by either VantageMed or Nightingale, if:

•       the merger has not been consummated by May 16, 2007, which date will be automatically extended to June 15, 2007, if the merger has not been consummated as of the result of a failure to satisfy the certain closing conditions; provided, however, that the right to terminate the merger shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to occur on or before such date and such action or failure to act constitutes a breach of the merger agreement;

•       a governmental entity issues an order, decree or ruling or takes any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the merger, which order, decree, ruling or other action is final and non-appealable; or

•       the required approval of the stockholders of VantageMed is not obtained by reason of the failure to obtain the required vote at a meeting of VantageMed stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate will not be available to VantageMed where the failure to obtain VantageMed stockholder approval shall have been caused by the action or failure to act of VantageMed and such action or failure to act constitutes a breach by VantageMed of the merger agreement; and

by Nightingale, if:

•       we breach any representation, warranty, covenant or agreement made by us in the merger agreement such that the conditions to the completion of the merger involving our representations, warranties and covenants would not be satisfied, and such breach is not or cannot be cured within 30 days after Nightingale gives us written notice of the breach; or

•       a “Triggering Event” shall have occurred, which includes any of the following:

•        VantageMed’s board of directors or any committee thereof shall for any reason have made a Change of Recommendation or otherwise withdrawn or shall have amended or modified in a manner adverse to Nightingale its recommendation in favor of the approval of the merger;

•        VantageMed fails to include in this proxy statement the recommendation of its board of directors in favor of the adoption of the merger agreement and approval of the merger;

•        VantageMed’s board of directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption of the merger agreement and approval of the merger;

•        VantageMed fails to hold and convene a stockholders’ meeting to vote upon the merger;

•        VantageMed breaches any of the terms of the merger agreement relating Acquisition Proposals or Superior Offers;

•        VantageMed’s board of directors or any committee thereof shall have approved or recommended any Acquisition Proposal;

•        VantageMed or any of its subsidiaries enters into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal;

•        a tender or exchange offer relating to VantageMed’s securities shall have been commenced by a person unaffiliated with Nightingale and VantageMed shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Exchange Act, within 10 days after such tender or exchange offer is first published, sent or given, a statement disclosing that the board of directors of VantageMed recommends rejection of such tender or exchange offer; or

•        any of the voting agreements are terminated prior to approval of the merger at the VantageMed’s stockholders’ meeting; and

by VantageMed, if:

•       Nightingale or Viper Acquisition Corp. breaches any representation, warranty, covenant or agreement made by it in the merger agreement such that the conditions to the completion of the merger involving Nightingale’s representations, warranties and covenants would not be satisfied, and such breach is not or cannot be cured within 30 days after we give written notice of the breach to Nightingale; or

•       VantageMed effects a Change of Recommendation.

Termination Fees and Expenses

We will have to pay Nightingale a termination fee of $900,000 plus all out-of-pocket expenses incurred by Nightingale in connection with the merger agreement, which amount shall not exceed $1,200,000, within three business days of termination if:

•       Nightingale terminates the merger agreement because a Triggering Event has occurred (as described above under “—Termination”); or

•       we terminate the merger agreement in order to effect a Change in Recommendation.

In addition, we will have to pay Nightingale such termination fee if either Nightingale or we terminate the merger agreement because the merger is not consummated by May 16, 2007 (or June 15, 2007 if such date is extended) or the VantageMed stockholders do not approve the merger agreement at a stockholders meeting (both as described above under “—Termination”), there has been an Acquisition Proposal and within 18 months following the termination of the merger agreement an “Acquisition” (as defined below) is consummated, or within 18 months of the termination of the merger agreement, the Company enters into an agreement providing for an Acquisition. We will be required to pay Nightingale the termination fee within three business days after the first to occur of the preceding events.

For purposes of the determination of termination fees, “Acquisition” with respect to VantageMed, means any of the following transactions: (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving VantageMed pursuant to which the stockholders of VantageMed immediately preceding such transaction hold less than 50% of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (ii) a sale or other disposition by VantageMed of assets representing in excess of 50% of the aggregate fair market value of VantageMed’s business immediately prior to such sale, or (iii) the acquisition by any person or group (including by way of a tender offer or an exchange offer or issuance by VantageMed or such person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent 50% of the voting power of the then outstanding shares of capital stock of VantageMed.

If VantageMed fails to pay in a timely manner any termination fees, and Nightingale obtains a judgment against VantageMed for such termination fees, VantageMed must pay Nightingale its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest. Payment of these termination fees is not in lieu of damages incurred in the event of breach of the merger agreement.

Nightingale will have to pay us a termination fee of $700,000 if we terminate the agreement because the merger is not consummated by May 16, 2007 (or June 15, 2007 if such date is extended) and at such time (i) all conditions to the party’s obligations to consummate the merger have been satisfied or waived in accordance with the terms of the merger agreement and (ii) Nightingale shall not have available the funds pursuant to the debt financing or any substitute financing sufficient to consummate the merger and the related transactions. Nightingale will be required to pay us the termination fee within two business days of such termination, and upon such payment, neither Nightingale nor Viper Acquisition Corp. will have any further liability to us with respect to the merger agreement.

Amendments to the Merger Agreement

Subject to the provisions of applicable law, VantageMed, Nightingale and Viper Acquisition Corp. may at any time modify or amend the merger agreement by a written instrument pursuant to action taken or authorized by their respective boards of directors.

THE VOTING AGREEMENTS

On February 16, 2007, Nightingale entered into two separate forms of voting agreements with affiliates of VantageMed. One of the voting agreements, attached hereto as Annex D, was entered into with the Special Situations Private Equity Fund, LP; Leaf Investment Partners, LP; Leaf Offshore Investment Fund, Ltd.; and QuadraMed Corporation (the “Stockholder Voting Agreement”). These stockholders collectively owned approximately 35.4% of the VantageMed common stock on February 16, 2007. The other voting agreement, attached hereto as Annex E, was entered into with the officers and directors of VantageMed (the “Management Voting Agreement”). The officers and directors who entered into this form of agreement were Rick Altinger, our Executive Vice President of Marketing and Business Development; David Philipp, a member of our board of directors; Steven Curd, our Chief Executive Officer; Liesel Loesch, our Chief Financial Officer and Corporate Secretary; Altinger Family LLC, an affiliate of Rick Altinger; and Mark Cameron, our Chief Operating Officer. These officers and directors collectively owned approximately 3.3% of the VantageMed common stock on February 16, 2007. The Stockholder Voting Agreement and the Management Voting Agreement are collectively referred to in this proxy statement as the “Voting Agreements”. Collectively, approximately 38.7% of our common stock outstanding on February 16, 2007 held by officers, directors and stockholders have agreed with Nightingale to vote in favor of the merger proposal and against any offer or proposal to acquire VantageMed.

The following summary of the Voting Agreements is qualified in its entirety by the full agreements attached hereto as Annex D and Annex E.

Stockholder Voting Agreement

Agreement to Vote Shares.   The Stockholder Voting Agreements provide that stockholder parties thereto must vote all shares of our common stock held at such time (i) in favor of adoption of the merger agreement and the approval of the merger and any transactions contemplated thereby and any action required in furtherance thereof and (ii) against approval of any proposal made in opposition to, or in competition with, consummation of the merger and the transactions contemplated by the merger agreement, including any proposal for the acquisition or purchase of VantageMed’s assets or capital stock.

Other Covenants.   Each stockholder party to a Stockholder Voting Agreement agreed not to transfer or otherwise dispose of or encumber, or enter into any contract or other arrangement regarding, any of the shares subject to the voting agreement. Despite this limitation on transfer, stockholders are permitted (i) to transfer shares to a stockholder’s immediate family members or a trust to the benefit of such stockholder, provided that certain conditions are met, (ii) to exercise any right to exchange any security for VantageMed common stock or subscribe for any shares of VantageMed common stock, and (iii) to sell their shares of VantageMed common stock for a price per share at least equal to $0.825. Each stockholder party to a Stockholder Voting Agreement also agreed not to deposit, or permit the deposit of, any shares subject to the voting agreement in a voting trust, grant any proxy in respect of such shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of such shares.

Termination.   Each Stockholder Voting Agreement will terminate upon the earlier to occur of:

•       the effective time of the merger;

•       such date and time as any party to the merger agreement provides notice of termination thereunder;

•       the date on which the merger agreement is modified to lower the per share merger consideration to be received by the VantageMed stockholders or the date on which Nightingale or Viper Acquisition Corp. make any announcement indicating that it intends to lower the per share merger consideration to be received the VantageMed stockholders; and

•       upon written notice to VantageMed and Nightingale by a stockholder that a stockholder intends to terminate the voting agreement because a third party has made an offer to acquire VantageMed that is superior to that of Nightingale’s. A termination by a particular stockholder of its Stockholder Voting Agreement will not affect the other outstanding Stockholder Voting Agreements.

If the Stockholder Voting Agreement is terminated by any of the stockholders prior to the approval of the merger at the special meeting, a Triggering Event (as defined in “The Merger Agreement—Termination”) will have occurred and Nightingale is entitled to terminate the merger agreement and VantageMed will be obligated to pay Nightingale a termination fee equal to $900,000 plus all out-of-pocket expenses incurred by Nightingale in connection with the merger agreement, which amount shall not exceed $1,200,000 in the aggregate. See “The Merger Agreement—Termination Fees and Expenses.”

Management Voting Agreement

Agreement to Vote Shares.   The Management Voting Agreements provide that each of the management parties thereto must vote all shares of our common stock held at such time (i) in favor of the adoption of the merger agreement and the approval of the merger and the related transactions, (ii) in favor of any matter that could be expected to facilitate the merger, (iii) against any proposal made in opposition to the merger, (iv) against any matter that could be expected to facilitate any acquisition or purchase of VantageMed by any person other Nightingale, and (v) against any action that could adversely affect the merger. Pursuant to the Management Voting Agreement, each of the stockholders also granted to Nightingale an irrevocable proxy during the term of the agreement to vote the subject shares in accordance with the terms of the agreement.

Other Covenants.   Each management party to a Management Voting Agreement agreed not to transfer or otherwise dispose of or encumber, or enter into any contract or other arrangement regarding, any of the shares subject to the voting agreement. Despite this limitation on transfer, management stockholders are permitted to transfer shares to a management stockholder’s immediate family members or a trust to the benefit of such management stockholder, provided that certain conditions are met. Each management party to a Management Voting Agreement also agreed not to deposit, or permit the deposit of, any shares subject to the voting agreement in a voting trust, grant any proxy in respect of such shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of such shares.

Termination.   Each Management Voting Agreement will terminate upon the earlier to occur of:

•       such date and time as the merger agreement is validly terminated pursuant to its terms; and

•       the effective time of the merger.

Although the terms of the Management Voting Agreement do not provide a right to terminate the agreement to any party, if the Management Voting Agreement is terminated for any reason, Nightingale would have the right to terminate the merger agreement and receive termination fees and expenses from VantageMed as described above.

MARKET PRICE AND DIVIDEND DATA

Our common stock currently is quoted on the OTC Bulletin Board under the symbol “VMDC.OB.” This table shows, for the periods indicated, the range of high and low closing sale prices per share of our common stock as regularly quoted on the OTC Bulletin Board.

	Fiscal Quarters
	First	Second	Third	Fourth
Fiscal Year 2007 (through February 28, 2007)
High	$0.73	—	—	—
Low	$0.38	—	—	—
Fiscal Year ended December 31, 2006
High	$0.74	$0.75	$0.55	$0.52
Low	$0.40	$0.26	$0.37	$0.30
Fiscal Year ended December 31, 2005
High	$1.75	$1.25	$0.95	$0.94
Low	$0.80	$0.85	$0.51	$0.44

The following table sets forth the closing sale price per share of our common stock, as quoted on the OTC Bulletin Board on February 15, 2007, the last full trading day before the public announcement of the merger, and on March 15, 2007 the latest practicable trading day before the printing of this proxy statement:

Common Stock Closing Price
February 15, 2007	$0.52
March 15, 2007	$0.71

Following the merger, there will be no further market for our common stock and our stock will no longer be quoted on the OTC Bulletin Board and will be deregistered under the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS
AND EXECUTIVE OFFICERS

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of February 28, 2007, except as noted in the footnotes below, by:

•       all persons who are beneficial owners of 5% or more of our outstanding common stock;

•       each of our directors;

•       our Chief Executive Officer and the four other most highly compensated executive officers; and

•       all of our directors and executive officers as a group.

The number of shares of common stock beneficially owned and the percentage of shares beneficially owned set forth in the following table are based on 15,358,745 shares of our common stock outstanding as of February 28, 2007.

Name and Address(1)	Shares Beneficially Owned	Percent Of Class(2)
Austin W. Marxe and David M. Greenhouse(3)	4,618,254	27.6%
527 Madison Avenue, Suite 2600
New York, NY 10022
S Squared Technology, LLC(4)	2,309,125	14.6%
515 Madison Avenue, Suite 4200
New York, NY 10022
Bruce Galloway(5)	2,527,896	15.6%
c/o Strategic Turnaround Equity Partners, LP
720 Fifth Avenue
New York, NY 10019
Gary Herman(6)	2,011,111	12.4%
c/o Strategic Turnaround Equity Partners, LP
720 Fifth Avenue
New York, NY 10019
Strategic Turnaround Equity Partners LP (Cayman)(7)	1,969,111	12.2%
c/o Strategic Turnaround Equity Partners, LP
720 Fifth Avenue
New York, NY 10019
Trinad Advisors, LLC	865,300	5.6%
2121 Avenue of the Stars, Suite 1650
Los Angeles, CA 90049
Steven Curd(8)	646,848	4.1%
Rick Altinger(9)	334,568	2.2%
Mark Cameron(10)	200,568	1.3%
David Philipp(11)	195,721	1.3%
Steven E. Simpson(12)	99,166	*
David Zabrowski(12)	99,166	*
Liesel Loesch(13)	51,458	*
Philip D. Ranger(14)	10,753	*
Executive officers and directors as a group (7 persons)	1,627,585	9.9%

*                    Less than 1%

       (1) Except as otherwise noted, the address of each person listed on the table is c/o VantageMed Corporation, 11060 White Rock Road, Suite 210, Rancho Cordova, California 95670. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

       (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to such shares. All shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days after February 28, 2007 (without taking into account acceleration of options in connection with the proposed merger), are deemed to be outstanding and to be beneficially owned by the person holding such options or warrants for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding and to be beneficially owned for the purpose of computing the percentage ownership of any other person.

       (3) Includes 1,392,448 shares underlying warrants issued to Special Situations Private Equity Fund, L.P. MG Advisors, L.L.C. is the general partner of and investment advisor to the Special Situations Private Equity Fund, L.P. Austin W. Marxe, and David M. Greenhouse are the principal owners of MG. Through their control of MG, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio of securities of the Special Situations Private Equity Fund, L.P.

       (4) Includes 1,258,065 shares of our common stock and warrants to purchase an additional 543,053 shares of our common stock held by Leaf Investment Partners, L.P. as well as 354,839 shares of our common stock and warrants to purchase an additional 153,168 shares of our common stock held by Leaf Offshore Investment Fund, Ltd. S Squared Capital, LLC is the general partner for Leaf Investment Partners, L.P., and S Squared Technology Partners, L.P. is the investment manager for Leaf Offshore Investment Fund, Ltd.

       (5) Includes 1,160,791 shares held by and 808,320 shares underlying warrants issued to Strategic Turnaround Equity Partners LP (Cayman) (“STEP”). Galloway Capital Management, LLC is the general partner and investment advisor to STEP. Bruce Galloway and Gary Herman are managing members of Galloway Capital Management, LLC and through their control over Galloway Capital Management, LLC they share voting and investment control of the portfolio of securities of STEP. Also includes 1,050 shares held by Mr. Galloway’s children for whom Mr. Galloway has the power to vote and dispose.

       (6) Includes 1,160,791 shares held by and 808,320 shares underlying warrants issued to STEP. Galloway Capital Management, LLC is the general partner and investment advisor to STEP. Bruce Galloway and Gary Herman are managing members of Galloway Capital Management, LLC and through their control over Galloway Capital Management, LLC they share voting and investment control of the portfolio of securities of STEP. Also includes 26,000 shares held by FBR, Inc. for which Mr. Herman is the sole owner and serves as an officer and has the power to vote and dispose.

       (7) Includes 808,320 shares underlying warrants issued to STEP. Galloway Capital Management, LLC is the general partner and investment advisor to STEP. Bruce Galloway and Gary Herman are managing members of Galloway Capital Management, LLC and through their control over Galloway Capital Management, LLC they share voting and investment control of the portfolio of securities of STEP.

       (8) Includes (i) 244,905 shares underlying options granted to Mr. Curd, which are exercisable within 60 days of February 28, 2007, and (ii) 137,778 shares underlying warrants issued to Mr. Curd.

       (9) Includes (i) 140,626 shares underlying options granted to Mr. Altinger, which are exercisable within 60 days of February 28, 2007; (ii) 46,415 shares underlying warrants issued to Altinger Family, LLC for whom Mr. Altinger is a control person; and (iii) 137,527 shares held by the Altinger Family,  LLC.

(10) Includes (i) 134,373 shares underlying options granted to Mr. Cameron, which are exercisable within 60 days of February 28, 2007, and (ii) 28,283 shares underlying warrants issued to Mr. Cameron.

(11) Includes (i) 118,750 shares underlying options granted to Mr. Philipp, which are exercisable within 60 days of February 28, 2007, and (ii) 23,208 shares underlying warrants issued to Mr. Philipp. An additional 1,250 shares underlying options will be exercisable by Mr. Philipp immediately prior to the merger.

(12) Includes 99,166 shares each underlying options granted to Mr. Simpson and Mr. Zabrowski, which are exercisable within 60 days of February 28, 2007. An additional 834 shares underlying options will be exercisable by each of Messrs. Simpson and Zabrowski immediately prior to the merger.

(13) Includes 51,548 shares underlying options granted to Ms. Loesch, which are exercisable within 60 days of February 28, 2007.

(14) Mr. Ranger was our Chief Financial Officer from May 20, 2003 until April 25, 2006 when he resigned.

EMPLOYMENT AND CHANGE-IN-CONTROL AGREEMENTS

Steven Curd. In November 2004, we entered into an agreement with Mr. Curd pursuant to which we agreed to provide 12 months salary and severance benefits if, within the initial three year term of the agreement (or any renewal term), his employment is terminated without cause or he resigns for good reason. Pursuant to an amendment to this agreement dated May 2006, we agreed to vest all unvested options upon a change of control or upon other events as defined in that agreement.

Richard Altinger. In February 2003, we entered into an agreement with Mr. Altinger pursuant to which we agreed to provide nine-months severance benefits if, within the initial three year term of the agreement (or any renewal term), his employment is terminated without cause or he resigns for good reason. In August 2006, the term of this agreement was extended to February 2009.

Mark Cameron. In September 2005, we entered into an agreement with Mr. Cameron pursuant to which we agreed to provide nine-months severance benefits if, within the initial three year term of the agreement (or any renewal term), his employment is terminated without cause or he resigns for good reason.

Liesel Loesch. In April 2006, we entered into an agreement with Ms. Loesch pursuant to which we agreed to provide nine-months severance benefits if, within the initial three year term of the agreement (or any renewal term), her employment is terminated without cause or she resigns for good reason.

Pursuant to the terms of the Company’s 1998 Stock Option/Stock Issuance Plan, all outstanding options granted pursuant to this plan will immediately vested prior to the effective date of a change in control unless the option is assumed by the surviving company or the acquiring company substitutes substantially equivalent options or replaces the option with a cash incentive program.

Each of the above employment agreements will be superceded upon the closing of the merger in accordance with the terms of the employment agreements entered into by such individuals with Nightingale. In addition, such individuals have agreed to waive any acceleration of options held by them under the 1998 stock option/Stock Issuance Plan as a result of the merger. See “The Merger—Interests of VantageMed’s Directors and Executive Officers in the Merger—Employment Agreements with Nightingale.”

FUTURE STOCKHOLDER PROPOSALS

We will not hold an annual meeting of stockholders in 2007 if the merger is completed because we will no longer be a publicly held company. However, if the merger agreement is terminated for any reason, we expect to hold an annual meeting of stockholders in 2007.

If we hold an annual meeting in 2007, proposals of stockholders intended to be presented at our next annual meeting of stockholders must have been received by VantageMed at our office located at 11060 White Rock Road, Suite 210, Rancho Cordova, California 95670 no later than December 16, 2006 and satisfy the other conditions set forth in our bylaws and established by the Securities and Exchange Commission for stockholder proposals to be included in our proxy statement for that meeting. If, however, the date of the 2007 annual meeting is changed by more than thirty calendar days from the date contemplated at the time of the 2006 proxy statement, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the 2007 annual meeting was mailed or public disclosure of the meeting date was made.

Any proposal that is not intended for inclusion in our proxy materials may be brought before the annual meeting so long as we received notice of the proposal in accordance with our bylaws by February 28, 2007 addressed to the Secretary at our principal executive offices and such proposal complies with the other provisions of our bylaws. If, however, the date of the 2007 annual meeting is changed by more than thirty calendar days from the date contemplated at the time of the 2006 proxy statement, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the 2007 annual meeting was mailed or public disclosure of the meeting date was made.

WHERE YOU CAN FIND MORE INFORMATION

VantageMed files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.

Financial information is provided in our comparative financial statements and management’s discussion and analysis for the fiscal year ended December 31, 2005. Copies of our financial statements and MD&A can be obtained on request from our Corporate Secretary at 11060 White Rock Road, Suite 210, Rancho Cordova, CA 95670. Additional information relating to VantageMed is available at the SEC’s website at www.sec.gov under VantageMed’s profile.

If you have questions regarding the merger or the merger agreement or about the special meeting or need assistance in completing your proxy card please contact our proxy solicitor, Georgeson, Inc. at (866) 413-7627 (toll free).

Nightingale Informatix Corporation files periodic reports and other information with the Ontario Securities Commission. These filings and further information on Nightingale are available at www.sedar.com.

You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from or that adds to what is contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of March 16, 2007, the date indicated on the cover of this document, unless the information specifically indicates that another date applies. The mailing of this proxy statement to our stockholders does not create any implication to the contrary.

OTHER BUSINESS

As of the date of this proxy statement, the board of directors knows of no other business that will be presented for consideration at the special meeting. If other matters are properly brought before the special meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,
Steven Curd Director and Chief Executive Officer

March 16, 2007

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NIGHTINGALE INFORMATIX CORPORATION

VIPER ACQUISITION CORPORATION

AND

VANTAGEMED CORPORATION

Dated as of February 16, 2007

A-i

A-ii

INDEX OF SCHEDULES
Schedule 5.10	Termination of Agreements
Schedule 5.11	Amendment of Agreements
Schedule 6.3(j)	Third Party Consents
INDEX OF EXHIBITS
Exhibit A-1	Form of Company Voting Agreement (Directors and Officers)
Exhibit A-2	Form of Company Voting Agreement (Stockholders)
Exhibit B	Form of Certificate of Merger

A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of February 16, 2007, by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario (“Parent”), Viper Acquisition Corporation, a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and VantageMed Corporation, a Delaware corporation (the “Company”).

RECITALS

A.         The respective Boards of Directors of Parent, Merger Sub and the Company have deemed it advisable and in the best interests of their respective corporations and stockholders that Parent and the Company consummate the business combination and other transactions provided for herein.

B.         The respective Boards of Directors of Parent, Merger Sub and the Company have approved, in accordance with the applicable provisions of the General Corporation Law of the State of Delaware (“Delaware Law”), this Agreement and the transactions contemplated hereby, including the Merger (as defined in Section 1.1).

C.         The Board of Directors of the Company has unanimously resolved to recommend to its stockholders adoption of this Agreement.

D.         Parent, as the sole stockholder of Merger Sub, has approved, and immediately following the execution hereof, will adopt, this Agreement.

E.         Pursuant to the Merger, among other things, (i) all of the issued and outstanding Company Common Stock (as defined in Section 1.6(a)) shall be converted into the right to receive the cash consideration set forth herein and (ii) all issued and outstanding options, warrants and any other rights to acquire Company Common Stock shall be terminated.

F.          Concurrent with the execution and delivery of this Agreement, as a material inducement to Parent and Merger Sub to enter into this Agreement, (i) certain directors, officers and other stockholders of the Company are entering into company voting agreements with Parent, each in the forms attached hereto as Exhibit A-1 and Exhibit A-2 (the “Voting Agreements”), (ii) certain employees and stockholders of the Company are entering into non-competition and non-solicitation agreements with Parent (the “Non-Competition and Non-Solicitation Agreements”), and (iii) certain employees of the Company are entering into employment agreements with Parent (the “Employment Agreements”).

G.         Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

AGREEMENT

In consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
THE MERGER

1.1        The Merger.   At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the “Merger”), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

1.2        Closing; Effective Time.   The closing of the Merger (the “Closing”) shall take place at the offices of Hayden Bergman Rooney, Professional Corporation, located at 150 Post Street, Suite 650, San Francisco, California, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI (other than those that by their terms are to be satisfied or waived at the Closing), or at such other time, date and location as the parties hereto agree in writing. The date on which the Closing occurs is referred to herein as the “Closing Date.” Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger in the form attached hereto as Exhibit B with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the “Certificate of Merger”) (the time of such filing with the Secretary of State of the State of Delaware (or such later time as may be agreed in writing by the Company and Parent and specified in the Certificate of Merger) being the “Effective Time”) as soon as practicable on or after the Closing Date.

1.3        Effect of the Merger.   At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law, including Section 259 thereof. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.4        Certificate of Incorporation and Bylaws.

(a)        Certificate of Incorporation.   At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety (as set forth on Exhibit B to the Certificate of Merger) to be identical to the certificate of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such certificate of incorporation; provided, however, that at the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is VantageMed Corporation.”

(b)        Bylaws.   At the Effective Time, the bylaws of the Company shall be amended and restated in their entirety to be identical to the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Delaware Law and as provided in such bylaws.

1.5        Directors and Officers.

(a)        Directors.   The initial directors of the Surviving Corporation shall be the directors of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

(b)        Officers.   The initial officers of the Surviving Corporation shall be the officers of Merger Sub immediately prior to the Effective Time, until their respective successors are duly elected or appointed and qualified.

1.6        Effect of Merger on Capital Stock.   Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of the Company, the following shall occur:

(a)        Company Common Stock.   Each share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time, other than any shares of Company Common Stock to be canceled pursuant to Section 1.6(b) and other than Dissenting Shares (as defined in Section 1.7(a)), will each be canceled and extinguished and automatically converted into the right to receive an amount in cash, without interest, equal to $0.75 (the “Per Share Merger Consideration”) upon surrender of the certificate representing such share of Company Common Stock (or surrender of a Book Entry Share (as defined in Section 1.8(c)) in the manner provided in Section 1.8(c) (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). Each Dissenting Share shall be canceled and extinguished and automatically converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with Delaware Law. No share of Company Common Stock shall be deemed to be outstanding or to have any rights other than those set forth in this Section 1.6 after the Effective Time.

(b)        Cancellation of Treasury Stock.   Each share of Company Common Stock directly owned by the Company or any wholly-owned Subsidiary (as defined in Section 2.1(a)) of the Company immediately prior to the Effective Time shall automatically be canceled and extinguished without any conversion thereof.

(c)        No Assumption of Company Options; Treatment of Company Warrants.

(i)         No Company Options (as defined in Section 2.2(b)) (whether vested or unvested) shall be assumed by Parent as a result of the Merger, and at the Effective Time, each Company Option outstanding and unexercised as of the Effective Time will, without any further action on the part of any holder thereof, be cancelled and extinguished.

(ii)       No warrants to purchase shares of Company capital stock (“Company Warrants”) shall be assumed by the Parent, and at the Effective Time, each Company Warrant outstanding and unexercised as of the Effective Time will, without any further action on the part of any holder thereof, be cancelled and extinguished.

(iii)      Prior to the Effective Time, and subject to the review and approval of Parent (which approval shall not be unreasonably withheld or delayed), the Company shall take all action necessary to effect the transactions anticipated by this Section 1.6(c) under all Company Option agreements, all Company Warrant agreements and any other equity plan or arrangement of the Company (whether written or oral, formal or informal).

(d)        Capital Stock of Merger Sub.   Each share of common stock, par value $0.001 per share, of Merger Sub (the “Merger Sub Common Stock”) issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Surviving Corporation Common Stock”). Each certificate evidencing ownership of shares of Merger Sub Common Stock shall evidence ownership of such share of Surviving Corporation Common Stock.

(e)        Adjustments to Per Share Merger Consideration.   The Per Share Merger Consideration shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization, reclassification or other like change with respect to Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

1.7        Dissenting Shares.

(a)        Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Common Stock held by a holder who has not effectively withdrawn or lost such holder’s appraisal rights under Delaware Law (the “Dissenting Shares”) shall not be converted into or represent a right to receive the Per Share Merger Consideration set forth in Section 1.6, but the holder thereof shall only be entitled to such rights as are provided by Delaware Law.

(b)        Notwithstanding the provisions of Section 1.7(a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s appraisal rights under Delaware Law, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the Per Share Merger Consideration set forth in Section 1.6, without interest, upon surrender of the certificate representing such shares.

(c)        The Company shall give Parent (i) prompt notice of any written notice of intent to demand appraisal under Delaware Law or demand for appraisal under Delaware Law received by the Company, and (ii) the opportunity to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any such demands or offer to settle or settle any such demands and shall not use an estimate of fair value in an amount greater than the Per Share Merger Consideration in any offer of payment without Parent’s prior written consent.

1.8        Surrender of Certificates.

(a)        Exchange Agent.   Parent shall select the Company’s transfer agent, American Stock Transfer & Trust Company, or another institution reasonably satisfactory to the Company to act as the exchange agent (the “Exchange Agent”) hereunder for the purpose of distributing the cash amounts contemplated by this Article I to the holders of Company Common Stock.

(b)        Parent to Deposit Cash.   At or prior to the Effective Time, Parent shall enter into an agreement with the Exchange Agent, which shall provide that Parent shall deposit with the Exchange Agent for exchange in accordance with this Article I promptly after the Effective Time (in any event within 48 hours of the Effective Time), a cash amount equal to the aggregate Per Share Merger Consideration to which holders of Company Common Stock shall be entitled pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock. The cash so deposited with the Exchange Agent shall hereinafter be referred to as the “Exchange Fund.”

(c)        Exchange Procedures.   As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the “Certificates”), which immediately prior to the Effective Time represented outstanding shares of Company Common Stock or non-certificated shares of Company Common Stock represented by book entry (“Book Entry Shares”) whose shares were converted into the right to receive the Per Share Merger Consideration pursuant to Section 1.6: (i) a letter of transmittal in customary form (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates or Book Entry Shares to the Exchange Agent); and (ii) instructions for effecting the surrender of the Certificates or Book Entry Shares in exchange for the Per Share Merger Consideration. Upon surrender of Certificates or Book Entry Shares for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto and such other documents as may reasonably be required by the Exchange Agent, the holder of record of such Certificates or Book Entry Shares shall be entitled to receive in exchange therefor a cash payment representing the Per Share Merger Consideration for each share of Company Common Stock represented thereby, subject to any applicable withholding tax, which such holder has the right to receive pursuant to the provisions of this Article I, and the Certificates and Book Entry Shares so surrendered shall forthwith be canceled. In no event shall the holder of any Certificates or Book Entry Shares be entitled to receive interest on any funds to be received in the Merger, including any interest accrued in respect of the Exchange Fund. In the event of a transfer of ownership of Company Common Stock prior to the Effective Time which is not registered in the transfer records of the Company, the Per Share Merger Consideration may be issued to a transferee if the Certificates or Book Entry Shares representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 1.8(c), each Certificate or Book Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Per Share Merger Consideration for each share of Company Common Stock represented thereby as contemplated by this Article I, together with the dividends, if any, which may have been declared by the Company on the Company Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. Parent and the Surviving Corporation shall pay all fees and expenses of the Exchange Agent in connection with the Exchange Fund and the distributions therefrom.

(d)        Required Withholding.   Each of Parent, the Exchange Agent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder (the “Code”), or under any provision of state, local or foreign Tax law or under any other applicable Legal Requirements. To the extent such amounts are so deducted or withheld, the amount of such consideration shall be treated for all purposes under this Agreement as having been paid to the Person to whom such consideration would otherwise have been paid.

(e)        No Liability.   Notwithstanding anything to the contrary in this Section 1.8, neither the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Company Common Stock for any amount paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

(f)         Investment of Exchange Fund.   The Exchange Agent shall invest the cash included in the Exchange Fund as directed by Parent on a daily basis; provided that no such investment or loss thereon shall affect the amounts payable to holders of shares of Company Common Stock pursuant to this Article I. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable to the holders of shares of Company Common Stock pursuant to this Article I shall promptly be paid to Parent.

(g)        Termination of Exchange Fund.   Any portion of the Exchange Fund which remains undistributed to the holders of Certificates or Book Entry Shares six months after the Effective Time shall, at the request of Parent, be delivered to Parent or otherwise according to the instruction of Parent, and any holders of the Certificates or Book Entry Shares who have not surrendered such Certificates in compliance with this Section 1.8 shall after such delivery to Parent look only to Parent for the Per Share Merger Consideration with respect to the shares of Company Common Stock formerly represented thereby. If any Certificate or Book Entry Share shall not have been surrendered immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity (as defined in Section 2.3(c)), any such portion of the Exchange Fund remaining unclaimed by holders of shares of Company Common Stock immediately prior to such time shall, to the extent permitted by law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(h)        No Further Ownership Rights in Company Common Stock.   All cash paid upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof shall be deemed to have been issued or paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates or Book Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Section 1.8.

1.9        Lost, Stolen or Destroyed Certificates.   If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond in such reasonable amount as Parent or the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate, the Per Share Merger Consideration due to such Person, subject to any applicable withholding tax, as provided in Section 1.8(c).

1.10     Further Action.   At and after the Effective Time, the officers and directors of Parent and the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company and Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company and Merger Sub, any other actions and things necessary or advisable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub, except as set forth in the disclosure letter (referencing the appropriate section and paragraph numbers) supplied by the Company to Parent dated as of the date hereof (the “Company Disclosure Letter”), as follows:

2.1        Organization; Standing; Charter Documents; Subsidiaries.

(a)        Organization; Standing and Power.   The Company and each of its Subsidiaries (as defined below) (i) is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (except, in the case of good standing, for entities organized under the laws of any jurisdiction that does not recognize such concept), (ii) has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to so qualify or to be in good standing, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect (as defined in Section 8.3(c)) on the Company. For purposes of this Agreement, “Subsidiary,” when used with respect to any party, shall mean any corporation or other organization at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

(b)        Charter Documents.   The Company has delivered or made available to Parent true and correct copies of: (i) the certificate of incorporation (including any certificate of designations) and bylaws of the Company, each as amended to date (collectively, the “Company Charter Documents”) and (ii) the certificate of incorporation and bylaws, or like organizational documents, each as amended to date (collectively, “Subsidiary Charter Documents”), of each of its Subsidiaries, and each such instrument is in full force and effect. The Company is not in violation of any of the provisions of the Company Charter Documents and none of the Company’s Subsidiaries are in violation of its applicable certificate of incorporation and bylaws, or like organizational documents, each as amended to date.

(c)        Minutes.   The Company has made available to Parent and its representatives true and complete copies of the minutes of all meetings of the stockholders, the Board of Directors and each committee of the Board of Directors of the Company and each of its Subsidiaries held since January 1, 2004.

(d)        Subsidiaries.   Section 2.1(d) of the Company Disclosure Letter sets forth each Subsidiary of the Company. All the outstanding shares of capital stock of, or other equity or voting interests in, each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and are owned by the Company, a wholly-owned Subsidiary of the Company, or the Company and another wholly-owned Subsidiary of the Company, free and clear of all pledges, claims, liens, charges, encumbrances, options and security interests of any kind or nature whatsoever (collectively, “Liens”), including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests, except for restrictions imposed by applicable securities laws. Other than the Subsidiaries of the Company, the Company does not own, directly or indirectly, any securities or capital stock of, or other equity or voting interests of any nature in, any other Person.

2.2        Capital Structure.

(a)        Capital Stock.   The authorized capital stock of the Company consists of: (i) 40,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (the “Company Preferred Stock. At the close of business on February 15, 2007: (x) 15,358,745 shares of Company Common Stock were issued and outstanding, (y) no shares of Company Preferred Stock were issued and outstanding, and (z) no shares of Company Common Stock or Company Preferred Stock were issued and held by the Company in its treasury. No shares of Company Common Stock are owned or held by any Subsidiary of the Company. All of the outstanding shares of capital stock of the Company are, and all shares of capital stock of the Company which may be issued as contemplated or permitted by this Agreement will be, when issued, duly authorized and validly issued, fully paid and nonassessable and not subject to any preemptive rights. Section 2.2(a) of the Company Disclosure Letter sets forth (A) the name of each holder of Company Restricted Stock (as defined below), (B) the number of shares of Company Restricted Stock held by such holder, (C) the repurchase price of such Company Restricted Stock, (D) the date on which such Company Restricted Stock was purchased or granted, (E) the applicable vesting schedule pursuant to which the Company’s right of repurchase or forfeiture lapses, and (F) the extent to which such Company right of repurchase or forfeiture has lapsed as of the date hereof. Subject to the terms and conditions of the applicable restricted stock purchase agreement, upon consummation of the Merger, (1) the Per Share Merger Consideration paid in exchange for any shares of Company Restricted Stock will, without any further act of Parent, Merger Sub, the Company or any other Person, become subject to the restrictions, conditions and other provisions contained in such Contract (as defined below) and (2) Parent will automatically succeed to and become entitled to exercise the Company’s rights and remedies under any such Contract without modification. There are no commitments or agreements to which the Company is bound obligating the Company to waive its right of repurchase or forfeiture with respect to any Company Restricted Stock as a result of the Merger (whether alone or upon the occurrence of any additional or subsequent events). For purposes of this Agreement, “Company Restricted Stock” shall mean shares of Company Common Stock that are subject to a Contract or other arrangement pursuant to which the Company has the right to repurchase, redeem or otherwise reacquire such shares of Company Common Stock, including by forfeiture. For purposes of this Agreement, “Contract” shall mean any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature, as in effect as of the date hereof or as may hereinafter be in effect.

(b)        Stock Options.   As of the close of business on February 15, 2007: (i) 2,213,443 shares of Company Common Stock were subject to issuance pursuant to outstanding Company Options (as defined below) to purchase Company Common Stock under the applicable Company Benefit Plans (as defined in Section 2.12(a)) that are stock option plans as set forth on Section 2.12 of the Company Disclosure Letter

(the “Company Stock Option Plans”) (equity or other equity-based awards, whether payable in cash, shares or otherwise, granted under or pursuant to the Company Stock Option Plans, are referred to in this Agreement as “Company Options”) and (ii) no shares of Company Common Stock were subject to issuance pursuant to outstanding award of shares, or units, granted under applicable Company Benefit Plans and representing the right to receive in the future shares of Company Common Stock, other than Company Restricted Stock and Company Options. All shares of Company Common Stock subject to issuance under the applicable Company Benefit Plans, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. The exercise price of each Company Option is no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Option. Section 2.2(b) of the Company Disclosure Letter sets for the number of outstanding Company Options that have an exercise price per share less than the Per Share Merger Consideration as of the End Date (as defined in Section 7.1(b)) and the weighted average exercise price of such outstanding Company Options at such date. All grants of Company Options were validly issued and properly approved by the Board of Directors of the Company in material compliance with all applicable Legal Requirements (as defined in Section 2.2(d)) and recorded on the Company Financials (as defined in Section 2.4(b)) in accordance with GAAP (as defined in Section 2.4(b)), and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant. There are no outstanding or authorized stock purchase, stock appreciation, phantom stock, profit participation or other similar rights or equity based awards with respect to the Company other than as set forth in this Section 2.2(b).

(c)        Voting Debt.   There are no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (i) having the right to vote on any matters on which stockholders may vote (or which is convertible into, or exchangeable for, securities having such right) or (ii) the value of which is any way based upon or derived from capital or voting stock of the Company (collectively, “Voting Debt”), is issued or outstanding as of the date hereof.

(d)        Other Securities.   Except as otherwise set forth in this Section 2.2 or in Section 2.2 of the Company Disclosure Letter, there are no securities, options, warrants, calls, rights, Contracts, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to (including on a deferred basis) issue, deliver or sell, or cause to be issued, delivered or sold, or otherwise granting the Company or any of its Subsidiaries the right to have a third party issue, deliver or sell to the Company or any of its Subsidiaries, additional shares of capital stock, Voting Debt or other voting securities of the Company or any of its Subsidiaries, or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, Contract, arrangement or undertaking. Section 2.2(d) of the Company Disclosure Letter sets for the number of outstanding Company warrants that have an exercise price per share less than the Per Share Merger Consideration and the weighted average exercise price of such outstanding Company warrant. All outstanding shares of Company Common Stock, all outstanding Company Options, and all outstanding shares of capital stock of each Subsidiary of the Company have been issued and granted in compliance in all material respects with (i) all applicable securities laws and all other applicable Legal Requirements and (ii) all requirements set forth in applicable Contracts. Except for shares of Company Restricted Stock, there are not any outstanding Contracts of the Company or any of its Subsidiaries to (A) repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries or (B) dispose of any shares of the capital stock of, or other equity or voting interests in, any of its Subsidiaries. The Company and its Subsidiaries have not entered into any swaps, caps, collars, floors or other derivative contracts or securities relating to interest rates, equity securities, debt securities or commodities. Neither the Company nor any of its Subsidiaries is a party to, nor are there, any voting agreements, irrevocable proxies, voting trusts, registration rights agreements or other voting arrangements with respect to shares of the capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries. For purposes of this

Agreement, “Legal Requirements” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, order, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity.

(e)        No Changes.   Since September 30, 2006, other than (i) pursuant to the exercise of Company Options issued pursuant to Company Stock Option Plans and (ii) repurchases from Employees (as defined in Section 2.12(a)) following termination of employment pursuant to the terms of applicable pre-existing stock option or purchase agreements, there has been no change in (A) the outstanding capital stock of the Company, (B) the number of Company Options outstanding, or (C) the number of other options, warrants or other rights to purchase capital stock of the Company.

2.3        Authority; Non-Contravention; Necessary Consents.

(a)        Authority.   The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by the Company’s stockholders. The adoption of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock, which are entitled to one (1) vote per share, voting together as a single class, is the only vote of the holders of any class or series of Company capital stock necessary to approve and adopt this Agreement, approve the Merger and consummate the Merger and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

(b)        Non-Contravention.   The execution and delivery of this Agreement by the Company does not, and performance of this Agreement by the Company will not: (i) conflict with or violate any provision of the Company Charter Documents or any Subsidiary Charter Documents of any Subsidiary of the Company, (ii) subject to the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby by the Company’s stockholders as contemplated in Section 5.2(a) and compliance with the requirements set forth in Section 2.3(c), conflict with or violate any material Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected, or (iii) subject to obtaining the consents set forth in Section 2.3(b) of the Company Disclosure Letter, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its Subsidiaries pursuant to any Company Contract, except, in the case of clauses (ii) and (iii) above, for any such conflicts, breaches, defaults or violations that would not be material to the Company and its Subsidiaries, taken as a whole, or materially impede the ability of the Company to consummate the transactions contemplated by this Agreement in accordance with its terms.

(c)        Necessary Consents.   No consent, approval, order or authorization of, or registration, declaration or filing with any supranational, national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental entity or instrumentality, or any quasi-governmental or private body exercising any regulatory, taxing, importing or other governmental or quasi-governmental function (a “Governmental Entity”) is required to be obtained or made by the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for: (i) the filing of the

Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company and/or Parent are qualified to do business, (ii) the filing of the Company Proxy Statement (as defined in Section 5.1) with the Securities and Exchange Commission (the “SEC”) in accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act), (iii) the consents listed on Section 2.3(c) of the Company Disclosure Letter, and (iv) such other consents, clearances, authorizations, filings, approvals and registrations with respect to any Governmental Entity the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The consents, approvals, orders, authorizations, registrations, declarations and filings set forth in (i) through (iv) are referred to herein as the “Necessary Consents.”

2.4        SEC Filings; Financial Statements; Records.

(a)        SEC Filings.   The Company has filed all required registration statements, prospectuses, reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated by reference) required to be filed by it with the SEC since February 15, 2000. The Company has made available to Parent all such registration statements, prospectuses, reports, schedules, forms, statements and other documents in the form filed with the SEC that are not publicly available through the SEC’s EDGAR database. All such required registration statements, prospectuses, reports, schedules, forms, statements and other documents are referred to herein as the “Company SEC Reports.” As of their respective dates, the Company SEC Reports complied as to form in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports. The Company SEC Reports did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file any forms, reports or other documents with the SEC. The Company has previously furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act. As of the date hereof, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports.

(b)        Financial Statements.   Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (as amended prior to the date of this Agreement) (the “Company Financials”): (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-QSB, 8-K or any successor form under the Exchange Act), and (iii) fairly presented, in all material respects, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof and the consolidated results of the Company’s operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments, as permitted by GAAP and the applicable rules and regulations promulgated by the SEC). The balance sheet of the Company contained in the Company SEC Reports as of September 30, 2006, is hereinafter referred to as the “Company Balance Sheet.” Other than liabilities (A) disclosed in the Company Financials or (B) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, neither the Company nor any of its Subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required by GAAP to be disclosed on a consolidated balance sheet or in the notes thereto which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its

Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K promulgated by the SEC).

(c)        Internal Controls and Procedures.   The Company and its Subsidiaries have established and maintain disclosure controls and procedures and internal control over financial reporting, as such terms are defined in, and as required by, Rules 13a-15 and 15d-15 under the Exchange Act. The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). The principal executive officer and principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC and such certificates were true and correct. The Company and each of its Subsidiaries has established and maintains, adheres to and enforces a system of internal controls over financial reporting, which are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements (including the Company Financials) for external purposes in accordance with GAAP, including policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company and its Subsidiaries are being made only in accordance with appropriate authorizations of management and the Board of Directors of the Company, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements of the Company and its Subsidiaries. To the Knowledge of the Company, since the date of the Company’s most recent Form 10-QSB filed with the SEC, neither the Company nor any of its Subsidiaries (including any Employee), nor the Company’s independent auditors or legal counsel has identified or been made aware of (A) any significant deficiency or material weakness in the design or operation of internal control over financial reporting utilized by the Company and its Subsidiaries, (B) any fraud, whether or not material, that involves the Company’s management or other Employees), or (C) any claim or allegation regarding any of the foregoing. In connection with the periods covered by the Company Financials, the Company has disclosed to Parent all deficiencies and weaknesses identified in writing by the Company or the Company’s independent auditors (whether current or former) in the design or operation of internal controls over financial reporting utilized by the Company and its Subsidiaries.

(d)        Sarbanes-Oxley Act; OTC Bulletin Board.   The Company is in compliance with (i) the applicable provisions of the Sarbanes-Oxley Act and (ii) the applicable listing and corporate governance rules and regulations of the OTC Bulletin Board.

(e)        Books and Records.   The Company’s books and records and those of its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein.

2.5        Absence of Certain Changes or Events.   Since the date of the Company Balance Sheet the Company has operated only in the ordinary course of business consistent with past practice and there has not been:

(a)        any Material Adverse Effect on the Company;

(b)        any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company’s or any of its Subsidiaries’ capital stock, or any repurchase for value or redemption by the Company or any of its Subsidiaries of any of the Company’s capital stock or any other securities of the Company or its Subsidiaries except for repurchases from Employees following termination of employment pursuant to the terms of applicable pre-existing stock option or purchase agreements;

(c)        any split, combination or reclassification of any of the Company’s or any of its Subsidiaries’ capital stock;

(d)        any granting by the Company or any of its Subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its Subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its Subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its Subsidiaries into any employment, severance, termination or indemnification agreement;

(e)        entry by the Company or any of its Subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Intellectual Property (as defined in Section 2.7(a)(i)), other than non-exclusive license, supply and distribution agreements entered into in the ordinary course of business consistent with past practice;

(f)         any amendment or consent with respect to any Company Material Contract (as defined in Section 2.15(a)) in effect since the date of the Company Balance Sheet;

(g)        any change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP; or

(h)        any revaluation by the Company of any of its assets.

2.6        Taxes.

(a)        Definition.   For the purposes of this Agreement, the term “Tax” or, collectively, “Taxes” shall mean (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts, (ii) any liability for the payment of any amounts of the type described in clause (i) of this Section 2.6(a) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, and (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) of this Section 2.6(a) as a result of any express or implied obligation to indemnify any other Person or as a result of any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor entity.

(b)        Tax Returns and Audits.

(i)         The Company and each of its Subsidiaries have filed all federal, state, local and foreign returns, estimates, information statements and reports (including amendments thereto) relating to any and all Taxes (“Tax Returns”) required to be filed by any of them and have paid, or have adequately reserved (in accordance with GAAP) for the payment of, all Taxes required to be paid, and the most recent financial statements contained in the Company SEC Reports reflect an adequate reserve (in accordance with GAAP) for all Taxes payable by the Company and its Subsidiaries through the date of such financial statements. No deficiencies for any Taxes have been asserted or assessed, or to the Knowledge of the Company, proposed, against the Company or any of its Subsidiaries that are not subject to adequate reserves (in accordance with GAAP), nor has the Company or any of its Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any material Tax.

(ii)       The Company and each of its Subsidiaries have timely paid or withheld with respect to their Employees (and paid over any amounts withheld to the appropriate Taxing authority) all federal and state income taxes, Federal Insurance Contribution Act, Federal Unemployment Tax Act and other similar Taxes required to be paid or withheld.

(iii)      No audit or other examination of any Tax Return of the Company or any of its Subsidiaries is presently in progress, nor has the Company or any of its Subsidiaries been notified in writing of any request for such an audit or other examination.

(iv)       The Company has made available to Parent or its legal counsel, copies of all Tax Returns for the Company and each of its Subsidiaries filed for all periods beginning January 1, 2002, or later.

(v)        Neither the Company nor any of its Subsidiaries is, nor has been at any time, a “United States Real Property Holding Corporation” within the meaning of Section 897(c)(2) of the Code.

(vi)       Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code (A) in the two years prior to the date of this Agreement or (B) in a distribution which otherwise constitutes part of a “plan” or “series of related transactions” (within the meaning of Section 355(e) of the Code) that includes the Merger.

(vii)     Neither the Company nor any of its Subsidiaries has engaged in a “reportable transaction,” as set forth in Treas. Reg. § 1.6011-4(b), or any transaction that is the same as or substantially similar to one of the types of transactions that the Internal Revenue Service has determined to be a tax avoidance transaction and identified by notice, regulation or other form of published guidance as a “listed transaction,” as set forth in Treas. Reg. § 1.6011-4(b)(2).

(viii)    Neither the Company nor any of its Subsidiaries has (A) ever been a member of an affiliated group (within the meaning of Code §1504(a)) filing a consolidated federal income Tax Return (other than a group the common parent of which was Company), (B) ever been a party to any tax sharing, indemnification or allocation agreement, (C) any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treas. Reg. § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or agreement, or otherwise, or (D) ever been a party to any joint venture, partnership or other arrangement that could be treated as a partnership for Tax purposes.

(ix)       There are no Tax rulings, requests for rulings, or “closing agreements” (as described in Section 7121 of the Code or any corresponding provision of state, local or foreign Tax law) relating to the Company or any Subsidiary which could affect the Company’s or any Subsidiary’s liability for Taxes for any period after the Closing Date. Neither the Company nor any Subsidiary will be required to include any item of income in, or exclude any item of deduction from, any taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any change in method of accounting or will be required to make any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign Tax law).

(c)        Executive Compensation Tax.   There is no contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, including the provisions of this Agreement which, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code.

2.7        Intellectual Property.

(a)        Definitions.   For the purposes of this Agreement, the following terms have the following meanings:

(i)         “Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (B) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer data; (C) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (D) all mask works, mask work registrations and applications therefore, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (E) domain names, uniform resource locators (“URLs”) and other names and locators associated with the Internet (collectively, “Domain Names”); (F) all computer software, including all source code, object code, firmware, development tools, files, records and data, and all media on which any of the foregoing is recorded; (G) all industrial designs and any registrations and applications therefor throughout the world; (H) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (I) all databases and data collections and all rights therein throughout the world; (J) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (K) any similar or equivalent rights to any of the foregoing anywhere in the world.

(ii)       “Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company or any of its Subsidiaries.

(iii)      “Registered Intellectual Property” shall mean all United States, international and foreign: (A) patents and patent applications (including provisional applications); (B) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; and (C) registered copyrights and applications for copyright registration.

(iv)       “Company Registered Intellectual Property” shall mean all of the Registered Intellectual Property owned by, or filed in the name of, the Company or any of its Subsidiaries.

(v)        “Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, credit or debit card number or customer or account number, or any other piece of information that allows the identification of a natural person.

(vi)       “User Data” shall mean any Personal Data or other data or information collected by or on behalf of the Company or any of its Subsidiaries from users of any Company Product or website of the Company or any of its Subsidiaries.

(vii)     “Company Privacy Policy” shall mean any external or internal, past or present policy of the Company or any of its Subsidiaries relating to: (A) the privacy of users of any Company Product or of any externally accessible website of the Company or any of its Subsidiaries; (B) the collection, storage, disclosure, and transfer of any User Data or Personal Data; or (C) any Employee information.

(b)        Registered Intellectual Property; Proceedings.   Section 2.7(b) of the Company Disclosure Letter sets forth (i) all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered, the filing, publication, issue and/or expiration dates, and the corresponding application and registration numbers and similar identifiers, (ii) all proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office (the “PTO”) or equivalent authority anywhere else in the world) related to any Company Registered Intellectual Property.

(c)        Company Products.   Section 2.7(c) of the Company Disclosure Letter sets forth a list (by name and version number) of all products, software or service offerings of the Company or any of its Subsidiaries (collectively, “Company Products”) that are currently being sold, distributed, provided or otherwise disposed of, or which the Company or any of its Subsidiaries currently supports or is obligated to support or maintain, or any products or services under development which the Company intends to make commercially available within 12 months of the date hereof.

(d)        No Order.   No Company Intellectual Property or Company Product is subject to any proceeding or outstanding order, Contract or stipulation restricting in any manner the use, transfer, or licensing thereof by the Company or any of its Subsidiaries, or which may adversely affect the validity, use or enforceability of such Company Intellectual Property or Company Product.

(e)        Registration.   Each item of Company Registered Intellectual Property is valid and subsisting, and all necessary registration, maintenance and renewal fees currently due in connection with such Company Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, maintaining or perfecting such Company Registered Intellectual Property. The Company has no Knowledge of any facts or circumstances that would render any Company Registered Intellectual Property unenforceable.

(f)         Absence of Liens.   The Company owns and has good and exclusive title to each item of Company Intellectual Property (including all Company Intellectual Property embodied in, or necessary for the use, distribution, importation, sale or other exploitation of, any Company Product) owned by it, free and clear of any Liens (excluding non-exclusive licenses and related restrictions granted in the ordinary course of business consistent with past practice and Liens that do not materially restrict Company’s use or exploitation of any Company Intellectual Property). All Company Intellectual Property will be fully transferable, alienable and licensable by the Surviving Corporation and/or Parent without restriction and without payment of any kind to any third party.

(g)        Third-Party Development.   To the extent that any technology, software or Intellectual Property has been developed or created independently or jointly by a third party for the Company or any of its Subsidiaries, or any technology, software or other Intellectual Property that has been developed or created independently or jointly by a third party is incorporated into or bundled or distributed with any of the Company Products, the Company and its Subsidiaries have a written agreement with such third party with respect thereto and the Company and its Subsidiaries thereby either (i) have obtained ownership of, and are the exclusive owners of, or (ii) have obtained licenses (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all technology, software or Intellectual Property in such work, material or invention by operation of law, contractually or by valid assignment, to the fullest extent it is legally possible to do so. No Person who has licensed any Intellectual Property to the Company or any of its Subsidiaries has ownership rights or license rights to improvements made by or for the Company or any such Subsidiary in such Intellectual Property. Without limiting the foregoing, the Company and each of its Subsidiaries has the right to use, pursuant to valid licenses, all data (including Personal Data of third parties), all software development tools, library functions, operating systems, data bases, compilers and all other third-party software to the extent that each of the foregoing (i) is used in the operation of the Company’s and its Subsidiaries’ business, or (ii) is required to create, modify, compile, operate or support any software that is Company Intellectual Property or is incorporated into or distributed with any Company Product.

(h)        Transfers.   Neither the Company nor any of its Subsidiaries has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property (including any Company Intellectual Property embodied in, or necessary for the use, distribution, importation, sale or other exploitation of, any Company Product by the Company), to any third party, or knowingly permitted the Company’s rights in such Intellectual Property to lapse or enter the public domain.

(i)         Licenses.   Other than “shrink wrap” and similar widely available commercial end-user licenses, Section 2.7(i) of the Company Disclosure Letter sets forth a list of all Contracts to which the Company or any of its Subsidiaries is a party (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end customer license agreements on the Company’s standard form agreement, a copy of which has been provided to Parent, in the ordinary course of business), or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company or any of its Subsidiaries.

(j)         No Conflict.   All Contracts affecting the use or ownership of either (i) Company Intellectual Property, or (ii) Intellectual Property of a third party licensed to the Company or any of its Subsidiaries are in full force and effect (such Contracts referred to herein as “IP Contracts”). The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination, suspension of, or acceleration of any payments (including allowing any third party to require the Company or any of its Subsidiaries to prepay any obligations or result in the loss of any prepaid royalties or fees) with respect to, any IP Contracts. Each of the Company and its Subsidiaries is in material compliance with, and has not materially breached any term of any IP Contracts and, to the Knowledge of the Company, all other parties to IP Contracts are in compliance with, and have not materially breached any term of, such IP Contracts. Following the Closing Date, the Surviving Corporation will be permitted to exercise all of the Company’s and its Subsidiaries’ rights under all IP Contracts to the same extent the Company and its Subsidiaries would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration, or the loss of any prepaid royalties or fees, other than ongoing fees, royalties or payments which the Company or any of its Subsidiaries would otherwise be required to pay or would lose.

(k)        Effect of Transaction.   Neither this Agreement nor the transactions contemplated by this Agreement, including the assignment to Parent or the Surviving Corporation by operation of law or otherwise of any IP Contracts to which the Company or any of its Subsidiaries are a party, will result in (i) either Parent or the Surviving Corporation granting to any third party any right to or with respect to any Intellectual Property right owned by, or licensed to, either of them, (ii) either Parent or the Surviving Corporation being bound by, or subject to, any non-compete or other restriction on the operation or scope or their respective businesses, or (iii) either Parent or the Surviving Corporation being obligated to pay any royalties or other amounts to any third party in excess of those payable by Parent or the Company, respectively, prior to the Closing.

(l)         No Infringement.   To the Knowledge of the Company, the operation of the business of the Company and its Subsidiaries as such business currently is conducted and reasonably contemplated to be conducted, including (i) the Company’s and its Subsidiaries’ design, development, manufacture, distribution, reproduction, marketing or sale of the products, software or services of the Company and its Subsidiaries (including Company Products), (ii) the Company’s use of any product, device, algorithm or process, and (iii) the use, distribution and exploitation of User Data (if any), has not and does not infringe or misappropriate the Intellectual Property of any third party or constitute unfair competition or unfair trade practices under the laws of any jurisdiction.

(m)      All Necessary Intellectual Property.   To the Knowledge of the Company, the Company and its Subsidiaries own or otherwise have sufficient rights to all Intellectual Property used in and/or necessary to the conduct of the business of the Company and its Subsidiaries as it currently is conducted, and as it is currently planned to be conducted by the Company and its Subsidiaries, except for such Intellectual Property the lack of ownership of or rights to would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.

(n)        No Notice of Infringement.   Neither the Company nor any of its Subsidiaries has received notice from any third party that the operation of the business of the Company or any of its Subsidiaries or any act or Company Product infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or unfair trade practices under the laws of any jurisdiction.

(o)        No Third Party Infringement.   To the Knowledge of the Company, no Person has infringed or misappropriated, or is infringing or misappropriating, any Company Intellectual Property, including any Company Intellectual Property (other than Company Intellectual Property owned by a third party) embodied in, or necessary for the use, distribution, importation, sale or other exploitation of, any Company Product by the Company.

(p)        Proprietary Information Agreements.   The Company and each of its Subsidiaries has taken all reasonable steps to protect the Company’s and its Subsidiaries’ rights in the Company’s confidential information, trade secrets and Company Intellectual Property that it wishes to protect or any trade secrets or confidential information of third parties provided to the Company or any of its Subsidiaries, and, without limiting the foregoing, each of the Company and its Subsidiaries has and enforces a policy requiring each Employee and past or current contractor or consultant to execute a proprietary information and confidentiality agreement substantially in the form provided to Parent, and to the Knowledge of the Company, all Employees of the Company and any of its Subsidiaries have executed such an agreement.

(q)        Open Source.   For purposes of this Agreement, “Open Source Material” shall mean any software or other Intellectual Property that is distributed or made available as “open source software” or “free software” or is otherwise publicly distributed or made generally available in source code or equivalent form under terms that permit modification and redistribution of such software or Intellectual Property. Open Source Materials includes software that is licensed under the GNU General Public License, GNU Lesser General Public License, Mozilla License, Common Public License, Apache License or BSD License, as well as all other similar “public” licenses.

(i)         Section 2.7(q)(i) of the Company Disclosure Letter accurately identifies and describes (A) each item of Open Source Material that is or has been contained in, distributed with, or used in the development of a Company Product or from which any part of any Company Product has been derived, or which is or has been distributed or made available to any third party by or for the Company or any of its Subsidiaries, (B) the applicable license terms for each such item of Open Source Material, (C) the Company Product(s) (if any) to which each such item of Open Source Material relates, and (D) whether (and if so, how) each such item of Open Source Material has been modified or distributed by or for the Company or any of its Subsidiaries.

(ii)       Except as set forth in Section 2.7(q)(ii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has (A) incorporated Open Source Materials into, or combined Open Source Materials with, any Company Product or Company Intellectual Property or used Open Source Materials to develop or provide any Company Product or Company Intellectual Property, (B) distributed Open Source Materials in conjunction with or for use with any Company Product or Company Intellectual Property, or (C) otherwise used Open Source Materials, in the case of each of (A), (B) or (C), in a manner that (x) imposes or could impose a requirement or condition that such Company Product or Company Intellectual Property (or any material portion thereof) (1) be disclosed or distributed in source code form, (2) be licensed for the purpose of making modifications or derivative works, or (3) be redistributable at no charge, or (y) grants or would require the grant of a license to any Person of any Company Intellectual Property.

(r)        Privacy and Personal Data.   Neither the Company nor its Subsidiaries have breached or violated any Company Privacy Policy and, to the Knowledge of Company, there has been no unauthorized or illegal use of or access to any of the User Data or Personal Data collected by Company or its Subsidiaries from its customers or users of its websites. Neither the execution, delivery, or performance of this Agreement nor the consummation of any of the transactions contemplated by this Agreement, nor Parent’s or the Surviving Corporation’s possession or use of any User Data will result in any violation of any law or Company Privacy Policy.

2.8        Compliance; Permits; Exports; FCPA.

(a)        Compliance.   Neither the Company nor any of its Subsidiaries is in conflict with, or in default or in violation of, any Legal Requirement applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries or any of their respective businesses or properties is bound or affected, except for those conflicts, defaults or violations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has not received notice that any investigation or review by any Governmental Entity is pending and, to the Knowledge of the Company, no such investigation or review has been threatened, against the Company or any of its Subsidiaries. There is no judgment, injunction, order or decree binding upon the Company or any of its Subsidiaries which has or would reasonably be expected to have the effect of prohibiting or materially impairing (i) any business practices of the Company or any of its Subsidiaries, (ii) any acquisition of material property by the Company or any of its Subsidiaries or (iii) the conduct of business by the Company and its Subsidiaries as currently conducted.

(b)        Permits.   The Company and its Subsidiaries hold, to the extent legally required, all permits, licenses, variances, clearances, consents, commissions, franchises, exemptions, orders and approvals from Governmental Entities (“Permits”) that are required for the operation of the business of the Company and its Subsidiaries as currently conducted or as reasonably contemplated to be conducted, except for any Permits where the failure to hold such Permits does not have, and would not reasonably be expected to have, a Material Adverse Effect on the Company (collectively, “Company Permits”). No suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, threatened. The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

(c)        Export Control Laws.   Each of the Company and its Subsidiaries is conducting and has conducted its export transactions in accordance in all material respects with all applicable export and re-export control laws.

(i)         Each of the Company and its Subsidiaries has obtained, and is in material compliance with, all export licenses, license exceptions and other consents, notices, waivers, approvals, orders, authorizations, registrations, declarations, classifications and filings with any Governmental Entity required for (A) the export and re-export of products, services, software and technologies and (B) releases of technologies and software to foreign nationals located in the United States and abroad (“Export Approvals”);

(ii)       There are no pending or, to the Knowledge of the Company, threatened claims or legal actions against the Company or any Subsidiary alleging a violation of such Export Approvals or the export control laws of any Governmental Entity; and

(iii)      No Export Approvals for the transfer of export licenses to Parent or the Surviving Corporation are required by the consummation of the Merger.

(d)        Foreign Corrupt Practices Act.   Neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company, any officer, director, agent, Employee or other Person associated with or acting on their behalf, has, directly or indirectly, violated any provision of the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and to the Knowledge of the Company, none of them has used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, made, offered or authorized any unlawful payment to foreign or domestic government officials or employees, or made, offered or authorized any unlawful bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment. The Company has established reasonable internal controls and procedures designed to ensure compliance with the FCPA.

2.9        Litigation.   There are no claims, suits, actions or proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, before any court, Governmental Entity, or any arbitrator.

2.10     Brokers’ and Finders’ Fees; Fees and Expenses.   Except for fees payable to ThinkEquity Partners LLC (“ThinkEquity”) pursuant to an engagement letter dated September 15, 2006, as amended, a copy of which has been provided to Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or similar fee or commission in connection with this Agreement or any transaction contemplated hereby based upon arrangements made by or on behalf of the Company. Section 2.10 of the Company Disclosure Letter sets forth a listing of any Contract with any accountant, broker, financial advisor, consultant, legal counsel or other Person retained by the Company in connection with this Agreement or the transactions contemplated hereby and the actual and estimated fees, costs and expenses payable by the Company to each such Person through the Closing.

2.11     Transactions with Affiliates.   There are no contracts, commitments, agreements, arrangements or other transactions between the Company or its Subsidiaries, on the one hand, and any (i) present officer or director of the Company or any of their immediate family members (including their spouses) or (ii) affiliate of any such officer, director, family member or beneficial owner, on the other hand.

2.12     Employee Benefit Plans.

(a)        Schedule.   Section 2.12(a) of the Company Disclosure Letter sets forth a correct and complete list of all “employee benefit plans” (as defined in Section 3(3) of ERISA), and all other material employee benefit plans, programs, agreements, policies, contracts, arrangements or payroll practices, including Company Material Contracts pursuant to Section 2.15(a), bonus plans, incentive, equity or equity-based compensation, or deferred compensation arrangements, change in control, termination or severance plans or arrangements, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical, dental, vision, life insurance, educational assistance and scholarship plans and programs or other material employee benefit plans or program, whether written or unwritten, funded or unfunded, which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Controlled Group Affiliate (as defined in Section 2.15(e)) for the benefit of current or former employees, consultants or directors (each, an “Employee”), or with respect to which the Company or any Controlled Group Affiliate has or may have any liability or obligation (collectively, the “Company Benefit Plans”). Neither the Company nor any Controlled Group Affiliate has a Contract, plan or commitment, whether legally binding or not, to create any additional Company Benefit Plan or to modify any existing Company Benefit Plan, except as required by applicable Legal Requirements.

(b)        Documents.   With respect to each Company Benefit Plan covering Employees who perform services in the United States, the Company has delivered or made available to Parent for review, (i) the most recent documents constituting the Company Benefit Plans (including all amendments thereto and related trust documents), and with respect to any Company Benefit Plan that has been merged into another Company Benefit Plan, the plan documents in effect prior to the merger of such plan, (ii) the most recent annual actuarial valuations and/or audited statement of assets and liabilities for each applicable Company Benefit Plan, (iii) the most recent Form 5500 and all schedules thereto, (iv) the most recent Approval (as defined in Section 2.12(c)(ii)) for each Company Benefit Plan, as applicable, (v) all correspondence to or from any Governmental Entity relating to any Company Benefit Plan, (vi) all discrimination tests for each Company Benefit Plan, if applicable, for the most recent plan year, (vii) all communications to Employees regarding in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability under any Company Benefit Plan or proposed Company Benefit Plan, and (viii) the most recent summary plan description together with the summary(ies) of modifications thereto, if any, required under ERISA with respect to each Company Benefit Plan.

(c)        Benefit Plan Compliance.

(i)         With respect to each Company Benefit Plan, no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any of its Subsidiaries would be subject to any material liability under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Code or any other applicable Legal Requirement, which would reasonably be expected to result in material liability to the Company and its Controlled Group Affiliates, taken as a whole.

(ii)       Each Company Benefit Plan has been, in all material respects, administered and operated in accordance with its terms, with the applicable provisions of ERISA, the Code and all other applicable Legal Requirements and the terms of all applicable collective bargaining agreements. Each Company Benefit Plan, including any amendments thereto, that is capable of approval by, and/or registration for and/or qualification for special tax status with, the appropriate taxation, social security and/or supervisory authorities in the relevant country, state, territory or the like (each, an “Approval”) has received such approval or there remains a period of time in which to obtain such Approval retroactive to the date of any amendment that has not previously received such Approval, except for the lack of such Approvals which would not reasonably be expected to result in material liability to the Company and its Controlled Group Affiliates, taken as a whole. Except as required by Legal Requirements, no condition exists that would prevent the Company or Parent from terminating or amending any Company Benefit Plan at any time for any reason without material liability to the Company and its Controlled Group Affiliates, taken as a whole (other than ordinary administration expenses or routine claims for benefits or administrative expenses related to the amendment or termination that are not material in amount).

(iii)      No oral or written representation or commitment with respect to any aspect of any Company Benefit Plan has been made to an Employee of the Company or any of its Subsidiaries by an authorized Employee of the Company that is not in accordance with the written or otherwise preexisting terms and provisions of such Company Benefit Plans that would reasonably be expected to result in material liability to the Company and its Controlled Group Affiliates, taken as a whole. Neither the Company nor any of its Subsidiaries has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other Employee representative body or any number or category of its Employees which would prevent, restrict or materially impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

(iv)       There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced, or to the Knowledge of the Company, is threatened or reasonably anticipated, which would reasonably be expected to result in material liability to the Company and its Controlled Group Affiliates, taken as a whole.

(d)        Plan Funding.   With respect to the Company Benefit Plans, there are no material benefit or funding obligations for which contributions have not been made or properly accrued or will not be offset by insurance and there are no material benefit or funding obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with the requirements of GAAP, on the financial statements of the Company. The assets of each Company Benefit Plan which is funded are reported at their fair market value on the books and records of such Company Benefit Plan.

(e)        No Pension or Welfare Plans.   Neither the Company nor any other Person under common control within the meaning of Section 414(b), (c), (m) or (o) of the Code (a “Controlled Group Affiliate”) with the Company has ever maintained, established, sponsored, participated in, or contributed to, any (i) Company Benefit Plan which is or was subject to Title IV of ERISA or Section 412 of the Code, (ii) “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA), (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) “funded welfare plan” within the meaning of Section 419 of the Code. No Company Benefit Plan provides health benefits that are not fully insured through an insurance contract.

(f)         Continuation Coverage.   No Company Benefit Plan provides post-termination or retiree welfare benefits (whether or not insured), with respect to any Person for any reason (other than coverage mandated by applicable Legal Requirements and neither the Company nor any Controlled Group Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other Person that such Employee(s) or other Person would be provided with post-termination or retiree welfare benefits, except to the extent required by applicable Legal Requirements or as would not otherwise reasonably be expected to result in material liability to the Company and its Controlled Group Affiliates, taken as a whole.

(g)        Effect of Transaction.   The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. There is no Contract to which the Company or any Controlled Group Affiliate is a party or by which it is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code.

(h)        Labor.   None of the Company or any of its Subsidiaries is presently, or has been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Employees and no collective bargaining agreement is being negotiated by the Company or any of its Subsidiaries. To the Knowledge of the Company, there are no activities or proceedings of any labor union to organize any Employees. There is no labor dispute, strike or work stoppage against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened or reasonably anticipated which may materially interfere with the respective business activities of the Company or any of its Subsidiaries. None of the Company, any of its Subsidiaries or any of their respective representatives or Employees has committed any unfair labor practice in connection with the operation of the respective businesses of the Company or any of its Subsidiaries. There are no actions, suits, claims, labor disputes or grievances pending, or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Neither the Company nor any of its Subsidiaries have incurred any material liability or material obligation under the Worker Adjustment and Retraining Notification Act or any similar state or local law that remains unsatisfied.

(i)         Employment Matters.   The Company: (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment (including but not limited to the classification of any Person as an employee or independent contractor), employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees; (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). The services provided by each of the U.S. Employees (other than consultants and contractors) are terminable at will by the Company and the Company is not a party to any Contract with any U.S. Employees (other than consultants and contractors) that provides for severance or other post-termination pay. Neither the Company nor any of its Subsidiaries is party to any Contract with any non-U.S. Employee that provides benefits to such non-U.S. Employee or restrictions on the Company in excess of those required by applicable Legal Requirements.

2.13     Title to Properties.

(a)        Leases.   Section 2.13(a) of the Company Disclosure Letter sets forth a list of all real property leases and subleases to which the Company or any of its Subsidiaries is a party or by which any of them is bound (each, a “Company Lease”). No party has a right to occupy any of the premises subject to a Company Lease (“Company Leased Property”) except for the Company or its Subsidiaries. The Company has made available to Parent a true and complete copy of each Company Lease.

(b)        Properties.   Section 2.13(b) of the Company Disclosure Letter sets forth a list of all real property owned by the Company or any of its Subsidiaries (the “Company Owned Property” and collectively with the Company Leased Property, the “Company Real Property”). With respect to the Company Owned Property, the Company has made available to Parent copies of the deeds and other instruments (as recorded) by which the Company or any of its Subsidiaries acquired such parcel of property, and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the Company or any of its Subsidiaries relating thereto. Except as would not materially and adversely affect the ability of the Company or Subsidiary to operate its business as now being conducted, there are no structural, electrical, mechanical, plumbing, roof, paving or other defects in any improvements located on any of the Company Owned Property. There are no pending, or, to the Knowledge of the Company, threatened condemnation or eminent domain actions or proceedings, or any special assessments or other activities of any public or quasi-public body that are reasonably likely to adversely affect the Company Real Property.

(c)        Valid Title.   The Company and each of its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, real, personal and mixed, used or held for use in its business that are material to the Company and its Subsidiaries, taken as a whole, free and clear of any Liens, except for (i) Liens imposed by law in respect of obligations not yet due which are owed in respect of Taxes or (ii) Liens which are not material in character, amount or extent, and which do not materially detract from the value, or materially interfere with the present use, of the property subject thereto or affected thereby.

2.14     Environmental Matters.   Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole:

(a)        no underground storage tanks and no amount of any substance that has been designated as radioactive, toxic, hazardous or a pollutant or contaminant or words of similar meaning and effect by applicable Legal Requirements, including PCBs, asbestos, petroleum, urea-formaldehyde and mold, (a “Hazardous Material”) are present as a result of the actions of the Company or any of its Subsidiaries or any affiliate of the Company, or, to the Knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased;

(b)        neither the Company nor any of its Subsidiaries has disposed of, transported, stored, sold, used, released, generated, exposed its Employees or others to, or distributed, manufactured, sold, transported or disposed of any product containing a Hazardous Material (collectively “Hazardous Material Activities”) in violation of any Legal Requirement to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity (collectively, “Hazardous Materials Laws”);

(c)        no action or proceeding is pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries arising out of Hazardous Materials Laws; and

(d)        neither the Company nor any of its Subsidiaries has entered into any Contract that may require it to guarantee, reimburse, pledge, defend, hold harmless or indemnify any other party with respect to liabilities arising out of any Hazardous Materials Laws or the Hazardous Materials Activities of the Company or any of its Subsidiaries.

2.15     Contracts.

(a)        Material Contracts.   For purposes of this Agreement, “Company Material Contract” shall mean:

(i)         any “material contracts” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

(ii)       any employment or consulting Contract (in each case, under which the Company or any of its Subsidiaries may have continuing obligations as of the date hereof) with (A) any current or former executive officer or other employee of the Company earning an annual salary in excess of $100,000 or (B) any member of the Company’s Board of Directors, other than those that are terminable by the Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to the Company;

(iii)      any Contract or plan, including any stock option plan or stock option agreement, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement (either alone or upon the occurrence of any additional or subsequent events) or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

(iv)       any agreement of indemnification or any guaranty that is or could be material to the Company and its Subsidiaries, taken as a whole (in each case, under which the Company or any of its Subsidiaries has continuing obligations as of the date hereof) other than any agreement of indemnification entered into in connection with the sale or license of hardware or software products in the ordinary course of business;

(v)        any Contract containing any covenant (A) limiting the right of the Company or any of its Subsidiaries to engage in any line of business or in any territory, to make use of any material Intellectual Property or to compete with any Person in any material line of business, (B) granting any exclusive rights, or (C) otherwise prohibiting or limiting the right of the Company and its Subsidiaries to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any software, components, parts or subassemblies;

(vi)       any Contract relating to the disposition or acquisition by the Company or any of its Subsidiaries after the date of this Agreement of assets not in the ordinary course of business;

(vii)     any Contract governing the terms of any ownership or investments of the Company or any of its Subsidiaries in any other Person or business enterprise other than Company’s Subsidiaries, or any Contract pursuant to which the Company or its Subsidiaries has any obligation or commitment (whether conditional or otherwise) to make any investment or acquire any ownership interest in any other Person or business enterprise other than the Company’s Subsidiaries;

(viii)    any Contract governing the terms of any ownership or investments in the Company or any of its Subsidiaries by any other Person or business enterprise other than Company’s Subsidiaries;

(ix)       any Contract pursuant to which the Company or its Subsidiaries has provided registration rights with respect to any capital stock of the Company;

(x)        any Contract pursuant to which any stockholders of the Company have agreed to vote their shares of capital stock of the Company in any manner;

(xi)       any dealer, distributor, joint marketing or development agreement under which the Company or any of its Subsidiaries have continuing obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of 30 days or less, or any agreement pursuant to which the Company or any of its Subsidiaries have continuing obligations to jointly develop any Intellectual Property that will not be wholly owned by the Company or any of its Subsidiaries and which may not be terminated without penalty upon notice of 30 days or less;

(xii)     any Contract to provide source code to any third party for any product or technology of the Company and its Subsidiaries;

(xiii)    any Contract containing any support, maintenance or service obligation on the part of the Company or any of its Subsidiaries, which represents a value or liability in excess of $10,000 on an annual basis, other than those obligations that are terminable by the Company or any of its Subsidiaries on no more than 60 days notice without liability or financial obligation to the Company or its Subsidiaries;

(xiv)     any Contract to manufacture or reproduce any of the Company’s products, services or technology or any Contract to sell or distribute any of the Company’s products, services or technology, except agreements with distributors or sales representatives in the ordinary course of business consistent with past practice and terminable without penalty upon notice of 30 days or less;

(xv)      any mortgages, indentures, guarantees, loans or credit agreements, security agreements or other Contracts relating to the borrowing of money or extension of credit, in each case in excess of $25,000, other than (A) accounts receivables and payables and (B) loans to direct or indirect wholly-owned Subsidiaries, in each case in the ordinary course of business;

(xvi)     any settlement agreement with continuing obligations thereunder entered into within three years prior to the date of this Agreement;

(xvii)   any Company Lease; or

(xviii)  any other Contract that has a value of $25,000 or more in any individual case and which may not be terminated without penalty upon notice of 30 days or less, or is otherwise material and relates to one of the Company’s customers listed on Section 2.15(a)(xv) of the Company Disclosure Letter, which sets forth a list of the Company’s top 20 customers by aggregate amount billed to each such customers for the fiscal year ended December 31, 2006 (“Top Customers”).

(b)        Schedule.   Section 2.15(b) of the Company Disclosure Letter sets forth a list of all Company Material Contracts to which the Company or any of its Subsidiaries is a party or is bound by and which are described in Sections 2.15(a)(i) through 2.15(a)(xv).

(c)        No Breach.   All Company Material Contracts are valid and in full force and effect except to the extent they have previously expired in accordance with their terms or if the failure to be in full force and effect, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. Neither the Company nor any of its Subsidiaries has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract, except in each case for those violations and defaults which, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no third party has violated any provision of, or committed or failed to perform any act which, with or without notice, lapse of time or both would constitute a default under the provisions of, any Company Material Contract.

(d)        Customers.   No Top Customer has cancelled or otherwise modified its relationship with the Company or its Subsidiaries in a manner materially adverse to the Company and its Subsidiaries, taken as a whole, and (i) no such Person has communicated (orally or in writing) to the officers, directors or senior managers of the Company any intention to do so, and (ii) to the Knowledge of the Company, the consummation of the transactions contemplated hereby will not materially adversely affect any of such relationships.

2.16     Insurance.   The insurance policies covering the Company, its Subsidiaries or any of their respective Employees, properties or assets, including policies of life, property, fire, workers’ compensation, products liability, directors’ and officers’ liability and other casualty and liability insurance are set forth on Section 2.16 of the Company Disclosure Letter. All such insurance policies are in full force and effect, no notice of cancellation has been received, and there is no existing default or event which, with the giving of notice or lapse of time or both, would constitute a default, by any insured thereunder, except for such defaults that, individually or in the aggregate, would not reasonably be expected to cause such insurance contracts to be terminated or any reduction in the stated coverage amounts. There is no claim pending under any of such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and there has been no threatened termination of, or material premium increase with respect to, any such policies.

2.17     Disclosure.   None of the information supplied or to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Proxy Statement, and any other documents required to be filed with the SEC or any other Governmental Entity in connection with the Merger and the solicitation of Company stockholder adoption of this Agreement and approval of the Merger and the transactions contemplated hereby (the “Company Proxy Statement”), will, at the time the Company Proxy Statement is mailed to the stockholders of the Company, at the time of the Company Stockholders’ Meetings (as defined in Section 5.2(a)) or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein about Parent supplied by Parent in writing for inclusion or incorporation by reference in the Company Proxy Statement.

2.18     Board Approval.   The Board of Directors of the Company has, by resolutions duly adopted by unanimous vote at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof (the “Company Board Approval”), (a) determined that the Merger is fair to, and in the best interests of, the Company and its stockholders and declared the Merger to be advisable, (b) approved this Agreement and the transactions contemplated hereby, including the Merger, and (c) recommended that the stockholders of the Company adopt this Agreement and directed that such matter be submitted to the Company’s stockholders at the Company Stockholders’ Meeting.

2.19     Fairness Opinion.   The Company’s Board of Directors has received a written opinion from Healthcare Growth Partners, Inc., dated as of February 16, 2007, to the effect that, as of such date and subject to the matters set forth in the opinion, the aggregate Per Share Merger Consideration to be received by the holders of Company Common Stock pursuant to the Merger is fair, from a financial point of view, to such holders of Company Common Stock, other than Parent. A written copy of such opinion will be provided to Parent prior to the execution of this Agreement, solely for informational purposes, promptly following the execution and delivery of this Agreement by the Company.

2.20     Takeover Statutes.   The Board of Directors of the Company has taken all necessary actions so that the restrictions contained in Section 203 of Delaware Law applicable to a “business combination” (as defined in such Section 203), and any other similar Legal Requirement, are not applicable to this Agreement, the Merger and the other transactions contemplated hereby.

2.21     Complete Copies of Materials.   The Company has delivered true and complete copies of each document that has been requested by Parent or its counsel or that is referenced in the Disclosure Letter or any schedule to this Agreement.

2.22     Disclaimer of Other Representations and Warranties.   Except as set forth in this Agreement, the Disclosure Letter, or any exhibit or schedule to, or certificate delivered in connection with, this Agreement, none of the Company, any Subsidiary or any of their respective agents, officers, directors, shareholders or affiliates makes any other representation or warranty, express or implied, at law, or in equity, in respect of the Company, any Subsidiary or any of their respective assets, liabilities or operations in connection with the transactions contemplated by this Agreement, and any such other representations or warranties are hereby expressly disclaimed.

2.23     Accuracy of Information.   The statements with respect to the Company and its Subsidiaries contained in this Agreement, the Schedules (including the Company Disclosure Schedule), the Exhibits and any agreement, certificate or document executed and delivered by or on behalf of the Company or its Subsidiaries pursuant to this Agreement at the Closing, are as of the date hereof or thereof, and will be as of the Closing Date, true and correct in all material respects, and such statements and documents do not, or will not, knowingly omit any material fact necessary to make the statements made by the Company and its Subsidiaries contained therein, in light of the circumstances under which they were made, not misleading.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to the Company as follows:

3.1        Organization; Standing; Power.   Parent and each of its Subsidiaries is a corporation or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary other than in such jurisdictions where the failure to be so organized, existing and in good standing or so qualified, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Parent.

3.2        Authority; Non-Contravention; Necessary Consents.

(a)        Authority.   Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize the execution and delivery of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject only to the adoption of this Agreement by Parent as the sole stockholder of Merger Sub, which shall occur immediately following the execution hereof, and the filing of the Certificate of Merger pursuant to Delaware Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms.

(b)        Non-Contravention.   The execution and delivery of this Agreement by Parent and Merger Sub does not, and performance of this Agreement by Parent and Merger Sub will not: (i) conflict with or violate any provision of the Parent Charter Documents, the certificate of incorporation or bylaws of Merger Sub or any other Subsidiary Charter Documents of any Subsidiary of Parent, (ii) conflict with or violate any material Legal Requirement applicable to Parent, Merger Sub or any of Parent’s other Subsidiaries or by which Parent, Merger Sub or any of Parent’s other Subsidiaries or any of their respective properties is bound or affected, except, in the case of clause (ii) above, for any such consents, waivers and approvals required to be obtained in connection with the consummation of the transactions contemplated hereby, which, if individually or in the aggregate not obtained, would not result in a Material Adverse Effect on Parent.

(c)        Necessary Consents.   No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required to be obtained or made by Parent in connection with the execution and delivery of this Agreement or the consummation of the Merger and other transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, clearances, authorizations, filings, approvals and registrations with respect to any Governmental Entity the failure of which to obtain would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

3.3        Litigation.   There are no claims, suits, actions or proceedings pending or, to the Knowledge of Parent, overtly threatened against Parent or any of its Subsidiaries, before any court, Governmental Entity, or any arbitrator that seek to restrain or enjoin the consummation of the transactions contemplated hereby.

3.4        Disclosure.   None of the information supplied or to be supplied by or on behalf of Parent and Merger Sub for inclusion in the Company Proxy Statement, will, at the time the Company Proxy

Statement is mailed to the stockholders of the Company, the time of the Company Stockholders’ Meetings or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein about the Company supplied by the Company for inclusion or incorporation by reference in the Company Proxy Statement.

3.5        Board Approval.   The Board of Directors of Parent has, by resolutions duly adopted by majority vote at a meeting of all directors duly called and held and not subsequently rescinded or modified in any way prior to the date hereof, (a) determined that the Merger is fair to, and in the best interests of, Parent and its stockholders and declared the Merger to be advisable and (b) approved this Agreement and the transactions contemplated hereby, including the Merger.

3.6        No Financing Contingencies; Available Funds.

(a)        Parent has entered into a financing commitment letter with Wellington Financial Fund III and Export Development Canada (the “Lenders”), dated February 15, 2007 (the “Debt Financing Commitment Letter”), a copy of which has been provided to the Company. Pursuant to Debt Financing Commitment Letter, and subject to the terms and conditions thereof, the Lenders have committed to lend the amounts set forth therein to Parent (the “Debt Financing”) for the purpose of funding the Merger and the transactions contemplated by this Agreement.

(b)        As of the date hereof, the Debt Financing Commitment Letter is in full force and effect and has not been withdrawn or terminated or otherwise amended or modified in any respect. The Debt Financing Commitment Letter is a legal, valid and binding obligation of the parties thereto. Except as set forth in the Debt Financing Commitment Letter, there are (i) no conditions precedent to the obligations of the Lenders to provide the Debt Financing or (ii) contractual contingencies under any agreements, side letters or arrangements relating to the Debt Financing Commitment Letter to which Parent or any of its affiliates is a party that would permit the Lenders to reduce the total amount of the Debt Financing, or that would materially affect the availability of the Debt Financing. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default or breach on the part of Parent under any term or condition of the Debt Financing Commitment Letter, and Parent has no reason to believe that it will be unable to satisfy on a timely basis any term or condition of closing to be satisfied by it contained in the Debt Financing Commitment Letter. Parent has fully paid any and all commitment fees or other fees required by the Debt Financing Commitment Letter to be paid on or before the date of this Agreement. The aggregate proceeds from the Debt Financing constitute all of the financing required by Parent and Merger Sub for the consummation of the Merger and the transactions contemplated hereby, including the payment of the aggregate Per Share Merger Consideration and the payment of all associated costs and expenses in connection with this Agreement.

ARTICLE IV
CONDUCT OF THE COMPANY PRIOR TO THE EFFECTIVE TIME

4.1        Conduct of Business by the Company.

(a)        Ordinary Course.   During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company and each of its Subsidiaries shall, except as otherwise expressly contemplated by this Agreement or to the extent that Parent shall otherwise consent in writing, (i) carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable Legal Requirements, (ii) pay the debts and Taxes of the Company and each of its Subsidiaries in the ordinary course of business consistent with past practice, (iii) to pay or perform other obligations of the Company or any of its Subsidiaries when due, and (iv) use all reasonable efforts consistent with past practices and policies to (x) preserve intact its present business organization, (y) keep available the services of its present executive officers and Employees, and (z) preserve its relationships with customers, suppliers, licensors, licensees, and others with which it has business dealings.

(b)        Required Consent.   In addition, without limiting the generality of Section 4.1(a), except as expressly permitted by the terms of this Agreement or as expressly provided in Section 4.1(b) of the Company Disclosure Letter (referencing the applicable subparagraph below), without the prior written consent of Parent, during the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not do any of the following, and shall not permit any of its Subsidiaries to do any of the following:

(i)         enter into any new line of business or make a materially adverse change to any existing line of business;

(ii)       declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock, other than any such transaction by a wholly-owned Subsidiary of it that remains a wholly-owned Subsidiary of it after consummation of such transaction, in the ordinary course of business consistent with past practice;

(iii)      purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or the capital stock of its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of the employment relationship with any Employee pursuant to stock option or purchase agreements in effect on the date hereof;

(iv)       issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock, Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or subscriptions, rights, warrants or options to acquire any shares of capital stock or Voting Debt or any securities convertible into shares of capital stock or Voting Debt, or enter into other agreements or commitments of any character obligating it to issue any such securities or rights, other than issuances of Company Common Stock upon the exercise of Company Options (upon receipt by the Company of the exercise price of such Company Options in cash), warrants or other rights of the Company existing on the date hereof in accordance with their present terms;

(v)        cause, permit or propose any amendments to the Company Charter Documents or any of the Subsidiary Charter Documents of the Company’s Subsidiaries;

(vi)       acquire or agree to acquire by merging or consolidating with, or by purchasing any equity or voting interest in or a portion of the assets of, or by any other manner, any business or any Person or division thereof, or otherwise acquire or agree to acquire any assets (except supplies in the ordinary course of business consistent with past practice);

(vii)     enter into any binding agreement, agreement in principle, letter of intent, memorandum of understanding or similar agreement with respect to any joint venture, strategic partnership or alliance, except for non-exclusive marketing, distributor, reseller, end-user and related channel agreements entered into in the ordinary course of business consistent with past practice that may be terminated without penalty upon notice of 30 days or less;

(viii)    sell, lease, license, encumber or otherwise dispose of any properties or assets except sales of inventory in the ordinary course of business consistent with past practice;

(ix)       make any loans, advances or capital contributions to, or investments in, any Person, other than: (A) loans or investments by it or a wholly-owned Subsidiary of it to or in it or any wholly-owned Subsidiary of it, or (B) employee loans or advances for travel and entertainment expenses made in the ordinary course of business consistent with past practice;

(x)        except as required by GAAP or the SEC, make any material change in its methods or principles of accounting;

(xi)       except as required by Legal Requirements, make or change any Tax election or adopt or change any accounting method in respect of Taxes, settle or compromise any material Tax liability or consent to any extension or waiver of any limitation period with respect to Taxes;

(xii)     except as required by GAAP or the SEC, revalue any of its assets;

(xiii)    (A) pay, discharge, settle or satisfy any claims or litigation (whether or not commenced prior to the date of this Agreement) other than the payment, discharge, settlement or satisfaction for money, of claims or litigation (x) in the ordinary course of business consistent with past practice or in amounts not in excess of $10,000 individually or $50,000 in the aggregate or (y) to the extent subject to reserves on the Company Financials existing as of the date hereof in accordance with GAAP, or (B) waive the benefits of, agree to modify in any manner, terminate, release any Person from or knowingly fail to enforce any confidentiality or similar agreement to which the Company or any of its Subsidiaries is a party or of which the Company or any of its Subsidiaries is a beneficiary;

(xiv)     except as required by Legal Requirements or written Contracts currently binding on the Company or its Subsidiaries, (A) increase in any manner the amount of compensation or fringe benefits of, pay any bonus to or grant severance or termination pay to any Employee or director of the Company or any Subsidiary of the Company, (B) make any increase in or commitment to increase the benefits or expand the eligibility under any Company Benefit Plan (including any severance plan), adopt or amend or make any commitment to adopt or amend any Company Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Company Benefit Plan, (C) waive any stock repurchase rights, accelerate, amend or change the period of exercisability of Company Options or Company Restricted Stock, or reprice any Company Options or authorize cash payments in exchange for any Company Options, (D) enter into any employment, severance, termination or indemnification agreement with any Company Employee or enter into any collective bargaining agreement, (E) grant any stock appreciation right, phantom stock award, stock-related award or performance award (whether payable in cash, shares or otherwise) to any Person (including any Employee), or (F) enter into any agreement with any Employee the benefits of which are (in whole or in part) contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby;

(xv)      grant any exclusive rights with respect to any Intellectual Property;

(xvi)     enter into or renew any Contracts containing, or otherwise subjecting the Company, the Surviving Corporation or Parent to, any non-competition, exclusivity or other restrictions on the operation of the business of the Company or the Surviving Corporation or Parent;

(xvii)   enter into any agreement or commitment the effect of which would be to grant to a third party following the Merger any actual or potential right of license to any Intellectual Property owned at the Effective Time by Parent or any of its Subsidiaries other than in the ordinary course of business consistent with past practice;

(xviii)  enter into or renew any Contracts containing any material support, maintenance or service obligation, other than those obligations in the ordinary course of business consistent with past practice that are terminable by the Company or any of its Subsidiaries on no more than 30 days notice without liability or financial obligation to the Company;

(xix)     hire employees other than non-officer employees in the ordinary course of business consistent with past practice and at compensation levels substantially comparable to that of similarly situated employees;

(xx)      incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another Person, enter into any “keep well” or other agreement to maintain any financial statement condition of any other Person (other than any wholly-owned Subsidiary of it) or enter into any arrangement having the economic effect of any of the foregoing, other than in connection with the financing of ordinary course trade payables consistent with past practice;

(xxi)     make any capital expenditures beyond $10,000, or outside of the ordinary course of business consistent with past practice;

(xxii)   enter into, modify or amend in a manner adverse to the Company, or terminate any Company Material Contract currently in effect, or waive, release or assign any material rights or claims thereunder, in each case, in a manner adverse to the Company;

(xxiii)  enter into any Contract reasonably likely to require the Company or any of its Subsidiaries to pay a third party in excess of an aggregate of $10,000, or which is outside of the ordinary course of business consistent with past practice;

(xxiv)   intentionally take any action that is intended or is reasonably likely to (A) result in any of the Company’s representations and warranties set forth in this Agreement being or becoming untrue in any material respect (excluding any materiality provisions relating thereto) at any time at or prior to the Effective Time, (B) result in any of the conditions to the Merger set forth in Article VI not being satisfied, or (C) result in a material violation of any provision of this Agreement (excluding any materiality provision relating thereto) except, in each case, as may be required by any Legal Requirements; or

(xxv)    agree in writing or otherwise to take any of the actions described in (i) through (xxiv) above.

ARTICLE V
ADDITIONAL AGREEMENTS

5.1        Company Proxy Statement.   As promptly as practicable after the execution of this Agreement, (a) the Company shall prepare and file with the SEC the Company Proxy Statement relating to the Company Stockholders’ Meeting to be held to consider the adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby. Each of Parent and the Company shall provide promptly to the other such information concerning its business affairs and financial statements as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Company Proxy Statement pursuant to this Section 5.1, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Company Proxy Statement. The Company will notify Parent promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Company Proxy Statement. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Company Proxy Statement, the Company will promptly inform Parent of such occurrence and cooperate in filing with the SEC or its staff, and/or mailing to stockholders of the Company, such amendment or supplement. The Company shall cooperate and provide Parent (and its counsel) with a reasonable opportunity to review and comment on the Company Proxy Statement and any amendment or supplement thereto prior to filing such with the SEC, and will provide Parent with a copy of all such filings made with the SEC. The Company shall not make any amendment to the Company Proxy Statement without the approval of Parent, which approval shall not be unreasonably withheld or delayed. The Company will cause the Company Proxy Statement to be mailed to its stockholders at the earliest practicable time permitted by the rules and regulations of the Exchange Act.

5.2        Meeting of Stockholders; Board Recommendation.

(a)        Meeting of Stockholders.   Promptly after the date hereof, the Company will take all action necessary in accordance with Delaware Law and its certificate of incorporation and bylaws to call, hold and convene a meeting of its stockholders to consider the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby (the “Company Stockholders’ Meeting”) to be held as promptly as practicable. Subject to Section 5.3(d), the Company will use its reasonable best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Law to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholders’ Meeting to the extent necessary (i) to ensure that any necessary supplement or amendment to the Company Proxy Statement is provided to its stockholders in advance of the vote on the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby, or (ii) if as of the time for which the Company Stockholders’ Meeting is originally scheduled (as set forth in the Company Proxy Statement) there are insufficient shares of capital stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders’ Meeting, the Company shall ensure that the Company Stockholders’ Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Company Stockholders’ Meeting are solicited in compliance with Delaware Law, its Charter Documents and all other applicable Legal Requirements.

(b)        Board Recommendation.   Except to the extent expressly permitted by Section 5.3(d): (i) the Board of Directors of the Company shall unanimously recommend that its stockholders vote in favor of adoption of this Agreement and approval of the Merger and the transactions contemplated hereby at the Company Stockholders’ Meetings, (ii) the Company Proxy Statement shall include a statement to the effect that the Board of Directors of Company has unanimously recommended that the Company’s stockholders vote in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby at the Company Stockholders’ Meeting, and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, the recommendation of the Board of Directors of the Company as set forth in the preceding clauses.

5.3        Acquisition Proposals.

(a)        No Solicitation.   From the date hereof until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company agrees that neither it nor any of its Subsidiaries nor any of its officers and directors or those of its Subsidiaries shall, and that it shall use reasonable best efforts to cause its and its Subsidiaries’ Employees, agents and representatives (including any investment banker, attorney or accountant retained by it or any of its Subsidiaries) (collectively, “Representatives”) not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, encourage, knowingly facilitate or induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 5.3(g)(i)), (ii) participate in any discussions or negotiations regarding, or furnish to any Person any nonpublic information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal, (iii) engage in discussions with any Person with respect to any Acquisition Proposal, except as to the existence of the provisions of this Section 5.3, (iv) approve, endorse or recommend any Acquisition Proposal (except to the extent specifically permitted pursuant to Section 5.3(d)), or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby. The Company and its Subsidiaries will immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself.

(b)        Notification of Unsolicited Acquisition Proposals.

(i)         As promptly as practicable after receipt of any Acquisition Proposal or any request for nonpublic information or inquiry which the Company reasonably believes would lead to an Acquisition Proposal, the Company shall provide Parent with oral and written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The Company shall provide Parent as promptly as practicable oral and written notice setting forth all such information as is reasonably necessary to keep Parent informed in all material respects of the status and details (including material amendments or proposed material amendments) of any such Acquisition Proposal, request or inquiry and shall promptly provide Parent a copy of all written materials subsequently provided in connection with such Acquisition Proposal, request or inquiry. A copy of each such notice pursuant to this Section 5.3(b)(i) shall be sent concurrently to the stockholders of the Company that are parties to the Voting Agreements that are not officers or directors of the Company.

(ii)       The Company shall provide Parent with 48 hours prior written notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors will consider any Acquisition Proposal.

(c)        Superior Offers.   Notwithstanding anything to the contrary contained in Section 5.3(a), in the event that the Company or any of its Representatives receives an unsolicited, bona fide written Acquisition Proposal from a third party that its Board of Directors has in good faith concluded (following consultation with its outside legal counsel and its financial advisor that is reflected in the minutes of the Company), contains financial terms that are superior to the terms of this Agreement and otherwise is, or is reasonably likely to lead to, a Superior Offer (as defined in Section 5.3(g)(ii)), the Company may then take the following actions (but only if and to the extent that its Board of Directors concludes in good faith, following consultation with its reputable outside legal counsel experienced in such matters (including DLA Piper US LLP) and its reputable outside financial advisor experienced in such matters (including ThinkEquity) that is reflected in the minutes of the Company, that the failure to do so would be reasonably likely to constitute a breach of its fiduciary obligations under applicable Legal Requirements):

(i)         furnish nonpublic information to the third party making such Acquisition Proposal, provided that (A) concurrently with furnishing any such nonpublic information to such party, the Company gives Parent written notice that it is furnishing such nonpublic information, (B) the Company receives from the third party an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such third party on the Company’s behalf, the terms of which are at least as restrictive as the terms contained in the Confidentiality Agreement (as defined in Section 5.4(a)), and (C) contemporaneously with furnishing any such nonpublic information to such third party, the

Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and

(ii)       engage in negotiations with the third party with respect to the Acquisition Proposal, provided that concurrently with entering into negotiations with such third party, the Company gives Parent written notice of its intention to enter into negotiations with such third party.

(d)        Change of Recommendation.

(i)         In response to the receipt of a Superior Offer that has not been withdrawn, the Board of Directors of the Company may withhold, withdraw, amend or modify its recommendation in favor of adoption of this Agreement and approval of the Merger and the transactions contemplated hereby, and, in the case of a Superior Offer that is a tender or exchange offer made directly to the stockholders of the Company, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions, whether by a Board of Directors or a committee thereof, a “Change of Recommendation”), only if all of the following conditions in clauses (1) through (6) are met:

(1)        a Superior Offer with respect to it has been made and has not been withdrawn;

(2)        the Company stockholders have not adopted this Agreement and approved the Merger and the transactions contemplated hereby;

(3)        the Company shall have provided Parent with written notice of its intention to effect a Change of Recommendation (a “Change of Recommendation Notice”) at least two business days prior to effecting a Change of Recommendation, which shall state expressly (A) that the Company has received a Superior Offer, (B) the material terms and conditions of the Superior Offer and the identity of the Person or group making the Superior Offer, and (C) that the Company intends to effect a Change of Recommendation and the manner in which it intends to do so;

(4)        after delivering the Change of Recommendation Notice, the Company shall have provided Parent with a reasonable opportunity to make such adjustments in the terms and conditions of this Agreement during such two business day period, and shall have negotiated in good faith with respect thereto during such two business day period, regarding any changes proposed by Parent for the purpose of enabling the Company’s Board of Directors to proceed with its recommendation in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby, without effecting a Change of Recommendation;

(5)        the Company’s Board of Directors has concluded in good faith, following the receipt of advice of its outside legal counsel, that, in light of such Superior Offer, the failure of the Board of Directors to effect a Change of Recommendation would be reasonably likely to constitute a breach of its fiduciary obligations to its stockholders under applicable Legal Requirements in accordance with Section 5.3(c); and

(6)        the Company shall not have breached in any material respect any of the provisions set forth in Section 5.2 or this Section 5.3.

(ii)       Other than in connection with an Acquisition Proposal or a Superior Offer (which shall be subject to Section 5.3(d)(i) and not subject to this Section 5.3(d)(ii)), nothing in this Agreement shall prohibit or restrict the Board of Directors of the Company from making a Change of Recommendation to the extent that such Board of Directors determines in good faith, following the receipt of advice of its reputable outside legal counsel experienced in such matters (including DLA Piper US LLP), that the failure of the Board of Directors to effect a Change of Recommendation would be reasonably likely to constitute a breach of the Board of Directors’

fiduciary obligations to its stockholders under applicable Legal Requirements; provided, however, that the Company shall send to Parent written notice of its intention to effect a Change of Recommendation at least two business days prior to effecting a Change of Recommendation.

(iii)      the Board of Directors of the Company shall not make any Change of Recommendation other than in compliance with and as permitted by this Section 5.3(d).

(e)        Continuing Obligation to Call, Hold and Convene Company Stockholders’ Meeting; No Other Vote.   Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Company Stockholders’ Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to it of any Acquisition Proposal, or by any Change of Recommendation, unless this Agreement has been terminated in accordance with its terms. The Company shall not submit to the vote of its stockholders any Acquisition Proposal, or propose to do so, unless this Agreement has been terminated in accordance with its terms.

(f)         Compliance with Tender Offer Rules.   Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to the stockholders of the Company a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided that the content of any such disclosure thereunder shall be governed by the terms of this Agreement, including with respect to any Change of Recommendation as set forth in Section 5.3(d).

(g)        Certain Definitions.   For purposes of this Agreement, the following terms shall have the following meanings:

(i)         “Acquisition Proposal” shall mean any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase from the Company or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a fifteen percent (15%) interest in the total outstanding voting securities of the Company or any of its Subsidiaries or any tender offer or exchange offer that if consummated would result in any Person or group beneficially owning fifteen percent (15%) or more of the total outstanding voting securities of the Company or any of its Subsidiaries or any merger, consolidation, business combination or similar transaction involving the Company or any of its Subsidiaries, (B) any sale, lease (other than in the ordinary course of business), exchange, transfer, license (other than in the ordinary course of business), acquisition or disposition of more than fifteen percent (15%) of the assets of the Company (including its Subsidiaries taken as a whole), or (C) any liquidation or dissolution of the Company (provided, however, the transactions contemplated hereby shall not be deemed an Acquisition Proposal); and

(ii)       “Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or a majority of the total outstanding voting securities of the Company as a result of which the stockholders of the Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that the Board of Directors of the Company has in good faith concluded (following the receipt of advice of its reputable outside legal counsel experienced in such matters (including DLA Piper US LLP) and its reputable outside financial advisor experienced in such matters (including ThinkEquity)), taking into account all legal, financial, regulatory and other aspects of the offer and the Person making the offer, to be more favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) than the terms of the Merger and the likelihood of the consummation of the proposed transaction on the terms set forth therein, and any other factors permitted to be consider under applicable law.

5.4        Confidentiality; Access to Information; No Modification of Representations, Warranties or Covenants.

(a)        Confidentiality.   The parties acknowledge that the Company and Parent have previously executed a Mutual Confidentiality Agreement dated December 7, 2006 (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms and each of Parent and the Company will hold, and will cause its respective Representatives to hold, any Information (as defined in the Confidentiality Agreement) confidential in accordance with the terms of the Confidentiality Agreement.

(b)        Access to Information.   During the period beginning on the date of this Agreement and ending on the earlier to occur of the Effective Time or the termination of this Agreement pursuant to its terms, the Company shall afford Parent and Parent’s Representatives reasonable access during reasonable hours to its properties, books, records and personnel to obtain all information concerning its business (including the businesses of its Subsidiaries), including the status of product development efforts, properties, results of operations and personnel, as Parent may reasonably request. Parent shall hold all information received pursuant to this Section 5.4(b) confidential in accordance with the terms of the Confidentiality Agreement. Notwithstanding the foregoing, this Section 5.4(b) shall not require the Company or any of its Subsidiaries to permit any inspection, or to disclose any information, that would result in (i) the waiver of any applicable attorney-client privilege; provided that such Person shall have used its reasonable best efforts to allow such inspection or disclose such information in a manner that would not result in a waiver of attorney-client privilege, or (ii) the violation of any Legal Requirements.

(c)        No Modification of Representations and Warranties, Covenants or Conditions.   No information or knowledge obtained in any investigation or notification pursuant to this Section 5.4, Section 5.6 or Section 5.7 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the Company or the conditions to the obligations of Parent hereto under this Agreement.

5.5        Public Disclosure.   Without limiting any other provision of this Agreement, Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, and use its respective reasonable best efforts to agree on any press release or public statement with respect to this Agreement and the transactions contemplated hereby, including the Merger and any Acquisition Proposal, and will not issue any such press release or make any such public statement prior to such consultation and (to the extent practicable) agreement, except as may be required by law or any listing agreement of any applicable national or regional securities exchange or market. The parties hereto have agreed to the text of the joint press release announcing the signing of this Agreement. Notwithstanding the foregoing, each of Parent and the Company may make any public statement in response to questions from the press, analysts, investors or those attending industry conferences and make internal announcements to employees, so long as such statements are consistent with previous press releases, public disclosures or public statements made jointly by the Company and Parent (or individually, if approved by the other party).

5.6        Regulatory Filings; Reasonable Best Efforts.

(a)        Regulatory Filings.   Each of Parent, Merger Sub and the Company shall coordinate and cooperate with one another and shall each use its reasonable best efforts to comply with, and shall each refrain from taking any action that would impede compliance with, all Legal Requirements, and as promptly as practicable after the date hereof, each of Parent, Merger Sub and the Company shall make all filings, notices, petitions, statements, registrations, submissions of information, applications or submissions of other documents required by any Governmental Entity in connection with the Merger and the transactions contemplated hereby, including: (i) any filing necessary to obtain any Necessary Consent, (ii) filings of any pre-merger notification forms required by the merger notification or control laws of any applicable jurisdiction, as agreed by the parties hereto, and (iii) any filings required under the Exchange Act and the securities laws of any foreign country, or any other Legal Requirement relating to the Merger. Each of Parent and the Company will cause all documents that it is responsible for filing with any Governmental Entity under this Section 5.6(a) to comply in all material respects with all applicable Legal Requirements.

(b)        Exchange of Information.   Parent, Merger Sub and the Company each shall promptly supply the other with any information which may be required in order to effectuate any filings or applications pursuant to Section 5.6(a). Except where prohibited by applicable Legal Requirements, and subject to the Confidentiality Agreement, each of the Company and Parent shall (i) consult with the other prior to taking a position with respect to any such filing or application, (ii) coordinate with the other in preparing and exchanging such information, and (iii) promptly provide the other (and its counsel) with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Entity in connection with this Agreement or the transactions contemplated hereby.

(c)        Reasonable Best Efforts.   Subject to the express provisions of Section 5.2 and Section 5.3 and upon the terms and subject to the conditions set forth herein, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including using reasonable best efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VI to be satisfied, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, including all Necessary Consents, (iii) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, and (iv) the execution or delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall, if any takeover statute or similar Legal Requirement is or becomes applicable to the Merger, this Agreement or any of the transactions contemplated by this Agreement, use its reasonable best efforts to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Legal Requirement on the Merger, this Agreement and the transactions contemplated hereby.

5.7        Notification of Certain Matters.

(a)        By the Company.   The Company shall give prompt notice to Parent and Merger Sub of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement of which the Company has Knowledge, in each case, such that the conditions set forth in Sections 6.3(a) or 6.3(b) would not be satisfied.

(b)        By Parent.   Parent and Merger Sub shall give prompt notice to the Company of any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate, or any failure of Parent to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement of which Parent has Knowledge, in each case, such that the conditions set forth in Sections 6.2(a) or 6.2(b) would not be satisfied.

(c)        Third-Party Consents.   As soon as practicable following the date hereof, Parent and the Company will each use its reasonable best efforts to obtain any material consents, waivers and approvals under any of its or its Subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby; provided, however, that in the event the Company is required to expend any money or other consideration to obtain any such consents, the parties hereto shall consult with each other prior to making any such expenditure.

5.8        Equity Awards and Employee Benefits.

(a)        Non-Assumption of Stock Options.   Within two business days following the date hereof, the Company shall deliver notice to the holders of Company Options, which such notice shall be in compliance with the terms of the Plan and such Company Options, that the Plan and Company Options will not be assumed by Parent and will be cancelled or terminated immediately prior to the Effective Time. Any materials to be submitted to the holders of Company Options in connection with the notice required under this Section 5.8(a) shall be subject to review and approval by Parent.

(b)        Severance.   From and after the Closing Date, Parent shall cause the Surviving Corporation to honor, in accordance with their terms as in effect immediately prior to the Closing Date, the executive severance agreements or other employment, severance and retention agreements as set forth in the Company Disclosure Letter with Employees of the Company and its affiliates.

(c)        Termination of 401(k) Plans.   Unless otherwise requested by Parent in writing prior to the Effective Time, the Company shall cause to be adopted prior to the Closing Date resolutions of the Company’s Board of Directors to cease all contributions to any and all 401(k) plans maintained or sponsored by the Company or any of its Subsidiaries (collectively, the “401(k) Plans”), and to terminate the 401(k) Plans, on the day preceding the Closing Date. The form and substance of such resolutions shall be subject to the review and approval of Parent, which shall not be unreasonably withheld. The Company shall deliver to Parent an executed copy of such resolutions as soon as practicable following their adoption by the Company’s Board of Directors and shall fully comply with such resolutions.

(d)        Communications.   Neither the Company nor any officer or member of the Board of Directors of the Company shall communicate in writing to Employees regarding any matters discussed in this Section 5.8, without the consent of Parent, such consent not to be unreasonably withheld. Neither the Company nor any officer or member of the Board of Directors of the Company will make any oral communications to Employees that are inconsistent with the provisions of this Section 5.8.

(e)        No Third Party Beneficiaries.   Without limiting the generality of Section 8.5, or any specific applicability thereof, with respect to the legal enforceability of the foregoing, this Section 5.8 is intended to be for the sole benefit of the parties to this Agreement and this Section 5.8 is not intended to confer upon any other Person any rights or remedies hereunder.

5.9        Termination of Warrants.   Within two business days following the date hereof, the Company shall deliver notice to the holders of Company Warrants or obtain any required consent in compliance with the terms of such Company Warrants, providing that the Company Warrants will be cancelled or terminated prior to the Closing. Any materials to be submitted to the holders of Company Warrants in connection with this Section 5.9 shall be subject to review and approval by Parent. The Company shall have terminated all Company Warrants, if any, as of immediately prior to the Effective Time.

5.10     Termination of Agreements.   The Company shall use its all reasonable efforts to cause those agreements listed on Schedule 5.10 to be terminated.

5.11     Amendment of Agreements.   The Company shall use its all reasonable efforts to cause those agreements listed on Schedule 5.11 to be amended in the manner specified on Schedule 5.11.

5.12     Section 16 Matters.   Prior to the Effective Time, the Company shall take all such steps as may be required (to the extent permitted under applicable Legal Requirements) to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) resulting from the transactions contemplated by Article I of this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

5.13     Resignation of Officers and Directors.   The Company shall obtain the resignations of all officers and directors of the Company and any of its Subsidiaries effective as of the Effective Time.

5.14     Delisting.   Each of the Parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to cease quotation of the Company Common Stock from the OTC Bulletin Board and terminate registration under the Exchange Act, provided that such ceasing and termination shall not be effective until after the Effective Time.

5.15     Merger Sub Compliance.   Parent shall cause Merger Sub to comply with all of Merger Sub’s obligations under or relating to this Agreement. Merger Sub shall not engage in any business which is not in connection with the Merger and the transactions contemplated hereby.

5.16     Officer and Director Indemnification.   All rights to indemnification under the Company’s certificate of incorporation, bylaws or indemnification contracts or undertakings existing in favor of those Persons who are, or were, directors and officers of the Company at or prior to the date of this Agreement (the “Indemnified Persons”) shall survive the Merger and shall be observed by the Surviving Corporation to the fullest extent permitted by Delaware law for a period of six years from the Effective Time, subject to applicable law.

5.17     New Employment Arrangements.   At the sole discretion of Parent, each person who is an employee of the Company or its Subsidiaries immediately prior to the Closing Date shall be offered “at-will” employment by Parent and/or the Surviving Corporation, to be effective as of 12:01 a.m. (California time) on the first business day following the Effective Time, upon proof of citizenship or appropriate employment authorization from the U.S. Immigration and Naturalization Service or the U.S. Department of State evidencing a right to work in the United States. Such “at-will” employment arrangements will (i) be set forth in offer letters based on Parent’s standard forms (each, an “Offer Letter”), (ii) be subject to and in compliance with Parent’s applicable human resources policies and procedures, (iii) have terms and conditions, including the position and salary of such employee, which will be determined by Parent, and (iv) supersede the employment, severance and benefits related provisions of any prior employment agreements and other employment arrangements with such employee in effect prior to the Closing Date but shall not supercede any provisions related to proprietary rights, confidentiality, non-competition or non-solicitation. The Company shall cooperate with Parent and use all reasonable efforts to obtain signed copies of any such Offer Letters from all of the employees of the Company and its Subsidiaries.

5.18     Debt Financing.

(a)        Parent shall use its best efforts to (i) arrange the Debt Financing on the terms and conditions described in the Debt Financing Commitment Letter, (ii) enter into definitive agreements with respect thereto on the terms and conditions contained in the Debt Financing Commitment Letter, which agreements shall be in effect as promptly as practicable after the date hereof, but in no event later than the Closing, and (iii) consummate the Debt Financing no later than 48 hours following the Closing. In the event that any portion of the Debt Financing becomes unavailable in the manner or from the sources contemplated in the Debt Financing Commitment Letter, (A) Parent shall promptly notify the Company and (B) Parent and Merger Sub shall use their reasonable best efforts to arrange to obtain alternative financing from alternative sources, on terms that are no more adverse to the Company, as promptly as practicable following the occurrence of such event but in no event later than five business days prior to the Closing Date, including entering into definitive agreements with respect thereto (such definitive agreements entered into pursuant to the first or second sentence of this Section 5.18 being referred to as the “Financing Agreements”). Parent and Merger Sub shall, shall cause their affiliates to, and shall use their reasonable best efforts to cause their Representatives to, comply with the terms, and satisfy on a timely basis the conditions applicable to such parties in the Debt Financing Commitment Letter, any alternative financing commitments, the Financing Agreements and any related fee and engagement letters. Parent shall (1) furnish complete, correct and executed copies of the Financing Agreements promptly upon their execution, (2) give the Company prompt notice of any material breach by any party of the Debt Financing Commitment Letter, any alternative financing commitment or the Financing Agreements of which Parent or Merger Sub becomes aware or any termination thereof, and (3) otherwise keep the Company reasonably informed of the status of its efforts to arrange the Debt Financing (or any replacement thereof).

(b)        The Company shall, at Parent’s sole expense, cooperate in connection with the arrangement of the Debt Financing as may be reasonably requested in advance, written notice to the Company provided by Parent (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries or otherwise materially impair the ability of any officer or executive of the Company to carry out their duties to the Company). Such cooperation by the Company shall include, at the reasonable request of Parent, (i) agreeing to enter into such agreements, and to deliver such officer’s certificates (which in the good faith determination of the person executing the same shall be accurate), as are customary in financings of such type, and agreeing to pledge, grant security interests in, and otherwise grant liens on, the Company’s assets pursuant to such agreements; provided that no obligation of the Company under any such agreement, pledge or grant shall be effective until the Effective Time, (ii) preparing business projections, financial statements, pro forma statements and other financial data and pertinent information of the type required by Regulation S-X and Regulation S-K under the Securities Act of the type and form customarily included in offering memoranda, private placement memoranda, prospectuses and similar documents, all as may be reasonably requested by Parent, (iii) making the Company’s Representatives reasonably available to assist in the preparation of materials and documents required in connection with the Financing, and (iv) otherwise reasonably cooperating in connection with the consummation of the Debt Financing. Notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall be required to pay any commitment or other similar fee or incur any other liability or obligation in connection with the Debt Financing (or any replacements thereof) prior to the Effective Time. Parent shall, promptly upon request by the Company following the valid termination of this Agreement reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its subsidiaries in connection with such cooperation under this Section 5.18(b). Parent shall indemnify and hold harmless the Company and its Subsidiaries for and against any and all losses suffered or incurred by them in connection with the arrangement of the Debt Financing and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries).

ARTICLE VI
CONDITIONS TO THE MERGER

6.1        Conditions to the Obligations of Each Party to Effect the Merger.   The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Legal Requirements) at or prior to the Closing Date of the following conditions:

(a)        Company Stockholder Approval.   This Agreement shall have been adopted and the Merger and transactions contemplated hereby approved by the requisite vote under applicable Legal Requirements by the stockholders of the Company.

(b)        Governmental Approval.   Any necessary approvals from any Governmental Entity shall have been timely obtained all in a form and substance reasonably satisfactory to Parent.

(c)        No Order.   No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which (i) is in effect and (ii) has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

(d)        Company Proxy Statement.   No proceeding in respect of the Company Proxy Statement shall have been initiated or threatened in writing by the SEC.

6.2        Additional Conditions to the Obligations of the Company.   The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a)        Representations and Warranties.   (i) The representations and warranties of Parent and Merger Sub contained in this Agreement which are qualified by a “Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of Parent and Merger Sub contained in this Agreement which are not qualified by a “Material Adverse Effect” qualification (it being understood and agreed that all other materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not have, in each case or in the aggregate, a Material Adverse Effect on Parent; provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the representations and warranties of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the representations and warranties of Merger Sub, by an authorized executive officer of Merger Sub.

(b)        Agreements and Covenants.   Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date, and the Company shall have received a certificate with respect to the foregoing signed on behalf of Parent, with respect to the covenants of Parent, by an authorized executive officer of Parent and a certificate with respect to the foregoing signed on behalf of Merger Sub, with respect to the covenants of Merger Sub, by an authorized executive officer of Merger Sub.

6.3        Additional Conditions to the Obligations of Parent and Merger Sub.   The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent and Merger Sub:

(a)        Representations and Warranties.   (i) The representations and warranties of the Company contained in this Agreement which are qualified by a “Material Adverse Effect” qualification shall be true and correct in all respects as so qualified at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date and (ii) the representations and warranties of the Company contained in this Agreement which are not qualified by a “Material Adverse Effect” qualification (it being understood and agreed that all other materiality qualifications and other qualifications based on the word “material” or similar phrases contained in such representations and warranties shall be disregarded) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except for such failures to be true and correct as would not have, in each case or in the aggregate, a Material Adverse Effect on the

Company (except that the representations and warranties contained in Section 2.2 shall be true and correct in all respects); provided, however, that, with respect to clauses (i) and (ii) hereof, representations and warranties that are made as of a particular date or period shall be true and correct (in the manner set forth in clauses (i) or (ii), as applicable) only as of such date or period (it being understood that no update of or modification to the Company Disclosure Letter shall be made after the execution of this Agreement). Parent and Merger Sub shall have received a certificate with respect to the foregoing signed on behalf of the Company by an authorized executive officer of the Company.

(b)        Agreements and Covenants.   The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent and Merger Sub shall have received a certificate to such effect signed on behalf of the Company by an authorized executive officer of the Company.

(c)        Material Adverse Effect.   No Material Adverse Effect on the Company shall have occurred since the date hereof and be continuing.

(d)        Litigation.   There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against the Company or its properties (other than as set forth on Section 2.9 of the Disclosure Letter), or Parent, its properties or any of its officers or directors, arising out of, or relating to, the Merger or the other transactions contemplated by the terms of this Agreement.

(e)        Working Capital.   The Company shall have $500,000 of available cash on hand, less the fees, costs and expenses set forth on Section 2.10 of the Company Disclosure Letter.

(f)         Exercise or Termination of Company Options.   All Company Options shall have been terminated or cancelled either pursuant to their own terms or pursuant to an agreement with the holder(s) thereof, and the Company shall have delivered to Parent written evidence of such exercise, termination or cancellation.

(g)        Exercise or Termination of Company Warrants.   All Company Warrants shall have been terminated or cancelled either pursuant to their own terms or pursuant to an agreement with the holder(s) thereof, and the Company shall have delivered to Parent written evidence of such exercise, termination or cancellation.

(h)        Termination of Agreements.   The Company shall have terminated each of those Contracts listed on Schedule 5.10 and each such agreement shall be of no further force or effect in any respect.

(i)         Amendment of Agreements.   The Company shall have amended each of those Contracts listed on Schedule 5.11 in the manner specified on Schedule 5.11 and each such agreement shall be in full force and effect, as amended.

(j)         Third Party Consents.   The Company shall have delivered to Parent all necessary consents, waivers and approvals of parties to the Contracts listed on Schedule 6.3(j) as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time.

(k)        Non-Competition and Non-Solicitation Agreements.   Each of the Non-Competition and Non-Solicitation Agreements in the forms attached hereto as Exhibits B shall have been duly executed and delivered by all parties thereto and shall be in full force and effect as of the Effective Time.

(l)         Employment Agreements.   Each of the Employment Agreements shall have been duly executed and delivered by all parties thereto and shall be in full force and effect as of the Effective Time.

ARTICLE VII
TERMINATION, AMENDMENT AND WAIVER

7.1        Termination.   This Agreement may be terminated at any time prior to the Effective Time, by action taken or authorized by the Board of Directors of the terminating party, and except as provided below, whether before or after the requisite approvals of the stockholders of the Company or Parent:

(a)        by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

(b)        by either the Company or Parent if the Merger shall not have been consummated by May 17, 2007, which date shall be automatically extended to June 16, 2007, if the Merger shall not have been consummated as of the result of a failure to satisfy the conditions set forth in Section 6.1(b), Section 6.1(c) or Section 6.1(d) (as appropriate, the “End Date”); provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

(c)        by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree, ruling or other action is final and nonappealable;

(d)        by either the Company or Parent if the required approval of the stockholders of the Company contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote at a meeting of the Company stockholders duly convened therefore or at any adjournment thereof; provided, however, that the right to terminate this Agreement under this Section 7.1(d) shall not be available to the Company where the failure to obtain Company stockholder approval shall have been caused by the action or failure to act of the Company and such action or failure to act constitutes a breach by the Company of this Agreement;

(e)        by Parent if a Triggering Event (as defined below in this Section 7.1) with respect to the Company shall have occurred;

(f)         by the Company if a Change of Recommendation is effected by the Company in accordance with Section 5.3(d);

(g)        by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in Parent’s representations and warranties or breach by Parent is curable by Parent prior to the End Date through the exercise of reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(g) prior to 30 days following the receipt of written notice from the Company to Parent of such inaccuracy or breach; provided that Parent continues to exercise its reasonable best efforts to cure such breach through such 30 day period (it being understood that the Company may not terminate this Agreement pursuant to this Section 7.1(g) if it shall have materially breached this Agreement or if such inaccuracy or breach by Parent is cured within such 30 day period); and

(h)        by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue; provided that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company prior to the End Date through the exercise of reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(h) prior to 30 days following the receipt of written notice from Parent to the Company of such inaccuracy or breach; provided that the Company continues to exercise its reasonable best efforts to cure such breach through such 30 day period (it being understood that Parent may not terminate this Agreement pursuant to this Section 7.1(h) if it shall have materially breached this Agreement or if such inaccuracy or breach by the Company is cured within such 30 day period).

For the purposes of this Agreement, a “Triggering Event” shall be deemed to have occurred if: (i) the Company’s Board of Directors or any committee thereof shall for any reason have made a Change of Recommendation or otherwise withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby; (ii) the Company shall have failed to include in the Company Proxy Statement the recommendation of its Board of Directors in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby; (iii) the Company’s Board of Directors fails to reaffirm (publicly, if so requested) its recommendation in favor of the adoption of this Agreement and approval of the Merger and the transactions contemplated hereby, within 10 days after Parent requests in writing that such recommendation be reaffirmed; (iv) the Company shall have failed to hold and convene the Company Stockholders’ Meeting in accordance with Section 5.2(a); (v) the Company shall have breached any of the provisions of Section 5.3; (vi) the Company’s Board of Directors or any committee thereof shall have approved or recommended any Acquisition Proposal; (vii) the Company or any of its Subsidiaries shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Acquisition Proposal; (viii) a tender or exchange offer relating to the Company’s securities shall have been commenced by a Person unaffiliated with the other party hereto and the Company shall not have sent to its security holders pursuant to Rule 14e-2 promulgated under the Securities Act, within 10 days after such tender or exchange offer is first published, sent or given, a statement disclosing that the Board of Directors of the Company recommends rejection of such tender or exchange offer, or (ix) any of the Voting Agreements shall have been terminated prior to adoption of this Agreement and the approval of the Merger and the transactions contemplated hereby at the Company Stockholders’ Meeting.

7.2        Notice of Termination; Effect of Termination.   Any termination of this Agreement under Section 7.1 above will be effective immediately upon the delivery of a valid written notice of the terminating party to the other party hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (a) as set forth in Section 5.4(a), this Section 7.2, Section 7.3 and Article VIII, each of which shall survive the termination of this Agreement, and (b) nothing herein shall relieve any party from liability for any willful breach of this Agreement or fraud. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which agreement shall survive termination of this Agreement in accordance with its terms.

7.3        Fees and Expenses.

(a)        General.   Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated.

(b)        Payment by the Company.   In the event that this Agreement is terminated by Parent or the Company, as applicable:

(i)         pursuant to Section 7.1(e) or Section 7.1(f), then the Company shall promptly, but in no event later than three business days after the date of such termination, pay Parent (in immediately available funds) an amount equal to $900,000 plus all out-of-pocket expenses incurred by Parent in connection with this Agreement and the transactions contemplated hereby, which amount shall not exceed $1,200,000 in the aggregate (the “Company Termination Fee”); or

(ii)       pursuant to Section 7.1(b) or Section 7.1(d) and following the date hereof and prior to the termination of this Agreement, there has been an Acquisition Proposal with respect to the Company and (A) within 18 months following the termination of this Agreement an Acquisition (as defined in Section 7.3(b)(iv)) of the Company is consummated or (B) within 18 months following the termination of this Agreement the Company enters into an agreement providing for an Acquisition of the Company, then the Company shall promptly pay Parent the Company Termination Fee, but in no event later than three business days after the first to occur of (A) or (B) (it being understood that only one Company Termination Fee shall be payable in the event that (A) and (B) both occur).

(iii)      Interest and Costs; Other Remedies.   The Company acknowledges that the agreements contained in this Section 7.3(b) are integral parts of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay in a timely manner the amounts due pursuant to this Section 7.3(b), and, in order to obtain such payment, Parent makes a claim that results in a judgment against the Company for the amounts set forth in this Section 7.3(b), the Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 7.3(b) at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made. Payment of the fees described in this Section 7.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

(iv)       Certain Definitions.   For the purposes of this Section 7.3(b) only, “Acquisition,” with respect to the Company, shall mean any of the following transactions (other than the transactions contemplated by this Agreement): (A) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent thereof, (B) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company’s business immediately prior to such sale, or (C) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by the Company or such Person or group), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of fifty percent (50%) of the voting power of the then outstanding shares of capital stock of the Company.

(c)        Payment by Parent.   In the event that this Agreement is terminated by the Company pursuant to Section 7.1(b) and at such time (i) all conditions to the party’s obligations to consummate the Merger pursuant to Article VI shall have been satisfied or waived in accordance with the terms of this Agreement and (ii) Parent shall not have available the funds pursuant to the Debt Financing or any substitute financing sufficient to consummate the Merger and the transactions contemplated hereby, then Parent shall pay to the Company an amount equal to $700,000 in immediately available funds within two business days of such termination, and upon such payment neither Parent nor Merger Sub shall have any further liability with respect to this Agreement or the transactions contemplated hereby to the Company.

7.4        Amendment.   Subject to applicable Legal Requirements, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with Merger by the stockholders of the

Company; provided, however, after such approval, no amendment shall be made which by applicable Legal Requirements or in accordance with the rules of any relevant stock exchange requires further approval by the stockholders of the Company without such further stockholder approval. This Agreement may not be amended except by execution of an instrument in writing signed on behalf of each of Parent, Merger Sub and the Company.

7.5        Extension; Waiver.   At any time prior to the Effective Time, any party hereto, by action taken or authorized by its respective Board of Directors, may, to the extent legally allowed: (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

ARTICLE VIII
GENERAL PROVISIONS

8.1        Non-Survival of Representations and Warranties.   The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement, or any instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

8.2        Notices.   All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) of transmission by facsimile, or (c) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(a)	if to Parent or Merger Sub, to:

Nightingale Informatix Corporation
3760 14th Avenue Suite 200
Markham, Ontario L3R 3T7
Attention: Chief Executive Officer
Fax: (905) 415-8780

with a copy to:

Hayden Bergman Rooney, Professional Corporation
150 Post Street, Suite 650
San Francisco, CA 94108
Attention: Kevin K. Rooney, Esq.
Fax: (866) 409-3373

(b)	if to the Company, to:

VantageMed Corporation
11060 White Rock Road
Suite 210
Rancho Cordova, CA 95670
Attention: Chief Executive Officer
Fax: (408) 516-9486

with a copy to:

DLA Piper US LLP
400 Capitol Mall, Suite 2400
Sacramento, CA 95814
Attention: Kevin Coyle, Esq.
Fax: (916) 930-3201

8.3        Interpretation; Knowledge.

(a)        When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a section of this Agreement unless otherwise indicated. For purposes of this Agreement, the words “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to “the business of” an entity, such reference shall be deemed to include the business of such entity and its Subsidiaries, taken as a whole.

When reference is made herein to a “business day,” such reference shall mean any day, other than a Saturday, Sunday and any day which is a legal holiday under the laws of the State of California or is a day on which banking institutions located in San Francisco, California are authorized or required by law or other governmental action to close.

(b)        For purposes of this Agreement, the term “Knowledge” means, with respect to any fact or matter in question, (i) with respect to the Company, that any of Steven Curd, Liesel Loesch, Mark Cameron or Rick Altinger has actual knowledge of such fact or matter after appropriate inquiry of those employees who have managerial responsibility in respect of the matter of such inquiry, or (ii) with respect to Parent, with respect to the Company, that any of Sam Chebib or Nick Vaney has actual knowledge of such fact or matter after appropriate inquiry of those employees who have managerial responsibility in respect of the matter of such inquiry.

(c)        For purposes of this Agreement, the term “Material Adverse Effect,” when used in connection with an entity, means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, that is or is reasonably likely to be (i) materially adverse to the business, assets (including intangible assets), capitalization, financial condition or results of operations of such entity taken as a whole with its Subsidiaries or (ii) materially impedes the ability of such entity to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Legal Requirements; provided, however, that, for purposes of clause (i) above, in no event shall any of the following, alone or in combination, be deemed to constitute, nor shall any of the following be taken into account in determining whether there has been or will be, a Material Adverse Effect on any entity: (A) the direct Effect of the public announcement, pendency or consummation of the transactions contemplated hereby on current or prospective customers of such entity or revenues therefrom (provided that the exception in this clause (A) shall not apply to the use of the term “Material Adverse Effect” in Sections 6.2(a) and 6.3(a) with respect to the representations and warranties contained in Sections 2.3, 2.7(k), 2.9, 2.12(g), 2.15(c), 2.17, 2.18, 2.19 and 3.2), (B) changes in general economic conditions or changes affecting the industry generally in which such entity operates (provided that such changes do not affect Viper in a disproportionate manner), or (C) changes in trading prices for such entity’s common stock that is otherwise unrelated to a Material Adverse Effect.

(d)        For purposes of this Agreement, the term “Person” shall mean any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization, entity or Governmental Entity.

8.4        Counterparts.   This Agreement may be executed in two or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

8.5        Entire Agreement; Third-Party Beneficiaries.   This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Letter (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement and (b) are not intended to confer upon any other Person any rights or remedies hereunder following the Effective Time. Notwithstanding the foregoing, after the Effective Time the Indemnified Persons shall be third party beneficiaries of, and entitled to enforce, Section 5.16 hereof.

8.6        Severability.   In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision.

8.7        Other Remedies.   Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any otherremedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

8.8        Governing Law; Specific Performance; Jurisdiction.

(a)        This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

(b)        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware).

(c)        Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve in accordance with this Section 8.8, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable Legal Requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper, or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

8.9        Rules of Construction.   The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.10     Assignment.   No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. Any purported assignment in violation of this Section 8.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

8.11     Waiver of Jury Trial.   EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, MERGER SUB OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank—Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.

NIGHTINGALE INFORMATIX
CORPORATION
By:	/s/ SAM CHEBIB
Name: Sam Chebib
Title: Chief Executive Officer
VIPER ACQUISITION CORPORATION
By:	/s/ SAM CHEBIB
Name: Sam Chebib
Title: Chief Executive Officer
VANTAGEMED CORPORATION
By:	/s/ STEVEN CURD
Name: Steven Curd
Title: Chief Executive Officer

Signature Page to Agreement and Plan of Merger

ANNEX B

Healthcare Growth Partners, Inc.

February 16, 2007

Board of Directors
VantageMed Corporation
3017 Kilgore Road
Suite 180
Rancho Cordova, CA 95670

Ladies and Gentlemen:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock (collectively the “Stockholders”) of VantageMed Corporation (the “Company”) of the $0.75 per share in cash (the “Merger Consideration”) proposed to be paid to the Stockholders pursuant to the Agreement and Plan of Merger dated as of February 16, 2007 (the “Merger Agreement”) by and among Nightingale Informatix Corporation (“Nightingale”), VIPER Acquisition Corporation, a wholly-owned subsidiary of Nightingale (“Merger Sub”), and the Company. Pursuant to the terms of and subject to the conditions set forth in the Merger Agreement, the Company will be merged into Merger Sub (the “Merger”) and each share of common stock of the Company, $0.001 par value per share, will be converted into the right to receive the Merger Consideration upon consummation of the Merger.

In connection with our review of the proposed Merger and the preparation of our opinion herein, we have examined:

(a)          the Merger Agreement;

(b)         certain audited financial statements of the Company for the three years ended December 31, 2005;

(c)          the unaudited financial statements of the Company for the nine months ended September 30, 2006;

(d)         the estimated financial results of the Company for the twelve months ended December 31, 2006;

(e)          the reports on Form 10K for the year ended December 31, 2005 and the Form 10Q for the quarter ended September 30, 2006 for the Company;

(f)            certain internal business, operating and financial information of the Company prepared by the senior management of the Company;

(g)          certain short-term financial projections (the “Short-Term Projections”) prepared by the senior management of the Company;

(h)         certain long-term financial forecasts (the “Forecasts”) we derived based on discussions with members of senior management of the Company;

(i)            the financial position and operating results of the Company compared with those of certain other publicly traded companies we deemed relevant;

(j)             information about publicly available regarding financial terms of certain other business combinations we deemed relevant;

(k)         current and historical market prices and trading volumes of the common stock of the Company;

(l)            certain other publicly available information related to the Company.

We have also held discussions with members of the senior management of the Company to discuss the foregoing, have considered other matters which we have deemed relevant to our inquiry and have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant.

In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the information examined by or otherwise reviewed or discussed with us for purposes of this opinion including without limitation the Short-Term Projections provided by senior management. We have not made or obtained an independent valuation or appraisal of the assets, liabilities or solvency of the Company. We have been advised by the senior management of the Company that the Short-Term Projections examined by us have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the senior management of the Company. In that regard, we have assumed, with your consent, that (i) the Short-Term Projections and the Forecasts will be achieved and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no opinion with respect to the Short-Term Projections and the Forecasts or the estimates and judgments on which they are based. We were not requested to, and did not, participate in the negotiation or structuring of the Merger nor were we asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion herein is based upon economic, market, financial and other conditions existing on, and other information disclosed to us as of, the date of this letter. It should be understood that, although subsequent developments may affect this opinion, we do not have any obligation to update, revise or reaffirm this opinion. We have relied as to all legal matters on advice of counsel to the Company, and have assumed that the Merger will be consummated on the terms described in the Merger Agreement, without any waiver of any material terms or conditions by the Company. We were not requested to, nor did we, seek alternative participants for the proposed Merger.

Healthcare Growth Partners, Inc. has been engaged in the investment banking business since 2005. We continually undertake the valuation of investment securities in connection with private placements, business combinations, and similar transactions. The Company has agreed to indemnify us against certain liabilities arising out of our engagement.

We are expressing no opinion herein as to the price at which the common stock of the Company will trade at any future time or as to the effect of the Merger on the trading price of the common stock of the Company.

Our investment banking services and our opinion were provided for the use and benefit of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement. Our opinion is limited to the fairness, from a financial point of view, to the stockholders of the Company of the Merger Consideration in connection with the Merger, and we do not address the merits of the underlying decision by the Company to engage in the Merger and this opinion does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the proposed Merger. It is understood that this letter may not be disclosed or otherwise referred to without prior written consent, except that the opinion may be included in its entirety in a proxy statement mailed to the stockholders by the Company with respect to the Merger.

Based upon and subject to the foregoing, it is our opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the Stockholders.

Very truly yours,
/s/ HEALTHCARE GROWTH PARTNERS, INC.
HEALTHCARE GROWTH PARTNERS, INC.

ANNEX C

DELAWARE GENERAL CORPORATION LAW—SECTION 262 APPRAISAL RIGHTS

§ 262. Appraisal rights

(a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 257, § 258, § 263 or § 264 of this title:

(1)   Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of § 251 of this title.

(2)   Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.      Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.      Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c.      Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d.      Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)   Appraisal rights shall be perfected as follows:

(1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)   If the merger or consolidation was approved pursuant to § 228 or § 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h)   After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

ANNEX D

FORM OF

COMPANY VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February      , 2007, by and between Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario (“Parent”), and the undersigned stockholder and/or optionholder (the “Stockholder”) of VantageMed Corporation, a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the representative meanings assigned to them in the Merger Agreement (as defined below).

RECITALS

A.    As of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page hereto.

B.     Concurrently with the execution of this Agreement, Parent, Viper Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof, as may be amended from time to time in a manner not materially adverse to Stockholder (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”), and all outstanding capital stock of the Company will be converted into the right to receive the Per Share Merger Consideration, as set forth in the Merger Agreement; and

C.     In consideration of the execution of the Merger Agreement by Parent, the Stockholder has agreed to support the Merger on the terms specified herein.

AGREEMENT

In consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)    “Expiration Date” shall mean the earliest to occur of (i) such date and time as any party to the Merger Agreement provides notice of termination thereunder, (ii) the date on which the Merger Agreement is amended, supplemented or modified to lower the Per Share Merger Consideration, or Parent or Merger Sub make any written proposal or announcement indicating that it intends to lower the Per Share Merger Consideration, and (iii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

(b)   “Shares” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement and such other shares of capital stock of the Company over which the Stockholder has voting power as indicated on the signature page hereto, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of

Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Termination Date.

(c)    “Superior Offer” shall mean an offer made by a third party to acquire, directly or indirectly, pursuant to a tender offer, exchange offer, merger, consolidation or other business combination, all or substantially all of the assets of the Company or a majority of the total outstanding voting securities of the Company as a result of which the stockholders of the Company immediately preceding such transaction would hold less than fifty percent (50%) of the equity interests in the surviving or resulting entity of such transaction or any direct or indirect parent or subsidiary thereof, on terms that Stockholder has in the good faith exercise of its business judgment concluded to be more favorable, from a financial point of view, to Stockholder (in its capacity as a stockholder of the Company) than the terms of the Merger.

(d)   “Superior Offer Termination Event” shall mean the all of the following conditions in clauses (1) through (3) are met:

(1)   a Superior Offer with respect to the Company has been made and has not been withdrawn;

(2)   Stockholder shall have provided written notice to Parent and the Company of its determination that a Superior Offer exists and it intends to terminate this Agreement two business days following such notice; and

(3)   the Superior Offer remains a Superior Offer for a period of at least two business days after it has been communicated to Parent and the Company.

(e)    “Termination Date” shall mean the date this Agreement is terminated in accordance with Section 6.

(f)    Transfer. A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.     Transfer of Shares.

(a)    No Transfer of Shares. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Termination Date or termination of this Agreement in accordance its terms, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected; provided that, (i) notwithstanding the foregoing, the Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder and/or any member of the Stockholder’s immediate family provided that each such transferee shall have (A) executed a counterpart of this Agreement and (B) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, “immediate family” means Stockholder’s spouse, parents, siblings, children or grandchildren; (ii) the Stockholder shall have the right, without notice to Parent or any other Person, to exercise any option, convert any convertible security or exercise any right to exchange any security for Common Stock or subscribe for any such shares of Common Stock; and (iii) the Stockholder shall have the right, without notice to Parent or any other Person, to sell Shares for a gross price per share at least equal to $0.825 (subject to adjustment in the event of any stock split, reverse stock split, stock dividend or reclassification or recapitalization of the Common Stock).

(b)   No Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Termination Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Shares (other than this Agreement).

3.     Agreement to Vote Shares. Until the Termination Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote or cause to be voted all Shares then entitled to vote:

(a)    in favor of adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby and any action required in furtherance thereof; and

(b)   against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement, including any proposal for the acquisition or purchase of the Company’s assets or capital stock by any Person (other than Parent).

Prior to the Termination Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.     Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Termination Date:

(a)    the Stockholder is (and will be, except with respect to any Shares that are Transferred pursuant to Section 2(a)) the beneficial owner of the Shares, with full and sole power to vote or direct the voting of all the Shares entitled to vote, without restriction, for and on behalf of all beneficial owners of the Shares;

(b)   the Shares are (and will be, unless Transferred pursuant to Section 2(a)) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature, except for those imposed by applicable law and those created pursuant to this Agreement;

(c)    the Stockholder does not beneficially own any securities of the Company other than the Shares;

(d)   the Stockholder has, with respect to all of the Shares (and will have, except with respect to any Shares that are Transferred pursuant to Section 2(a)), legal capacity and all requisite power and authority to make, enter into and perform the terms of this Agreement;

(e)    this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms;

(f)    this execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any material Legal Requirement or Permit applicable to the Stockholder or result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Stockholder’s rights or alter the rights or obligations or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract applicable to the Shares, or result in the creation of a Lien on any of the Shares; and

(g)    except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Share, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust.

5.     Notice of Any Acquisition Proposal. Parent shall provide a copy of each notice received by Parent pursuant to Section 5.3(b) of the Merger Agreement shall be sent promptly to Stockholder. Any such information provided to Stockholder shall be deemed confidential information and Stockholder will keep such information strictly confidential and will not (except as required by applicable law or stock exchange requirement, regulation or legal process) disclose to any person any such information prior to such information becoming publicly available other than as a result of a disclosure by Stockholder or its officers, directors, employees, agents and other representatives (“Representatives”) in violation of this Agreement. Stockholder is aware, and will advise its Representatives who are informed of the matters that are the subject of this Section 5, of the restrictions imposed by the United States securities laws on the purchase or sale of securities by any person who has received material, non-public information from the issuer of such securities and on the communication of such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell such securities in reliance upon such information.

6.     Termination. This Agreement shall terminate, and be of no further force and effect:

(a)    automatically upon the Expiration Date; and

(b)   upon written notice by Stockholder to the Company and Parent upon the occurrence of a Superior Offer Termination Event.

7.     Miscellaneous.

(a)    Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by the other party hereto. The waiver of any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

(b)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day followings such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)    if to Stockholder, to the address set forth on the respective signature page of this Agreement;

with a copy to:

Lowenstein Sandler PC
65 Livingston Avenue
Roseland, NJ 07068
Attention:  John D. Hogoboom
Fax: (973) 597-2383

(ii)   if to Parent to:

Nightingale Informatix Corporation
3760 14th Avenue Suite 200
Markham, Ontario L3R 3T7
Attention: Nick Vaney, Chief Financial Officer
Fax: (905) 415-8780

with a copy to:

Hayden Bergman Rooney, Professional Corporation
150 Post Street, Suite 650
San Francisco, CA 94108
Attention: Kevin K. Rooney, Esq.
Fax: (866) 409-3373

(c)    Interpretation. When reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreements shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)   Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the counterpart.

(e)    Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understands, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement executed by each of the parties hereto.

(f)    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision. This Agreement shall, and it is the intent of the parties that this Agreement shall, not preclude the Board of Directors of the Company or any member thereof from exercising their fiduciary duties as required by applicable law.

(g)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(h)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principle of conflicts of law thereof.

(i)    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j)     Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(k)   Waiver of Jury Trial. EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWOSE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank—Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

NIGHTINGALE INFORMATIX CORPORATION
By:
Name:
Title:
STOCKHOLDER:

(Print Stockholder Name)
By:
(Signature)
Name:
(Print Name)
Title:

Telephone No.

Facsimile No.
Shares beneficially owned:
shares of the Company Common Stock
shares of the Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights
Address:

ANNEX E

FORM OF

COMPANY VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of February      , 2007, by and between Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario (“Parent”), and the undersigned stockholder and/or optionholder of the Company (the “Stockholder”) of VantageMed Corporation, a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the representative meanings assigned to them in the Merger Agreement (as defined below).

RECITALS

A.    As of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of such number of shares of the outstanding capital stock of the Company, and such number of shares of capital stock of the Company issuable upon the exercise of outstanding options and warrants, as is indicated on the signature page hereto.

B.     Concurrently with the execution of this Agreement, Parent, Viper Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”) and the Company are entering into an Agreement and Plan of Merger, dated as of the date hereof, and as may be amended from time to time (the “Merger Agreement”), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company, with the Company as the surviving corporation (the “Merger”), and all outstanding capital stock of the Company will be converted into the right to receive the Per Share Merger Consideration, as set forth in the Merger Agreement; and

C.     In consideration of the execution of the Merger Agreement by Parent, the Stockholder has agreed to vote the Shares (as defined below), so as to facilitate consummation of the Merger.

AGREEMENT

In consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.     Certain Definitions. For all purposes of and under this Agreement, the following terms shall have the following respective meanings:

(a)    “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

(b)   “Shares” shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) owned by the Stockholder as of the date of this Agreement and such other shares of capital stock of the Company over which the Stockholder has voting power as indicated on the signature page hereto, and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which the Stockholder acquires beneficial ownership during the period commencing with the execution and delivery of this Agreement until the Expiration Date.

(c)    Transfer. A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly (i) sells, pledges, encumbers, grants an option with respect to, transfers or otherwise disposes of such security or any interest therein (including any voting interest), or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

2.     Transfer of Shares.

(a)    No Transfer of Shares. The Stockholder hereby agrees that, at all times during the period commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not cause or permit any Transfer of any of the Shares to be effected, or discuss, negotiate or make any offer regarding any Transfer of any of the Shares without the prior written consent of Parent; provided that, notwithstanding the foregoing, the Stockholder shall not be restricted from effecting a Transfer of any Shares to any member of the Stockholder’s immediate family or to a trust for the benefit of the Stockholder and/or any member of the Stockholder’s immediate family provided that each such transferee shall have (i) executed a counterpart of this Agreement and a proxy in the form attached hereto as Exhibit A (with such modifications as Parent may reasonably request) and (ii) agreed in writing to hold such Shares, or such interest therein, subject to all of the terms and conditions set forth in this Agreement. For purposes of this Agreement, “immediate family” means Stockholder’s spouse, parents, siblings, children or grandchildren.

(b)   No Transfer of Voting Rights. The Stockholder hereby agrees that, at all times commencing with the execution and delivery of this Agreement until the Expiration Date, the Stockholder shall not deposit, or permit the deposit of, any Shares in a voting trust, grant any proxy in respect of the Shares, or enter into any voting agreement or similar arrangement or commitment with respect to any of the Shares (other than, in each case, this Agreement and the Proxy (as defined in Section 4)).

3.     Agreement to Vote Shares. Until the Expiration Date, at every meeting of stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, and on every action or approval by written consent of stockholders of the Company with respect to any of the following, the Stockholder shall vote, to the extent not voted by the Person(s) appointed under the Proxy, the Shares:

(a)    in favor of adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby and any action required in furtherance thereof;

(b)   in favor of any matter that could reasonably be expected to facilitate the Merger, including waiving any notice that may be required related to Merger;

(c)    against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement, including any proposal for the acquisition or purchase of the Company’s assets or capital stock by any Person (other than Parent);

(d)   against any other matter that could reasonably be expected to facilitate any acquisition or purchase of the Company’s assets or capital stock by any Person (other than Parent); and

(e)    against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

Prior to the Expiration Date, the Stockholder shall not enter into any agreement or understanding with any Person to vote or give instructions in any manner inconsistent with the terms of this Section 3.

4.     Irrevocable Proxy. Concurrently with the execution of this Agreement, the Stockholder agrees to deliver and hereby delivers to Parent a proxy in the form attached hereto as Exhibit A (the “Proxy”), which shall be coupled with an interest and, until the Expiration Date, be irrevocable to the fullest extent permissible by applicable law, with respect to the Shares.

5.     Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that, as of the date hereof and at all times until the Expiration Date:

(a)    the Stockholder is (and will be, except with respect to any Shares that are Transferred pursuant to Section 2(a)) the beneficial owner of the Shares, with full and sole power to vote or direct the voting of all the Shares, without restriction, for and on behalf of all beneficial owners of the Shares;

(b)   the Shares are (and will be, unless Transferred pursuant to Section 2(a)) free and clear of any liens, pledges, security interests, claims, options, rights of first refusal, co-sale rights, charges or other encumbrances of any kind or nature;

(c)    the Stockholder does not (and will not) beneficially own any securities of the Company other than the Shares;

(d)   the Stockholder has, with respect to all of the Shares (and will have, except with respect to any Shares that are Transferred pursuant to Section 2(a)), legal capacity and all requisite power and authority to make, enter into and perform the terms of this Agreement and the Proxy;

(e)    this Agreement has been duly and validly executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms;

(f)    this execution and delivery of this Agreement by the Stockholder do not, and the consummation of the transactions contemplated hereby will not, conflict with or violate any material Legal Requirement or Permit applicable to the Stockholder or result in any breach of or constitute a material default (or an event that with notice or lapse of time or both would become a material default) under, or materially impair the Stockholder’s rights or alter the rights or obligations or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Contract applicable to the Shares, or result in the creation of a Lien on any of the Shares; and

(g)    except as expressly contemplated hereby, the Stockholder is not a party to, and the Shares are not subject to or bound in any manner by, any contract or agreement relating to the Share, including without limitation, any voting agreement, option agreement, purchase agreement, stockholders’ agreement, partnership agreement or voting trust.

6.     Legending of Shares. If so requested by Parent, the Stockholder hereby agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Subject to the terms of Section 2, the Stockholder hereby agrees that the Stockholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

7.     Consent and Waiver. Stockholder (not in his or her capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreement to which such Stockholder is a party or pursuant to any rights such Stockholder may have.

8.     Miscellaneous.

(a)    Waiver. No waiver by any party hereto of any condition or any breach of any term or provision set forth in this Agreement shall be effective unless in writing and signed by the other party hereto. The waiver of any breach of any term or provision of this Agreement shall not operate as or be construed to be a waiver of any other previous or subsequent breach of any term or provision of this Agreement.

(b)   Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt (or, the first business day followings such receipt if the date is not a business day) of transmission by facsimile, or (iii) on the date of confirmation of receipt (or, the first business day following such receipt if the date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i)    if to Stockholder, to the address set forth on the respective signature page of this Agreement;

with a copy to:

DLA Piper US LLP
400 Capitol Mall, Suite 2400
Sacramento, CA 95814
Attention: Kevin Coyle, Esq.
Fax: (916) 930-3201

(ii)   if to Parent to:

Nightingale Informatix Corporation
3760 14th Avenue Suite 200
Markham, Ontario L3R 3T7
Attention: Nick Vaney, Chief Financial Officer
Fax: (905) 415-8780

with a copy to:

Hayden Bergman Rooney, Professional Corporation
150 Post Street, Suite 650
San Francisco, CA 94108
Attention: Kevin K. Rooney, Esq.
Fax: (866) 409-3373

(c)    Interpretation. When reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section or Exhibit of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the context may require, any pronouns used in this Agreements shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(d)   Counterparts. This Agreement may be executed in two or more counterparts, including by facsimile, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the counterpart.

(e)    Entire Agreement; Amendment. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understands, both written and oral, among the parties with respect to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing specifically referencing this Agreement executed by each of the parties hereto.

(f)    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the greatest extent possible, the economic, business and other purposes of such void or unenforceable provision. This Agreement shall, and it is the intent of the parties that this Agreement shall, not preclude the Board of Directors of the Company or any member thereof from exercising their fiduciary duties as required by applicable law.

(g)    Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

(h)   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principle of conflicts of law thereof.

(i)    Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j)     Binding Effect; Assignment. Stockholder may not assign either this Agreement or any of the rights, interests, or obligations hereunder without the prior written approval of Parent. Any purposed assignment in violation of this Section 8(j) shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(k)   Waiver of Jury Trial. EACH OF PARENT AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWOSE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT OR STOCKHOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[Remainder of Page Intentionally Left Blank—Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed individually or by its respective duly authorized officer as of the date first written above.

NIGHTINGALE INFORMATIX CORPORATION
By:
Name:
Title:
STOCKHOLDER:

(Print Stockholder Name)
By:
(Signature)
Name:
(Print Name)
Title:

Telephone No.

Facsimile No.
Shares beneficially owned:
shares of the Company Common Stock
shares of the Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights
Address:

r

[Signature Page to Company Voting Agreement]

EXHIBIT A

IRREVOCABLE PROXY

The undersigned stockholder of VantageMed Corporation, a Delaware corporation (the “Company”), hereby irrevocably (to the fullest extent permitted by law) appoints the directors on the Board of Directors of Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario (“Parent”), and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the “Shares”) in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned stockholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the execution of this Proxy by the undersigned, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned hereby agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

This Proxy is irrevocable (to the fullest extent permitted by law), is coupled with an interest and is granted pursuant to that certain Company Voting Agreement of even date herewith by and between Parent and undersigned stockholder (the “Voting Agreement”), and is granted in consideration of Parent entering into that certain Agreement and Plan Merger (the “Merger Agreement”), by and among Parent, Viper Acquisition Corporation (“Merger Sub”) and the Company, which provides for the merger of the Merger Sub with and into the Company in accordance with its terms (the “Merger”). As used herein, the term “Expiration Date” shall mean the earlier to occur of (i) such date and time as the Merger Agreement shall have been validly terminated pursuant to its terms or (ii) such date and time as the Merger shall become effective in accordance with the terms and conditions set forth in the Merger Agreement.

The attorneys and proxies named above, and each of them, are hereby authorize and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned’s attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special, adjourned or postponed meeting of stockholders of the Company and in every written consent in lieu of such meeting:

(i)    in favor of adoption of the Merger Agreement and approval of the Merger and the transactions contemplated thereby and any action required in furtherance thereof;

(ii)   in favor of any matter that could reasonably be expected to facilitate the Merger, including waiving any notice that may be required related to Merger;

(iii)  against approval of any proposal made in opposition to, or in competition with, consummation of the Merger and the transactions contemplated by the Merger Agreement, including any proposal for the acquisition or purchase of the Company’s assets or capital stock by any Person (other than Parent);

(iv)  against any other matter that could reasonably be expected to facilitate any acquisition or purchase of the Company’s assets or capital stock by any Person (other than Parent); and

(v)    against any other action that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement.

The attorneys and proxies named above may not exercise this Proxy to vote, consent or act on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

This Proxy is irrevocable (to the fullest extent permitted by law). This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

Dated: February       , 2007

Signature of Stockholder:
Print Name of Stockholder:
Shares beneficially owned:
shares of the Company Common Stock
shares of the Company Common Stock issuable upon the exercise of outstanding options, warrants or other rights

APPENDIX A

Form of Proxy Card

VANTAGEMED CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder(s) of VantageMed Corporation, a Delaware corporation, (“Registered Stockholder(s)”) hereby appoint(s) Steven Curd and Liesel Loesch, and each of them, the true and lawful attorney’s in fact of the registered stockholder(s) with full power of substitution, as proxy holder or proxy holders of the Registered Stockholder(s), to attend, the Special Meeting (as defined below) and to vote all of the shares of VantageMed common stock standing in the name of the Registered Stockholder(s), or which the Registered Stockholder(s) may be entitled to vote, for and on behalf of the Registered Stockholder(s) in respect of all matters that may properly come before the special meeting of the stockholders of VantageMed Corporation to be held at the Marriott Hotel, 11211 Pointe East Drive, Rancho Cordova, California 95742, at the hour of 10:00 a.m. (local time in Rancho Cordova) on April 18, 2007, and at every postponement and adjournment thereof (the “Special Meeting”), to the same extent and with the same powers as if the undersigned were present at the Special Meeting, or any adjournment or postponement thereof.  The matters for stockholder approval are set forth in the notice of Special Meeting of stockholders and proxy statement dated March 16, 2007, a copy of which the undersigned hereby acknowledge(s) receiving.

(This Proxy Card continues and must be signed on the reverse side)

PLEASE MARK YOUR VOTE IN THE BOX.

	For	Against	Abstain
APPROVAL OF MERGER

To adopt the Agreement and Plan of Merger, dated February 16, 2007, by and among Nightingale Informatix Corporation, a corporation existing under the laws of the Province of Ontario, Canada, VantageMed Corporation, a Delaware corporation, and Viper Acquisition Corporation, a Delaware corporation, and to approve the merger contemplated thereby.

	☐	☐	☐

In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the Special Meeting. This Proxy Card, when properly executed, will be voted in the manner directed by the undersigned stockholder(s).  If this Proxy Card is properly executed but no specific direction is made, this Proxy Card will be voted “FOR” the adoption of the merger agreement and the approval of the merger.  The undersigned hereby revokes any proxy or proxies previously given.

Dated:	Signature:

Please sign exactly as name appears below. When shares are held jointly, both stockholders should sign. When signing as attorney, executor, administrator, trustee or guardian, please indicate full title as such. If a corporation, please indicate full corporate name and sign by the president or another authorized officer and specify the officer’s capacity. If a partnership, please sign in partnership name by authorized person.

If you receive more than one Proxy Card, please sign, date and return all such cards in the accompanying envelope.

SIGN HERE:
Please Print Name:
Date:

THIS PROXY CARD IS NOT VALID UNLESS IT IS SIGNED AND DATED.
Please sign, date and return this Proxy Card today, using the enclosed envelope.

SEE IMPORTANT INFORMATION AND INSTRUCTIONS ON THE FOLLOWING PAGE.

You should not send your stock certificates until you have received transmittal materials from the exchange agent.  Please DO NOT return your stock certificates with this Proxy Card.